THE FBR FUNDS

FBR Pegasus FundTM

FBR Pegasus Mid Cap FundTM

FBR Pegasus Small Cap FundTM

FBR Pegasus Small Cap Growth FundTM

FBR Focus Fund

FBR Large Cap Financial Fund

FBR Small Cap Financial Fund

FBR Technology Fund

FBR Gas Utility Index Fund

FBR Fund for Government Investors

Annual Report

October 31, 2008

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The FBR Funds

Annual Letter to Shareholders

Dear Shareholder,

Investor trust and confidence are key drivers of our financial markets and the economy. Over the trailing twelve months ended October 31, 2008, which constitutes The FBR Funds’ fiscal year, both have been severely impaired if not permanently altered by the global financial crisis. The failure, merger or conservatorship of several major U.S. financial institutions has completely transformed the financial landscape and the resulting collateral damage to date is incalculable.

The S&P 500 Index, which covers over 75% of the U.S. equity markets, finished the fiscal year down -36.10% as every sector of the capital markets recorded double digit losses led by Financial Services and Information Technology. No asset class (e.g. large, mid and small) or style of investing (e.g. value and growth) was left unscathed as all categories were down more than 30% over the course of the reporting period leaving investors with nowhere to hide.

The downward spiral in asset prices associated with the massive de-leveraging of the financial sector and the seizure of the credit markets prompted the U.S. Treasury and the Federal Reserve Board (the “Fed”) to orchestrate and lead a global response to what could prove to be the worst financial crisis in history. Through the Troubled Asset Relief Program (TARP) the Treasury will attempt to increase the liquidity and re-establish a market in mortgage-backed securities and whole loans with up to $800 billion in newly printed dollars. To this end the Treasury has purchased preferred equity stakes in several major U.S. financial institutions and could potentially extend its capital to thousands of smaller banks to stabilize capital and reserve positions and restore investor confidence. The Fed has aggressively expanded its balance sheet, reduced the Fed Funds rate to 1.0% and opened the discount window to both depository and non-depository institutions.

Despite the unprecedented government policy response to the credit crisis to restore investor confidence, selling in the equity markets did not discriminate relative to market capitalization, investment style, or sector, as all areas experienced significant redemptions of assets. According to Morningstar, in the month of September investors pulled an estimated $47.5 billion out of mutual funds, the largest surge of monthly net redemptions in the history of the mutual fund industry. The FBR Funds were not immune to the redemption activity. However, I am pleased to report that in the volatile month of September, four of our nine equity funds experienced positive net inflows which is a testament not only to the quality of our investment process but also to the enduring nature of the relationships we have established with our shareholders.

Broad market declines, especially of this magnitude, are disturbing and test the merits of every investing axiom. As you are aware, one of the hallmarks of our investment philosophy is to maintain a long-term orientation, and patience is a needed virtue in this environment. The 2008 fiscal year was without question the most volatile and challenging period in the Funds’ eleven year history. Since inception, our approach to balancing short-term risk against long-term potential has always focused on limiting downside participation through the selection of individual companies with superior balance sheet strength, defensive business models, and healthy profit margins able to be purchased at reasonable valuations.

Reporting negative short-term performance to shareholders is always disheartening. However, against this backdrop of volatility, chaos and complete dislocation in the capital markets, we are more encouraged and confident than ever before in the long-term merits and legitimacy of the fundamental investment philosophy and process that serves as a guide for all of our portfolios. For the 2008 fiscal year all nine of our equity funds, both traditional asset class and specialty, delivered on our objective of providing investors with downside protection by outperforming each of their respective Morningstar peer group category averages. We firmly believe that on a relative and absolute basis, outperformance in difficult markets is a key factor of creating long-term wealth for our shareholders.

As we begin fiscal year 2009, I would like to bring to your attention the fact that the FBR Pegasus Fund™ (FBRPX) received its first Morningstar Rating™ at the beginning of December. After three full years of investment performance, the Fund received five-stars, which is Morningstar’s highest rating. The five-star rating should provide investors with an additional layer of confidence that the Pegasus Fund is a high-quality large-cap core solution for any diversified portfolio.

The Overall Morningstar Rating™ for a fund is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-yr (if applicable) Morningstar Rating metrics. Morningstar proprietary ratings reflect risk-adjusted performance as of the period stated above. For each fund with at least a 3-yr history, Morningstar calculates a Morningstar Rating™ based on a Morningstar risk-adjusted return measure that accounts for variation in a fund’s monthly performance placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. The FBR Pegasus Fund™ received 5 stars for the 3-yrs ended 11/30/08 among 1738 large blend funds respectively.

Regardless of capitalization and industry sector, all of The FBR Funds are about respecting your money. Our goal is to achieve attractive returns that are balanced, focused on the long-term and ever mindful of the downside risks associated with equity investing. If you would like more timely updates, fbrfunds.com provides monthly performance data, and other important fund information.

All of us at The FBR Funds want to thank you for your continued support, and we look forward to serving your investment needs in the years ahead. As always, we welcome your questions and comments. You can reach us via e-mail at fbrfundsinfo@fbr.com or toll free at 888.200.4710.

Sincerely,

David Ellison
President, Chief Investment Officer and Trustee
The FBR Funds

Past performance is no guarantee of future results. The performance data quoted represents past performance and the current performance may be lower or higher than the data quoted. Investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original value. The performance data does not reflect the deduction of redemption fees and if reflected, the redemption fee would reduce the performance quoted. To obtain performance data current to the most recent month-end call 888.888.0025.

The FBR Funds

FBR Pegasus FundTM

Management Overview

Portfolio Manager(s): Robert Barringer, CFA® and Ryan Kelley, CFA®

Over the recent fiscal year, how did the Fund perform?

For the one-year period ended October 31, 2008, the Investor Class of the FBR Pegasus Fund™ returned -32.37%. This compares to the S&P 500 Index and the Morningstar Large Blend Category average which returned -36.10% and -37.25% for the same period respectively.

What factors contributed to the Fund’s performance?

During this tumultuous year, the Fund outperformed its benchmark, the S&P 500 Index, by 373 (+3.73%) basis points and its peers, represented by the Morningstar Large Blend Category average, by 488 (+4.88%) basis points. While we are disappointed (along with many investors) with the overall negative returns, we are encouraged by our relative performance during an extremely difficult market. The FBR Funds are driven by a philosophy of outperforming when markets are falling, and we feel that this year provided solid proof that downside protection is extremely beneficial over the long-term.

Our performance was driven primarily by stock selection. Our disciplined stock selection process and long-term orientation provided better returns to our shareholders relative to the market and peers. Our analysis shows that the key drivers of the Fund’s outperformance relative to its benchmark during the fiscal year were our ability to choose and weight individual securities within each sector, regardless of a sector’s overall performance. Simply put, we strive to own the right companies with superior fundamental characteristics, regardless of its sector’s performance.

Sector selection, a description of a fund’s exposure to different industries relative to its benchmark, was the second major determinant of fund performance. While we as fund managers do not try to time market movements as a whole or within sectors, we do find valuable information in comparing our funds’ sector positions to their benchmarks. Relative to the S&P 500 Index, the Fund benefited from its underexposure to the industrial and financial sectors as well as its overexposure to the consumer staples and utilities sectors. Similar to last year, financials were the worst performing group of stocks, followed by industrial, material, and information technology stocks. Consumer staples and healthcare were the best performing sectors (although still negative) in the market.

Individual stock selection in the telecommunication services and materials sectors was the single largest detractor from the Fund’s performance relative to the benchmark. The Fund’s overweight to the information technology sector also negatively contributed to relative performance.

What is the outlook for the Fund?

We believe superior long-term investment performance is generated through individual stock selection. Our propensity to invest in industry leading companies with defensive business models, solid management teams and low levels of debt continues to drive our

The FBR Funds

FBR Pegasus FundTM

Management Overview (continued)

stock selection process. The Fund’s cash levels remain between 5% and 15%, well within our comfort range. We diligently seek opportunities to take advantage of the current dislocation in the capital markets to commit new capital in solid, long-term winners at distressed valuations.

As demonstrated above, our disciplined and consistent investment process and ability to under- or over-weight specific sectors of the market allow us to maintain our long-term orientation and construct a well-rounded and balanced portfolio. Our focus on stocks with sound business models, improving fundamentals and attractive valuations affords us the confidence to make investments within underperforming sectors, while preserving capital in declining markets. Overall, we are confident in our investment process as we head into 2009, despite uncertainties that exist in the market.

The opinions expressed in this commentary reflect those of the Portfolio Managers as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Pegasus FundTM

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. S&P 500 Index(1)(3)

Total Returns—For the Periods Ended October 31, 2008(4)

	One Year	Annualized Since Inception(5)	Cumulative Since Inception(6)
FBR Pegasus FundTM Investor Class(1)(2)	(32.37)%	(2.02)%	N/A
FBR Pegasus FundTM I Class(2)(6)	N/A	N/A	(29.30)%
S&P 500 Index(1)(3)	(36.10)%	(8.12)%	(30.19)%

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of redemption fees and if reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

1)

The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the index is unmanaged, does not incur expenses and is not available for investment. The performance of the index includes reinvested dividends, and does not reflect sales charges or expenses.

(2)

FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements, if any; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.

(3

S&P 500 Index is a capitalization-weighted index of 500 stocks. The index is designed to represent the broad domestic economy through changes in aggregate market value of 500 stocks representing all major industries.

(4	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.
(5	For the period November 15, 2005 (commencement of investment operations) through October 31, 2008.
(6	For the period May 30, 2008 (inception of share class) through October 31, 2008.

The FBR Funds

FBR Pegasus FundTM

Portfolio Summary

October 31, 2008

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Information Technology	16.2%
Health Care	15.7%
Financials	15.2%
Consumer Staples	13.4%
Energy	8.8%
Consumer Discretionary	8.0%
Industrials	6.4%
Utilities	4.0%
Telecommunication Services	1.2%
Materials	0.5%
Cash	10.6%

The FBR Funds

FBR Pegasus FundTM

Portfolio of Investments

October 31, 2008

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 90.8%
	Consumer Discretionary — 8.1%
1,150	Abercrombie & Fitch Co., Class A	$33,304
4,600	American Eagle Outfitters, Inc.	51,152
650	Apollo Group, Inc., Class A*	45,182
4,000	Lowe’s Companies, Inc.	86,800
2,350	Target Corp.	94,282
5,150	The Gap, Inc.	66,641

		377,361

	Consumer Staples — 13.6%
1,950	Campbell Soup Co.	74,003
1,475	Colgate-Palmolive Co.	92,571
2,950	The Coca-Cola Co.	129,976
1,200	The Hershey Co.	44,688
1,575	The Procter & Gamble Co.	101,651
3,800	Unilever PLC ADR	85,728
1,850	Wal-Mart Stores, Inc.	103,249

		631,866

	Energy — 8.9%
1,177	Apache Corp.	96,902
1,750	ConocoPhillips	91,035
1,600	Newfield Exploration Co.*	36,768
1,885	Occidental Petroleum Corp.	104,694
1,498	Royal Dutch Shell PLC, Class A ADR	83,603

		413,002

	Financials — 15.5%
1,800	ACE Ltd.	103,248
2,050	Ameriprise Financial, Inc.	44,280
3,400	Bank of America Corp.	82,178
1,600	Comerica, Inc.	44,144
6,300	Hudson City Bancorp, Inc.	118,503
400	IntercontinentalExchange, Inc.*	34,224
1,600	JPMorgan Chase & Co.	66,000
3,100	People’s United Financial, Inc.	54,250
2,050	T. Rowe Price Group, Inc.	81,057
2,700	Wells Fargo & Co.	91,935

		719,819

The FBR Funds

FBR Pegasus FundTM

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
	Health Care — 15.9%
865	Abbott Laboratories	$47,705
275	Alcon, Inc.	24,233
3,350	Applied Biosystems, Inc.	103,281
1,325	Becton, Dickinson and Co.	91,955
820	C.R. Bard, Inc.	72,365
2,175	Eli Lilly and Co.	73,559
1,850	Johnson & Johnson	113,478
1,800	Novartis AG ADR	91,782
2,270	Novo Nordisk A/S ADR	121,467

		739,825

	Industrials — 6.5%
2,150	3M Co.	138,245
900	Burlington Northern Santa Fe Corp.	80,154
1,600	Cummins, Inc.	41,360
1,000	Fastenal Co.	40,260

		300,019

	Information Technology — 16.5%
2,450	Accenture Ltd., Class A	80,973
575	Apple, Inc.*	61,864
1,700	Automatic Data Processing, Inc.	59,415
1,700	Canon, Inc. ADR	58,259
4,100	Cisco Systems, Inc.*	72,857
80	Google, Inc., Class A*	28,749
6,700	Intel Corp.	107,199
560	Kyocera Corp. ADR	33,734
4,850	Microsoft Corp.	108,300
5,850	Oracle Corp.*	106,997
3,500	Total System Services, Inc.	48,090

		766,437

	Materials — 0.5%
750	Freeport-McMoRan Copper & Gold, Inc.	21,825

	Telecommunication Services — 1.2%
1,850	America Movil S.A.B. de C.V., Series L ADR	57,239

The FBR Funds

FBR Pegasus FundTM

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
	Utilities — 4.1%
1,826	Edison International	$64,988
1,675	PG&E Corp.	61,422
1,517	Sempra Energy	64,609

		191,019

	Total Common Stocks (Cost $5,257,648)	4,218,412

	MONEY MARKET FUND — 10.8%
500,803	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $500,803)	500,803

	Total Investments — 101.6% (Cost $5,758,451)	4,719,215

	Liabilities Less Other Assets — (1.6%)	(74,342)

	Net Assets — 100.0%	$4,644,873

*	Non-income producing security
ADR	American Depositary Receipt

Note:	For presentation purposes, the Fund has grouped some of the industry categories. For purposes of categorizing securities for compliance with Section 8(b)(1) of the Investment Company Act of 1940, the Fund uses more specific industry classifications.

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Pegasus Mid Cap FundTM

Management Overview

Portfolio Manager: Ryan Kelley, CFA®

Over the recent fiscal year, how did the Fund perform?

For the one-year period ended October 31, 2008, the Investor Class of the FBR Pegasus Mid Cap Fund™ returned -26.71%. This compares to the Russell Midcap Index and the Morningstar Mid Blend Category average which returned -40.67% and -39.71% for the same period respectively.

What factors contributed to the Fund’s performance?

The Fund outperformed its benchmark, the Russell Midcap Index, by 1,394 basis points (+13.94%) and its peers, represented by the Morningstar Mid Blend Category, by 1,300 basis points (+13.00%). While we are disappointed with the overall negative returns, we are encouraged by our relative performance in a tumultuous market. The FBR Funds are driven by a philosophy of outperforming when markets are falling, and we feel that this year provided solid proof that downside protection is extremely beneficial over the long-term.

While we as fund managers do not try to time market movements as a whole or within sectors, we do find valuable information in comparing our funds’ relative positions to their benchmarks. Sector selection, a description of a fund’s relative exposure to different industries, is a major determinant of fund performance. Relative to the Russell Midcap Index, the FBR Pegasus Mid Cap Fund™ benefited from its underexposure to the consumer discretionary, industrial and telecommunications services sectors as well as its overexposure to the healthcare sector. In the midcap space, telecommunications services, information technology, consumer discretionary, and industrials were the worst performing group of stocks, while consumer staples and healthcare performed best, although still negative.

Our outperformance was driven primarily by stock selection. Our disciplined stock selection process and investing for the long-term provided better returns to our shareholders relative to the market. Our analysis shows that the majority of our excess return above our benchmark was attributable to our ability to choose and weight individual securities within each sector, regardless of a sector’s overall performance. A prime example of this is Hudson City Bancorp (HCBK), a bank whose total return of 23% for the 12 months ended October 31, 2008 far outpaced the S&P 500 Financials’ total return of -49%. Simply put, we strive to own the right stocks, regardless of its sector’s performance.

Individual stock selection in the consumer discretionary and materials sectors was the single largest detractor from the Fund’s performance relative to the benchmark. The Fund’s overweight to the information technology sector also negatively contributed to relative performance.

The FBR Funds

FBR Pegasus Mid Cap FundTM

Management Overview (continued)

What is the outlook for the Fund?

We strive to provide solid long-term returns for our shareholders while protecting against the downside and exhibiting a lower level of volatility. Since its inception in February 2007, the Fund has managed to achieve this objective through the implementation of its disciplined investment process. Over its twenty months of existence, the Fund has consistently outperformed its benchmark and delivered top decile performance relative to its mid blend peers. It has managed to do so with 20% less volatility, as measured by standard deviation, than its benchmark which translates to a 73% downside capture ratio. Which means, when the benchmark is down 1% the Fund typically is down only 0.73%. We continue to aim for these types of metrics, which become integral parts of our stock selection process.

The Fund’s cash levels remain between 5% and 15%, well within our comfort range. We diligently seek opportunities to take advantage of the current dislocation in the capital markets to commit new capital in solid, long-term winners at distressed valuations. As demonstrated above, our disciplined and consistent investment process and ability to under- or over-weight specific sectors of the market allow us to maintain our long-term orientation and construct a well-rounded and balanced portfolio. Our focus on stocks with sound business models, improving fundamentals and attractive valuations affords us the confidence to make investments within underperforming sectors, while preserving capital in declining markets.

The opinions expressed in this commentary reflect those of the Portfolio Manager as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Pegasus Mid Cap FundTM

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. Russell Midcap Index(1)(3)

Total Returns—For the Periods Ended October 31, 2008(4)

	One Year	Annualized Since Inception(5)	Cumulative Since Inception(6)
FBR Pegasus Mid Cap FundTM Investor Class(1)(2)	(26.71)%	(10.67)%	N/A
FBR Pegasus Mid Cap FundTM I Class(2)(6)	N/A	N/A	(28.90)%
Russell Midcap Index(1)(3)	(40.67)%	(23.55)%	(37.39)%

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of redemption fees and if reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

(1)

The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the index is unmanaged, does not incur expenses and is not available for investment. The performance of the index includes reinvested dividends, and does not reflect sales charges or expenses.

(2)

FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements, if any; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.

(3)	Russell Midcap Index measures the performance of the 800 smallest companies in the Russell 1000 Index, which represents approximately 31% of the total market-capitalization of the Russell 1000 Index.
(4)	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.
(5)	For the period February 28, 2007 (commencement of investment operations) through October 31, 2008.
(6)	For the period May 30, 2008 (inception of share class) through October 31, 2008.

The FBR Funds

FBR Pegasus Mid Cap FundTM

Portfolio Summary

October 31, 2008

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Financials	17.5%
Consumer Discretionary	12.1%
Information Technology	11.3%
Health Care	10.6%
Industrials	9.1%
Utilities	9.0%
Consumer Staples	8.4%
Energy	4.9%
Materials	3.3%
Telecommunication Services	1.0%
Cash	12.8%

The FBR Funds

FBR Pegasus Mid Cap FundTM

Portfolio of Investments

October 31, 2008

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 87.7%
	Consumer Discretionary — 12.2%
2,140	Abercrombie & Fitch Co., Class A	$61,974
6,725	American Eagle Outfitters, Inc.	74,782
600	Apollo Group, Inc., Class A*	41,706
425	ITT Educational Services, Inc.*	37,251
1,945	Magna International, Inc., Class A	65,760
5,575	Mattel, Inc.	83,736
2,750	Tiffany & Co.	75,488
1,225	VF Corp.	67,498

		508,195

	Consumer Staples — 8.4%
1,350	Alberto-Culver Co.	34,736
1,800	BJ’s Wholesale Club, Inc.*	63,360
1,970	Bunge Ltd.	75,668
4,525	Hansen Natural Corp.*	114,572
7,275	Tyson Foods, Inc., Class A	63,584

		351,920

	Energy — 4.9%
1,298	ENSCO International, Inc.	49,337
1,045	Helmerich & Payne, Inc.	35,854
1,900	Pioneer Natural Resources Co.	52,876
370	SEACOR Holdings, Inc.*	24,853
2,150	W&T Offshore, Inc.	41,216

		204,136

	Financials — 17.6%
1,500	Annaly Capital Management, Inc.	20,850
5,150	Astoria Financial Corp.	97,953
1,325	Capitol Federal Financial	61,626
7,475	Hudson City Bancorp, Inc.	140,604
6,850	People’s United Financial, Inc.	119,874
3,225	SEI Investments Co.	57,018
2,840	T. Rowe Price Group, Inc.	112,294
600	The Hanover Insurance Group, Inc.	23,550
3,600	Unum Group	56,700
2,550	Washington Federal, Inc.	44,931

		735,400

The FBR Funds

FBR Pegasus Mid Cap FundTM

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
	Health Care — 10.6%
355	Bio-Rad Laboratories, Inc., Class A*	$30,310
1,220	C.R. Bard, Inc.	107,664
2,138	Forest Laboratories, Inc.*	49,666
3,350	Kinetic Concepts, Inc.*	81,104
1,030	Lincare Holdings, Inc.*	27,141
750	Techne Corp.	51,765
2,125	Varian Medical Systems, Inc.*	96,708

		444,358

	Industrials — 9.2%
2,325	Copart, Inc.*	81,142
1,893	Cummins, Inc.	48,934
725	Equifax, Inc.	18,908
675	Fastenal Co.	27,176
2,100	Graco, Inc.	51,933
1,900	Kubota Corp. ADR	47,063
1,325	Pall Corp.	34,993
3,050	Ritchie Bros. Auctioneers, Inc.	56,639
395	Roper Industries, Inc.	17,913

		384,701

	Information Technology — 11.4%
6,200	Activision Blizzard, Inc.*	77,252
4,700	Check Point Software Technologies Ltd.*	95,033
1,620	FactSet Research Systems, Inc.	62,840
1,125	Global Payments, Inc.	45,574
1,300	Ingram Micro, Inc., Class A*	17,329
2,350	Jack Henry & Associates, Inc.	44,674
1,800	Paychex, Inc.	51,372
3,250	QLogic Corp.*	39,065
1,288	TDK Corp. ADR	43,805

		476,944

	Materials — 3.3%
4,075	Compania de Minas Buenaventura S.A.A. ADR	51,507
975	Ecolab, Inc.	36,329
875	Sigma-Aldrich Corp.	38,378
1,550	Ternium S.A. ADR	13,656

		139,870

The FBR Funds

FBR Pegasus Mid Cap FundTM

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
	Telecommunication Services — 1.0%
1,550	Telephone and Data Systems, Inc.	$41,618

	Utilities — 9.1%
2,890	Energen Corp.	97,017
1,300	Pinnacle West Capital Corp.	41,145
2,263	Questar Corp.	77,983
1,400	SCANA Corp.	46,074
1,150	Sempra Energy	48,979
2,375	Westar Energy, Inc.	46,289
1,250	Xcel Energy, Inc.	21,775

		379,262

	Total Common Stocks (Cost $4,670,707)	3,666,404

	MONEY MARKET FUND — 12.9%
536,964	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $536,964)	536,964

	Total Investments — 100.6% (Cost $5,207,671)	4,203,368

	Liabilities Less Other Assets — (0.6%)	(24,647)

	Net Assets — 100.0%	$4,178,721

*	Non-income producing security

ADR	American Depositary Receipt
Note:	For presentation purposes, the Fund has grouped some of the industry categories. For purposes of categorizing securities for compliance with Section 8(b)(1) of the Investment Company Act of 1940, the Fund uses more specific industry classifications.

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Pegasus Small Cap FundTM

Management Overview

Portfolio Manager: Robert Barringer, CFA®

Over the recent fiscal year, how did the Fund perform?

For the one-year period ended October 31, 2008, the Investor Class of the FBR Pegasus Small Cap Fund™ returned -28.49%. This compares to the Morningstar Small Growth Category Average and the Russell 2000 Index, which returned -41.90% and -34.16% for the same period respectively.

What factors contributed to the Fund’s performance?

Fiscal year 2008 was characterized by unprecedented volatility highlighted by the failure of several major U.S. financial institutions and monumental intervention and regulation by the U.S. government. Substantial short-term swings in the price of equities across the market capitalization spectrum forced investors to revaluate the fundamental notion of the equity risk premium as they indiscriminately reduced their exposure equities. During the period the average small cap mutual fund, regardless of investment style (e.g. value and growth) declined over -36%. Capital and liquidity were the most sought after items and the market severely punished companies that rely on short-term debt funding.

The Fund managed to outperform its benchmark index and peers through a combination of sector and individual stock selection. Stock selection made the consumer discretionary and industrials sectors leading contributors to relative performance. The Fund benefitted from a continued underweight to financials based on the thesis that the credit cycle was still in its early stages, non-performing assets would continue to rise and loan growth would be anemic. However, our investment process allowed us to identify three high quality and well-capitalized financial services companies that were top contributors to the Fund’s performance.

An overweight position in the information technology sector was the single largest detractor from the Fund’s performance relative to the benchmark. The Fund’s overweight to the materials sector and individual stock selection also negatively contributed to relative performance.

What is the outlook for the Fund?

The financial crisis is likely to continue and we expect the capital markets to remain volatile and unpredictable well into 2009. The outlook for the market is uncertain as the country continues to work its way through the recession that began near the end of 2007. Recovery takes time, yet we remain optimistic about the prospect for the portfolio and opportunistic in our efforts to take advantage of the current dislocation.

In uncertain economic times, investors tend to prefer fundamentally higher quality companies over lower quality. Our investment process is specifically designed to weather this kind of economic environment. Our focus will remain on companies whose business models and growth are funded from existing cash flow generation, not access to outside

The FBR Funds

FBR Pegasus Small Cap FundTM

Management Overview (continued)

capital. We seek to identify industry leading companies with strong balance sheets, low debt, high returns on equity, above market earnings growth and reasonable valuations. We believe a commitment to this type of investment approach, over time, can deliver the potential for upside participation with a degree of downside protection.

The opinions expressed in this commentary reflect those of the Portfolio Manager as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Pegasus Small Cap FundTM

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. Russell 2000 Index(1)(3)

Total Returns—For the Periods Ended October 31, 2008(4)

	One Year	Annualized Since Inception(5)	Cumulative Since Inception(6)
FBR Pegasus Small Cap FundTM Investor Class(1)(2)	(28.49)%	(9.44)%	N/A
FBR Pegasus Small Cap FundTM I Class(2)(6)	N/A	N/A	(23.80)%
Russell 2000 Index(1)(3)	(34.16)%	(19.66)%	(27.45)%

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of redemption fees and if reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

(1)

The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the index is unmanaged, does not incur expenses and is not available for investment. The performance of the index includes reinvested dividends, and does not reflect sales charges or expenses.

(2)

FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements, if any; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.

(3)	Russell 2000 Index is comprised of the smallest of the 2000 companies of the Russell 3000 Index, representing approximately 8% of the Russell 3000’s total market-capitalization.
(4)	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.
(5)	For the period February 28, 2007 (commencement of investment operations) through October 31, 2008.
(6)	For the period May 30, 2008 (inception of share class) through October 31, 2008.

The FBR Funds

FBR Pegasus Small Cap FundTM

Portfolio Summary

October 31, 2008

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Financials	24.4%
Industrials	20.3%
Health Care	11.3%
Information Technology	10.1%
Consumer Discretionary	8.9%
Consumer Staples	5.8%
Energy	4.8%
Materials	3.3%
Utilities	2.8%
Telecommunication Services	0.4%
Cash	7.9%

The FBR Funds

FBR Pegasus Small Cap FundTM

Portfolio of Investments

October 31, 2008

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 96.1%
	Consumer Discretionary — 9.2%
1,500	Aéropostale, Inc.*	$36,315
6,800	Chico’s FAS, Inc.*	23,120
2,050	Interactive Data Corp.	48,338
1,200	Movado Group, Inc.	18,252
65	NVR, Inc.*	31,864
5,300	Pacific Sunwear of California, Inc.*	18,126
1,450	Signet Jewelers Ltd.	14,761
600	Snap-On, Inc.	22,170
200	Strayer Education, Inc.	45,254
750	The Buckle, Inc.	19,755
825	The Gymboree Corp.*	21,335
1,400	The Men’s Wearhouse, Inc.	21,406
1,450	The Timberland Co., Class A*	17,545
1,250	Williams-Sonoma, Inc.	10,350
1,175	Wolverine World Wide, Inc.	27,613

		376,204

	Consumer Staples — 6.0%
3,250	Alberto-Culver Co.	83,623
1,150	BJ’s Wholesale Club, Inc.*	40,480
1,400	Ingles Markets, Inc., Class A	26,124
1,000	NBTY, Inc.*	23,370
1,600	The J.M. Smucker Co.	71,296

		244,893

	Energy — 5.0%
900	Concho Resources, Inc.*	19,125
605	Dril-Quip, Inc.*	14,944
1,150	Goodrich Petroleum Corp.*	31,924
450	Massey Energy Co.	10,391
1,350	Penn Virginia Corp.	50,179
600	SEACOR Holdings, Inc.*	40,301
1,950	W&T Offshore, Inc.	37,382

		204,246

	Financials — 25.6%
1,700	1st Source Corp.	36,482
6,000	Abington Bancorp, Inc.	62,099
2,300	American Financial Group, Inc.	52,279

The FBR Funds

FBR Pegasus Small Cap FundTM

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
	Financials — 25.6% (continued)
1,100	Astoria Financial Corp.	$20,922
3,400	Bank Mutual Corp.	39,202
667	Bank of Marin Bancorp	18,863
4,200	BankFinancial Corp.	51,198
1,000	Cape Bancorp, Inc.*	8,320
5,312	Cardinal Financial Corp.	33,147
100	Chicopee Bancorp, Inc.*	1,230
4,350	Chimera Investment Corp.	12,528
1,000	Commerce Bancshares, Inc.	47,280
450	Cullen/Frost Bankers, Inc.	25,187
2,650	Danvers Bancorp, Inc.	32,542
3,700	ESSA Bancorp, Inc.	51,282
2,350	Federated Investors, Inc., Class B	56,870
315	First Citizens BancShares, Inc., Class A	48,170
5,150	Fox Chase Bancorp, Inc.*	61,285
1,365	HCC Insurance Holdings, Inc.	30,112
4,300	Home Federal Bancorp, Inc.	49,837
1,550	Invesco Ltd.	23,111
300	KBW, Inc.*	8,784
1,400	National Health Investors, Inc.	41,916
1,075	optionsXpress Holdings, Inc.	19,092
575	ProAssurance Corp.*	31,596
600	Raymond James Financial, Inc.	13,974
500	StanCorp Financial Group, Inc.	17,040
1,900	United Financial Bancorp, Inc.	26,600
1,700	Validus Holdings Ltd.	30,158
985	Waddell & Reed Financial, Inc., Class A	14,302
3,100	Washington Federal, Inc.	54,622
1,700	Westfield Financial, Inc.	17,595

		1,037,625

	Health Care — 11.8%
750	Bio-Rad Laboratories, Inc., Class A*	64,035
2,470	IDEXX Laboratories, Inc.*	86,919
1,000	Kinetic Concepts, Inc.*	24,210
2,350	King Pharmaceuticals, Inc.*	20,657
2,300	Lincare Holdings, Inc.*	60,605
750	National HealthCare Corp.	30,758

The FBR Funds

FBR Pegasus Small Cap FundTM

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
	Health Care — 11.8% (continued)
1,600	Techne Corp.	$110,431
1,700	VCA Antech, Inc.*	30,770
2,300	ViroPharma, Inc.*	28,842
1,000	WellCare Health Plans, Inc.*	24,170

		481,397

	Industrials — 21.3%
1,160	Acuity Brands, Inc.	40,554
850	Alexander & Baldwin, Inc.	27,115
1,350	Arkansas Best Corp.	39,407
1,350	Carlisle Companies, Inc.	31,388
2,075	Ceradyne, Inc.*	48,763
1,000	Cubic Corp.	22,250
2,300	Genesee & Wyoming, Inc., Class A*	76,704
1,630	Graco, Inc.	40,310
700	Lincoln Electric Holdings, Inc.	30,205
1,375	Mueller Industries, Inc.	31,446
1,050	Nordson Corp.	38,777
1,425	Ritchie Bros Auctioneers, Inc.	26,462
1,250	Robbins & Myers, Inc.	25,500
5,400	Rollins, Inc.	94,877
20	Seaboard Corp.	26,800
1,900	Simpson Manufacturing Company, Inc.	43,776
700	SkyWest, Inc.	10,787
500	Terex Corp.*	8,345
1,125	The Toro Co.	37,845
600	Valmont Industries, Inc.	32,868
1,305	Watson Wyatt Worldwide, Inc., Class A	55,423
2,500	Werner Enterprises, Inc.	49,050
800	Woodward Governor Co.	25,680

		864,332

	Information Technology — 10.5%
1,275	Cymer, Inc.*	31,199
1,050	Diebold, Inc.	31,206
750	FactSet Research Systems, Inc.	29,093
2,250	Jack Henry & Associates, Inc.	42,773
3,700	MICROS Systems, Inc.*	63,010
1,500	NETGEAR, Inc.*	16,575

The FBR Funds

FBR Pegasus Small Cap FundTM

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
	Information Technology — 10.5% (continued)
2,600	Parametric Technology Corp.*	$33,774
1,500	SPSS, Inc.*	35,040
2,350	Sybase, Inc.*	62,580
2,450	Teradata Corp.*	37,706
2,300	Total System Services, Inc.	31,602
1,200	VeriFone Holdings, Inc.*	13,632

		428,190

	Materials — 3.4%
1,500	H.B. Fuller Co.	26,505
800	Kaiser Aluminum Corp.	26,848
800	OM Group, Inc.*	17,072
3,400	The Valspar Corp.	69,530

		139,955

	Telecommunication Services — 0.4%
548	Telemig Celular Participacoes S.A. ADR	17,333

	Utilities — 2.9%
1,700	El Paso Electric Co.*	31,484
880	Energen Corp.	29,542
1,850	The Empire District Electric Co.	35,538
1,200	Westar Energy, Inc.	23,388

		119,952

	Total Common Stocks (Cost $4,600,764)	3,914,127

	MONEY MARKET FUND — 8.2%
334,597	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $334,597)	334,597

	Total Investments — 104.3% (Cost $4,935,361)	4,248,724

	Liabilities Less Other Assets — (4.3%)	(174,268)

	Net Assets — 100.0%	$4,074,456

*	Non-income producing security

ADR	American Depositary Receipt
Note:	For presentation purposes, the Fund has grouped some of the industry categories. For purposes of categorizing securities for compliance with Section 8(b)(1) of the Investment Company Act of 1940, the Fund uses more specific industry classifications.

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Pegasus Small Cap Growth FundTM

(Formerly known as the FBR Small Cap Technology Fund)

Management Overview

Portfolio Manager: Robert Barringer, CFA®

Over the recent fiscal year, how did the Fund perform?

For the one-year period ended October 31, 2008, the Investor Class of the FBR Pegasus Small Cap Growth Fund™ returned -36.32%. This compares to the Morningstar Small Cap Growth Category average, the Russell 2000 Growth Index, the NASDAQ Composite Index and the Russell 2500 Technology Index, which returned -41.90%, -37.87%, -39.31% and -46.03% respectively.

What factors contributed to the Fund’s performance?

It is important to note that the first six months of the 2008 fiscal year the Fund was managed as a specialty technology portfolio and focused investments primarily in the technology sector. As such, the Fund’s performance was benchmarked against two technology oriented indices, the Russell 2500 Technology Index and the NASDAQ Composite Index.

In our continued effort to provide the highest quality equity solutions for investors, we successfully repositioned the Fund as a small-cap growth solution in early May 2008. As a result, we changed the Fund’s benchmark to the Russell 2000 Growth Index and rebalanced the portfolio to provide exposure to a wide variety of industry sectors. In November, the Fund was officially reclassified from the specialty technology category to the small cap growth category by Morningstar and retained its five-star rating relative to its new peer group.

The Overall Morningstar Rating™ for a fund is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-yr (if applicable) Morningstar Rating metrics. Morningstar proprietary ratings reflect risk-adjusted performance as of the period stated above. For each fund with at least a 3-yr history, Morningstar calculates a Morningstar Rating™ based on a Morningstar risk-adjusted return measure that accounts for variation in a fund’s monthly performance placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. The FBR Pegasus Small Cap Growth Fund™ received 5 stars for the 3-yrs ended 11/30/08 among 699 small growth funds respectively.

The Fund maintains the same disciplined bottom-up process that emphasizes superior stock selection that is now applied across all sectors and industries. On a relative basis, the Fund outperformed its former benchmarks as well as its new benchmark during the entire fiscal year. This is a direct testament to the quality of the factors and selection criteria we believe are important in driving stock returns.

The largest positive contributor to the Fund’s performance was its underweight to and individual stock selection in the consumer discretionary sector. The Fund also benefited from its underweight to financials and health care. The single largest detractor from

The FBR Funds

FBR Pegasus Small Cap Growth FundTM

Management Overview (continued)

performance was the Fund’s average overweight position in the information technology sector. This is directly attributable to the Fund’s mandate to invest primarily in the technology sector for the first half of the fiscal year which heavily skewed the average exposure to the sector.

What is the outlook for the Fund?

The financial crisis and economic malaise is likely to continue and we expect the capital markets to remain volatile and unpredictable well into 2009. The outlook for the market is uncertain as the country continues to work its way through the recession that began near the end of 2007. Recovery takes time, yet we remain optimistic about the prospects for the portfolio and opportunistic in our efforts to improve the risk reward profile by adding to our highest conviction names at attractive valuations and selling the names we feel are more at risk than others.

In uncertain economic times, investors tend to prefer fundamentally higher quality companies over lower quality. Our investment process is specifically designed to weather this kind of economic environment. Our focus will remain on companies whose business models and growth are sustainable and funded from existing cash flow generation, not access to outside capital. We seek to identify the fastest growing industry leading companies that are poised to benefit from improving secular or cyclical growth trends. These companies must meet our strict criteria for investment including (but not limited to) strong balance sheets, low debt, high returns on equity, robust business models and reasonable valuations. We believe a commitment to this type of investment approach, over time, can deliver the potential for upside participation with a degree of downside protection.

The opinions expressed in this commentary reflect those of the Portfolio Manager as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Pegasus Small Cap Growth FundTM

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. Various Indices(1)(3)

Total Returns—For the Periods Ended October 31, 2008(4)

	One Year	Since Inception(5)	Cumulative Since Inception(6)
FBR Pegasus Small Cap Growth FundTM Investor Class(1)(2)	(36.32)%	(2.11)%	N/A
FBR Pegasus Small Cap Growth FundTM I Class(2)(6)	N/A	N/A	(28.10)%
FBR Pegasus Small Cap Growth FundTM R Class(2)(6)	N/A	N/A	(28.30)%
Russell 2000 Growth Index(1)(3)	(37.87)%	(2.70)%	(31.14)%
NASDAQ Composite Index(1)(3)	(39.31)%	(3.83)%	(31.59)%
Russell 2500 Technology Index(1)(3)	(43.43)%	(5.18)%	(35.91)%

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of redemption fees and if reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

(1)

The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the index is unmanaged, does not incur expenses and is not available for investment. The performance of the index includes reinvested dividends, and does not reflect sales charges or expenses.

(2)

FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements, if any; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.

(3)

In April 2008, the Fund’s Board of Trustees approved the change of the primary benchmark to the Russell 2000 Growth Index. The Russell 2000 Growth Index measures the performance of the small-cap growth segment of the U.S. equity universe. It includes those Russell 2000 companies with higher price-to-value ratios and higher forecasted growth values. The NASDAQ Composite Index is a broad-based capitalization-weighted index of all NASDAQ National Market and Small Cap stocks. The Russell 2500 Technology Index is a capitalization-weighted index of companies that serve the electronics and computer industries or that manufacture products based on the latest applied science.

(4)	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.
(5)	For the period January 20, 2004 (commencement of investment operations) through October 31, 2008.
(6)	For the period May 30, 2008 (inception of share class) through October 31, 2008.

The FBR Funds

FBR Pegasus Small Cap Growth FundTM

Portfolio Summary

October 31, 2008

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Software and Services	21.9%
Health Care Equipment and Services	14.7%
Energy	8.8%
Consumer Services	7.8%
Pharmaceuticals, Biotechnology and Life Sciences	6.1%
Capital Goods	5.2%
Diversified Financials	4.7%
Transportation	3.8%
Commercial and Professional Services	3.7%
Technology Hardware and Equipment	3.3%
Banks	3.0%
Food, Beverage and Tobacco	2.7%
Retailing	2.4%
Consumer Durables and Apparel	2.3%
Materials	1.5%
Telecommunication Services	1.1%
Semiconductors and Semiconductor Equipment	1.0%
Insurance	0.5%
Automobiles and Components	0.4%
Cash	5.1%

The FBR Funds

FBR Pegasus Small Cap Growth FundTM

Portfolio of Investments

October 31, 2008

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 96.6%
	Automobiles and Components — 0.4%
1,300	Gentex Corp.	$12,467

	Banks — 3.0%
2,900	Abington Bancorp, Inc.	30,015
200	First Citizens BancShares, Inc., Class A	30,584
2,500	Fox Chase Bancorp, Inc.*	29,750

		90,349

	Capital Goods — 5.3%
775	CLARCOR, Inc.	27,427
500	Crane Co.	8,185
800	Kaydon Corp.	26,728
1,550	KBR, Inc.	23,002
600	L.B. Foster Co.*	16,500
400	Valmont Industries, Inc.	21,912
1,025	Woodward Governor Co.	32,903

		156,657

	Commercial and Professional Services — 3.8%
850	Copart, Inc.*	29,665
1,200	Ritchie Bros. Auctioneers, Inc.	22,284
1,425	Watson Wyatt Worldwide, Inc., Class A	60,520

		112,469

	Consumer Durables and Apparel — 2.4%
220	Deckers Outdoor Corp.*	18,669
750	Fossil, Inc.*	13,613
1,205	lululemon athletica, inc.*	17,075
1,650	Volcom, Inc.*	21,334

		70,691

	Consumer Services — 7.9%
800	Capella Education Co.*	37,920
1,000	ITT Educational Services, Inc.*	87,649
2,025	Penn National Gaming, Inc.*	39,002
1,500	Sotheby’s	13,965
250	Strayer Education, Inc.	56,568

		235,104

The FBR Funds

FBR Pegasus Small Cap Growth FundTM

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
	Diversified Financials — 4.8%
645	Investment Technology Group, Inc.*	$13,164
1,725	optionsXpress Holdings, Inc.	30,636
1,700	Stifel Financial Corp.*	74,205
1,625	Waddell & Reed Financial, Inc., Class A	23,595

		141,600

	Energy — 9.0%
2,250	Basic Energy Services, Inc.*	30,780
1,325	Berry Petroleum Co., Class A	30,873
3,900	Cal Dive International, Inc.*	33,189
750	Comstock Resources, Inc.*	37,065
750	Oceaneering International, Inc.*	21,128
600	Patriot Coal Corp.*	9,498
1,150	Stone Energy Corp.*	34,891
1,800	Superior Energy Services, Inc.*	38,375
950	Swift Energy Co.*	30,476

		266,275

	Food, Beverage and Tobacco — 2.7%
1,700	Flowers Foods, Inc.	50,405
1,200	Hansen Natural Corp.*	30,384

		80,789

	Health Care Equipment and Services — 14.9%
1,230	Cerner Corp.*	45,793
725	Gen-Probe, Inc.*	34,119
2,515	IDEXX Laboratories, Inc.*	88,502
1,950	Kinetic Concepts, Inc.*	47,210
2,475	Lincare Holdings, Inc.*	65,215
1,750	Patterson Companies, Inc.*	44,328
1,100	Pediatrix Medical Group, Inc.*	42,515
850	ResMed, Inc.*	29,121
1,900	VCA Antech, Inc.*	34,390
550	WellCare Health Plans, Inc.*	13,294

		444,487

	Insurance — 0.5%
1,500	Flagstone Reinsurance Holdings Ltd.	15,885

The FBR Funds

FBR Pegasus Small Cap Growth FundTM

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
	Materials — 1.6%
1,500	Balchem Corp.	$38,340
300	Cytec Industries, Inc.	8,496

		46,836

	Pharmaceuticals, Biotechnology and Life Sciences — 6.2%
750	Bio-Rad Laboratories, Inc., Class A*	64,035
1,730	Techne Corp.*	119,405

		183,440

	Retailing — 2.5%
1,200	Aéropostale, Inc.*	29,052
1,025	J. Crew Group, Inc.*	20,756
300	PetMed Express, Inc.*	5,298
350	Priceline.com, Inc.*	18,421

		73,527

	Semiconductors and Semiconductor Equipment — 1.0%
950	Hittite Microwave Corp.*	31,132

	Software and Services — 22.3%
525	ANSYS, Inc.*	15,031
900	Blackbaud, Inc.	13,680
3,825	Compuware Corp.*	24,404
675	Concur Technologies, Inc.*	17,030
725	FactSet Research Systems, Inc.	28,123
1,400	Fidelity National Information Services, Inc.	21,126
1,000	Global Payments, Inc.	40,510
5,750	Informatica Corp.*	80,787
2,677	Jack Henry & Associates, Inc.	50,889
1,500	JDA Software Group, Inc.*	21,420
300	KONAMI Corp. ADR	5,340
1,900	Metavante Technologies, Inc.*	31,863
3,595	MICROS Systems, Inc.*	61,222
2,100	Parametric Technology Corp.*	27,279
2,200	Perot Systems Corp., Class A*	31,658
1,275	Quality Systems, Inc.	49,075
2,525	Quest Software, Inc.*	33,456
1,200	SPSS, Inc.*	28,032
1,400	Sybase, Inc.*	37,282

The FBR Funds

FBR Pegasus Small Cap Growth FundTM

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
	Software and Services — 22.3% (continued)
885	Syntel, Inc.	$22,010
2,000	Take-Two Interactive Software, Inc.*	23,720

		663,937

	Technology Hardware and Equipment — 3.4%
1,990	CommScope, Inc.*	29,273
350	Mettler-Toledo International, Inc.*	26,789
1,125	Polycom, Inc.*	23,636
1,725	QLogic Corp.*	20,735

		100,433

	Telecommunication Services — 1.1%
1,550	SBA Communications Corp., Class A*	32,535

	Transportation — 3.8%
550	Con-Way, Inc.	18,722
1,375	Genessee & Wyoming, Inc.*	45,856
1,500	JetBlue Airways Corp.*	8,325
2,600	Knight Transportation, Inc.	41,340

		114,243

	Total Common Stocks (Cost $3,593,782)	2,872,856

	MONEY MARKET FUND — 5.3%
159,003	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $159,003)	159,003

	Total Investments — 101.9% (Cost $3,752,785)	3,031,859

	Liabilities Less Other Assets — (1.9%)	(57,608)

	Net Assets — 100.0%	$2,974,251

*	Non-income producing security

ADR American Depositary Receipts

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Focus Fund

Management Overview

Investment Sub Adviser: Akre Capital Management, LLC

Portfolio Manager: Charles T. Akre, Jr.

As of mid November the S&P 500 Index has declined approximately 45% during the last twelve months. Years of prosperity have led to excesses in the economy, and for years many consumers and businesses alike have used easy credit to spend beyond their means. It is likely to take years for these excesses to be absorbed in our financial system, and as we have already experienced in the stock market, the process of reconciliation will continue to produce distress in many parts of the economy.

Our job as the manager of the Fund is to rise above the emotion of the marketplace, and to remain focused on basic investing principles. We are better able to accomplish this perhaps because we are grounded in certain fundamental truths related to investing. Importantly, we recognize that over long periods of time, the share prices of our holdings should grow at a pace driven by the economics of the underlying businesses. How then do we find businesses with economic characteristics allowing for growth, and more particularly, above average growth in intrinsic value?

Few businesses possess an “economic moat” formed by enduring competitive advantages. Our experience reinforces the fact that it is these moats which enable the businesses to earn higher returns on capital than average. Even fewer businesses have the opportunity to reinvest profits back into the business and earn a high rate of return on incremental invested capital. An even more select group of businesses have the aforementioned characteristics and are managed by honest, smart and shareholder oriented managers. When we identify this tri-fecta in a business and are able to obtain an attractive starting valuation, we may have located a “compounding machine.”

As we think about where we erred we question whether many companies were benefiting from unsustainable levels of demand. We admittedly did not appreciate how a large asset and credit bubble could affect businesses seemingly unrelated to the proximate causes of the bubbles. In some cases, we believe we got the business analysis right and the macroeconomic analysis wrong. Merely by being invested in the stock market we experienced a massive meltdown in value due to the seize-up of the entire financial system.

Warren Buffet made headlines over the last few months with his investments in GE and Goldman Sachs and positive comments about the attractiveness of share values. He also indicated that he had no idea what any security would be worth in a month or even a year, but that he was positive that they would be worth substantially more in five years. Most major companies he added will be setting new profit records 5, 10 and 20 years from now.

So, the questions at this point are: “what is knowable, and what is not knowable?” Further, how should we behave with this information?

Point One: We are in the most severe negative economic environment we have experienced in the last fifty years! It will last many months, and the direct and indirect affects will be widely felt in all parts of the economy.

Point Two: The duration of the malaise is not knowable, but we will emerge from it.

Point Three: We have the most admired work force and “can do” attitude of ANY country in the world. Even today, non U.S. investors are scrambling for U.S. assets.

The FBR Funds

FBR Focus Fund

Management Overview (continued)

Point Four: Valuations should be higher in a few years, and substantially more so the more years out you go.

Point Five: Long-term rates of return in common stocks have been reasonably predictable across long time periods. 10% is the number which reflects the U.S. experience over 85 or so years. Incrementally greater returns are derived from obtaining better starting prices. Today’s starting prices (valuations) are at bargain levels, creating the opportunity for outsized returns for years to come.

How wrong can we be? In the semi-annual letter I rather emphatically expressed the view that the Penn National Gaming transaction would take place. (Penn was to be acquired for $67/share in cash by summer 2008). Penn was in the low $40s, having declined a third in value. Well, everyone now knows that the transaction did not take place and the shares dropped another whopping 75% (from $42 to $11) before the more recent recovery. Perversely, the failure of the transaction actually placed Penn in a better position to weather this economic storm, as they received $1.4 billion from the “buyers” who walked on the transaction. This has allowed Penn to pay off all bank revolving debt, and to be patient during this period without having to worry about their balance sheet or financing needs. The environment does however limit their ability to take advantage of others’ distress.

99 Cents Only Stores is a leading Southern California “dollar store”, and one of only two majors remaining in the country where everything sells for less than a dollar. The company is debt free, owns outright about 1/3 of its properties and has cash north of $100 million. Liquidation book value is modestly below the current share price, and a continuing operation book is likely slightly higher than where the shares trade today. Hence we have a decent margin of safety. Its shelves of brand name merchandise have even more appeal now, as the difficult economy affects virtually every household and bargain shopping appeals to all. Unlike most retailers, 99 Cents Only Stores is today enjoying positive comparable store sales.

How are we managing our portfolio during this challenging period? As we mentioned above, our attention remains on the business model, people model, reinvestment model and share valuation. We have outlined the characteristics in these areas that attract us. In addition to this focus, we have increased our attention on individual business balance sheets. We want companies that are positioned to withstand almost any economic environment and that have the financial resources to take advantage of opportunities as they appear, be it acquiring new assets, or repurchasing their own shares at very attractive prices (the reinvestment piece).

We continue to have substantial cash holdings for two reasons. First we want to be able to manage any unpredictable withdrawal requests, and second we want to be able to put funds to work in this very attractive environment. Our goal in 2007 when we reopened the Fund was to have substantial funds available for times such as these. Unfortunately, many shareholders were impatient with our cash holdings, and withdrew their funds. While we have not managed all of our investments perfectly, it is our hope that current investors understand what we have accomplished historically, what we are trying to accomplish today, and will remain invested for what we believe are the better days ahead.

The opinions expressed in this commentary reflect those of the Portfolio Manager as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Focus Fund

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. Russell 2000 Index(1)(3)

Total Returns—For the Periods Ended October 31, 2008(4)

	One Year	Annualized Five Year	Annualized Ten Year	Cumulative Since Inception(5)
FBR Focus Fund Investor Class(1)(2)	(34.73)%	4.43%	11.20%	N/A
FBR Focus Fund I Class(2)(5)	N/A	N/A	N/A	(27.30)%
FBR Focus Fund R Class(2)(5)	N/A	N/A	N/A	(27.60)%
Russell 2000 Index(1)(3)	(34.16)%	1.57%	4.90%	(27.45)%

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of redemption fees and if reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

(1)

The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the index is unmanaged, does not incur expenses and is not available for investment. The performance of the index includes reinvested dividends, and does not reflect sales charges or expenses.

(2)

FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements, if any; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.

(3)	Russell 2000 Index is comprised of the smallest of the 2000 companies of the Russell 3000 Index, representing approximately 8% of the Russell 3000’s total market-capitalization.
(4)	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.
(5)	For the period May 30, 2008 (inception of share class) through October 31, 2008.

The FBR Funds

FBR Focus Fund

Portfolio Summary

October 31, 2008

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Consumer Discretionary	46.0%
Financials	18.6%
Telecommunication Services	13.5%
Industrials	7.4%
Consumer Staples	3.1%
Cash	11.4%

The FBR Funds

FBR Focus Fund

Portfolio of Investments

October 31, 2008

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 88.7%
	Consumer Discretionary — 46.1%
5,791,474	99 Cents Only Stores* †	$70,655,983
1,600,000	Bally Technologies, Inc.*	35,440,000
3,127,088	CarMax, Inc.*	33,209,675
555,943	Isle of Capri Casinos, Inc.*	2,829,750
1,650,000	Lamar Advertising Co., Class A*	25,030,500
992,000	Monarch Casino & Resort, Inc.* †	8,838,720
1,622,076	O’Reilly Automotive, Inc.*	43,974,480
4,100,000	Penn National Gaming, Inc.* †	78,966,000
1,621,407	Pinnacle Entertainment, Inc.*	9,079,879
1,725,000	Pool Corp.	30,032,250

		338,057,237

	Consumer Staples — 3.1%
1,700,000	Alimentation Couche-Tard, Inc., Class B	23,015,960

	Financials — 18.6%
1,401,180	AmeriCredit Corp.*	8,210,915
80	Berkshire Hathaway, Inc., Class B*	307,200
671,513	Encore Capital Group, Inc.*	6,285,362
150,000	Enstar Group Ltd.*	11,422,500
1,667,025	Flagstone Reinsurance Holdings Ltd.	17,653,795
401,842	HFF, Inc., Class A*	1,020,679
255,400	Markel Corp.*	89,604,535
173,137	White River Capital, Inc.*	2,168,541

		136,673,527

	Industrials — 7.4%
850,000	American Woodmark Corp. †	15,759,000
598,610	Dynamex, Inc.* †	14,612,070
183,200	Iron Mountain, Inc.*	4,448,096
852,300	Simpson Manufacturing Company, Inc.	19,636,992

		54,456,158

	Telecommunication Services — 13.5%
3,074,000	American Tower Corp., Class A*	99,320,940

	Total Common Stocks (Cost $646,234,116)	651,523,822

The FBR Funds

FBR Focus Fund

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
	MONEY MARKET FUND — 11.4%
83,875,336	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $83,875,336)	$83,875,336

	Total Investments — 100.1% (Cost $730,109,452)	735,399,158

	Liabilities Less Other Assets — (0.1%)	(715,317)

	Net Assets — 100.0%	$734,683,841

*	Non-income producing security
†	Affiliated issuer as defined in the Investment Company Act of 1940 (ownership of at least 5% of the outstanding voting securities of an issuer)
Note:	For presentation purposes, the Fund has grouped some of the industry categories. For purposes of categorizing securities for compliance with Section 8(b)(1) of the Investment Company Act of 1940, the Fund uses more specific industry classifications.

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Large Cap Financial Fund

Management Overview

Portfolio Manager: David Ellison

Over the recent fiscal year, how did the Fund perform?

For the one-year period ended October 31, 2008, the FBR Large Cap Financial Fund Investor Class returned -23.76%. This compares to the Philadelphia Bank Index, the S&P 500 Index and the Morningstar Specialty-Financial Category average, which returned -40.67%, -36.10% and -44.47% for the same period respectively.

What factors contributed to the Fund’s performance?

The Fund’s outperformance during the period was due to portfolio construction decisions on my part and a continued adherence to my investment philosophy when it comes to financial services companies.

The portfolio decision was to have cash levels at times in excess of 20% and keep the exposure to any one security (company) in the portfolio low. The high cash balances were used as a temporary measure to position the Fund defensively in response to deteriorating industry conditions. This has been most notably seen thus far in the housing market as falling prices and unaffordable mortgages have produced very large losses for the industry. Keeping exposure to any one security low was also a defensive measure as this provides protection against one security having a big impact on performance and provides for Fund liquidity in the event of redemptions.

The adherence to my long developed and time tested investment philosophy paid dividends this year. It begins with a focus on the lending and funding quality of each security. What I look for is a company that has a conservative lending model and an ongoing focus on growing and maintaining a low cost, well diversified and government insured source of funding. Beyond this we look for companies with low operating expenses and a goal to build shareholder value via book value growth over the long term. Finally we look to buy these companies at low valuations relative to earnings and book value.

While this process on the surface appears simple, I will not discourage you from that thought. We have many troubles in the industry at this time primarily because of overly complex lending and funding strategies. “Keep it simple stupid” always wins the day over the long run in financial services.

What is the outlook for the Fund and the financial services sector?

I will keep it as simple as possible. The financial services industry is going through a “once in many lifetimes” crisis because people stopped doing their jobs for the sake of short term profit. Banks, thrifts, finance and insurance companies stopped using historically conservative lending policies to keep loan volumes high and make commissions for the loan brokers and traders. Banks, thrifts, finance and insurance companies borrowed the money to make these loans from increasingly unstable sources and put at risk the reliability of

The FBR Funds

FBR Large Cap Financial Fund

Management Overview (continued)

their lending capabilities. The rating agencies paid to rate various debt securities looked to getting paid first and the quality of their work second. This helped produce more low quality poorly funded lending than should have been produced in the first place. Government regulators were weakened by the mantra of free trade and free markets. They were unable or unwilling to look at and regulate the growing risks associated with excessive leverage, bad lending and funding practices. Leverage in the system grew as all participants came to believe that asset values would not (maybe never) fall and using leverage was thus risk free.

We are today dealing with the reversal of all these bad practices and misguided beliefs outlined above. All participants are starting to do their jobs again but unfortunately much damage has been done. I believe we will see continued stress in the system as credit costs stay high, interest rates fail to make much difference for lenders in distress, regulatory agencies are empowered to do their job and accounting adjustments are made to improve transparency. All these factors will conspire to keep earnings under pressure in the short run.

The FBR Large Cap Financial Fund is positioned for continued difficulties in the industry. I will continue to protect the downside with high cash balances and limited individual security exposure. I will continue to own the better positioned companies with characteristics outlined above. Finally, I am mindful of the opportunities ahead as industry healing starts to produce earnings gains which the stocks will follow. While better times are ahead, we need patience and continued monitoring of industry fundamentals. I will keep a balanced mind and a constructive decision process to give you the best chance to benefit from the recovery in the industry.

The opinions expressed in this commentary reflect those of the Portfolio Manager as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Large Cap Financial Fund

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. S&P 500 Index(1)(3)

Total Returns—For the Periods Ended October 31, 2008(4)

	One Year	Annualized Five Year	Annualized Ten Year
FBR Large Cap Financial Fund Investor Class(1)(2)	(23.76)%	(1.66)%	3.85%
S&P 500 Index(1)(3)	(36.10)%	0.26%	0.40%

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of redemption fees and if reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

(1)

The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the index is unmanaged, does not incur expenses and is not available for investment. The performance of the index includes reinvested dividends, and does not reflect sales charges or expenses.

(2)

FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements, if any; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.

(3)

S&P 500 Index is a capitalization-weighted index of 500 stocks. The index is designed to represent the broad domestic economy through changes in aggregate market value of 500 stocks representing all major industries.

(4)	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

The FBR Funds

FBR Large Cap Financial Fund

Portfolio Summary

October 31, 2008

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Commercial Banks	17.8%
Insurance	12.3%
Thrifts and Mortgage Finance	8.5%
Diversified Financial Services	7.1%
Capital Markets	4.5%
Consumer Finance	4.0%
Real Estate Investment Trusts	2.5%
IT Services	1.0%
Household Durables	0.2%
Cash	42.1%

The FBR Funds

FBR Large Cap Financial Fund

Portfolio of Investments

October 31, 2008

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 70.9%
	Capital Markets — 5.5%
15,000	Morgan Stanley	$262,050
5,000	Northern Trust Corp.	281,550
12,000	State Street Corp.	520,200
5,000	The Bank of New York Mellon Corp.	163,000
1,100	The Goldman Sachs Group, Inc.	101,750

		1,328,550

	Commercial Banks — 21.9%
20,000	Comerica, Inc.	551,800
17,000	Fifth Third Bancorp	184,450
42,000	KeyCorp	513,660
9,000	M&T Bank Corp.	729,900
10,000	Marshall & Ilsley Corp.	180,300
98,000	National City Corp.	264,600
10,000	Regions Financial Corp.	110,900
6,000	SunTrust Banks, Inc.	240,840
14,000	The PNC Financial Services Group, Inc.	933,380
20,000	U.S. Bancorp	596,200
6,000	Wachovia Corp.	38,460
28,000	Wells Fargo & Co.	953,400

		5,297,890

	Consumer Finance — 4.9%
15,000	American Express Co.	412,500
20,000	Capital One Financial Corp.	782,400

		1,194,900

	Diversified Financial Services — 8.7%
45,000	Bank of America Corp.	1,087,650
25,000	JPMorgan Chase & Co.	1,031,250

		2,118,900

	Household Durables — 0.2%
7,000	D.R. Horton, Inc.	51,660

The FBR Funds

FBR Large Cap Financial Fund

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
	Insurance — 15.0%
10,000	ACE Ltd.	$573,600
210	Berkshire Hathaway, Inc., Class B*	806,400
17,000	MetLife, Inc.	564,740
17,000	Prudential Financial, Inc.	510,000
15,000	The Hartford Financial Services Group, Inc.	154,800
25,000	The Progressive Corp.	356,750
16,000	The Travelers Companies, Inc.	680,800

		3,647,090

	IT Services — 1.2%
2,000	MasterCard, Inc., Class A	295,640

	Real Estate Investment Trusts — 3.1%
54,000	Annaly Capital Management, Inc.	750,600

	Thrifts and Mortgage Finance — 10.4%
40,000	Hudson City Bancorp, Inc.	752,400
48,000	New York Community Bancorp, Inc.	751,680
58,000	People’s United Financial, Inc.	1,015,000

		2,519,080

	Total Common Stocks (Cost $17,152,503)	17,204,310

	MONEY MARKET FUND — 51.8%
12,567,421	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $12,567,421)	12,567,421

	Total Investments — 122.7% (Cost $29,719,924)	29,771,731

	Liabilities Less Other Assets — (22.7%)	(5,499,619)

	Net Assets — 100.0%	$24,272,112

*	Non-income producing security

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Small Cap Financial Fund

Management Overview

Portfolio Manager: David Ellison

Over the recent fiscal year, how did the Fund perform?

For the one-year period ended October 31, 2008, the Investor Class of the FBR Small Cap Financial Fund returned -6.76%. This compares to the NASDAQ Bank Index, Russell 2000 Index, and the Morningstar Specialty-Financial Category average which returned -20.85%, -34.16% and -44.47% for the same period respectively.

What factors contributed to the Fund’s performance?

The Fund’s outperformance during the period was due to portfolio construction decisions on my part and a continued adherence to my investment philosophy when it comes to uncovering the best opportunities in the financial services sector.

The portfolio decision was to have cash levels at times in excess of 20% and keep the exposure to any one security (company) in the portfolio low. The high cash balances were used as a temporary measure to position the Fund defensively in response to deteriorating industry conditions. This has been most notably seen thus far in the housing market as falling prices and unaffordable mortgages have produced very large losses for the industry. Keeping exposure to any one security low was also a defensive measure as this provides protection against one security having a big impact on performance and provides for Fund liquidity in the event of redemptions.

The adherence to my long developed and time tested investment philosophy paid dividends this year. It begins with a focus on the lending and funding quality of each security. What I look for is a company that has a conservative lending model and an ongoing focus on growing and maintaining a low cost, well diversified and government insured source of funding. Beyond this we look for companies with low operating expenses and a goal to build shareholder value via book value growth over the long term. Finally, we look to buy these companies at low valuations relative to earnings and book value.

While this process on the surface appears simple, I will not discourage you from that thought. We have many troubles in the industry at this time primarily because of overly complex lending and funding strategies. “Keep it simple stupid” always wins the day over the long run in the financial services sector.

What is the outlook for the Fund and the financial services sector?

I will keep it as simple as possible. The financial service industry is going through a “once in many lifetimes” crisis because people stopped doing their jobs for the sake of short-term profit. Many banks, thrifts, finance and insurance companies stopped using historically conservative lending policies to keep loan volumes high and make commissions for the loan brokers and traders. Banks, thrifts, finance and insurance companies borrowed the money

The FBR Funds

FBR Small Cap Financial Fund

Management Overview (continued)

to make these loans from increasingly unstable sources and put at risk the reliability of their lending capabilities. The rating agencies, who are paid to rate various debt securities, looked to getting paid first and the quality of their work second. This helped produce more low quality poorly funded lending than should have been produced in the first place. Government regulators were weakened by the mantra of free trade and free markets. They were unable or unwilling to look at and regulate the growing risks associated with excessive leverage and bad lending and funding practices. Leverage in the system grew as all participants came to believe that asset values would not (maybe never) fall and using leverage was thus risk-free.

We are today dealing with the reversal of all these bad practices and misguided beliefs outlined above. All participants are starting to do their jobs again but unfortunately much damage has been done. I believe we will see continued stress in the system as credit costs stay high, interest rates fail to make much difference for lenders in distress, regulatory agencies are empowered to do their job and accounting adjustments are made to improve transparency. All these factors will conspire to keep earnings under pressure in the short-run.

The FBR Small Cap Financial Fund is positioned for continued difficulties in the industry. I will continue to protect the downside with high cash balances and limited individual security exposure. I will continue to own the better positioned companies with characteristics outlined above. Finally, I am mindful of the opportunities ahead as industry healing starts to produce earnings gains which the stocks will follow. While better times are ahead, we need patience and continued monitoring of industry fundamentals. I will keep a balanced mind and a constructive decision process to give you the best chance to benefit from the recovery in the industry.

The opinions expressed in this commentary reflect those of the Portfolio Manager as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Small Cap Financial Fund

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. Russell 2000 Index(1)(3)

Total Returns—For the Periods Ended October 31, 2008(4)

	One Year	Annualized Five Year	Annualized Ten Year	Cumulative Since Inception(5)
FBR Small Cap Financial Fund Investor Class(1)(2)	(6.76)%	0.05%	9.92%	N/A
FBR Small Cap Financial Fund I Class(2)(5)	N/A	N/A	N/A	(0.40)%
FBR Small Cap Financial Fund R Class(2)(5)	N/A	N/A	N/A	(0.70)%
Russell 2000 Index(1)(3)	(34.16)%	1.57%	4.90%	(27.45)%

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of redemption fees and if reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

(1)

The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the index is unmanaged, does not incur expenses and is not available for investment. The performance of the index includes reinvested dividends, and does not reflect sales charges or expenses.

(2)

FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements, if any; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.

(3)	Russell 2000 Index is comprised of the smallest of the 2000 companies of the Russell 3000 Index, representing approximately 8% of the Russell 3000’s total market-capitalization.
(4)	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.
(5)	For the period May 30, 2008 (inception of share class) through October 31, 2008.

The FBR Funds

FBR Small Cap Financial Fund

Portfolio Summary

October 31, 2008

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Thrifts and Mortgage Finance	26.3%
Commercial Banks	14.6%
Real Estate Investment Trusts	4.3%
Household Durables	2.2%
Capital Markets	0.4%
Insurance	0.3%
Cash	51.9%

The FBR Funds

FBR Small Cap Financial Fund

Portfolio of Investments

October 31, 2008

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 51.1%
	Capital Markets — 0.4%
31,600	AllianceBernstein Holding L.P.	$740,704

	Commercial Banks — 15.5%
77,319	1st Source Corp.	1,659,266
25,000	Associated Banc-Corp.	551,500
50,531	Bancorp Rhode Island, Inc.	1,223,861
40,000	Banner Corp.	510,800
172,113	Cape Bancorp, Inc.*	1,431,980
140,000	Citizens Republic Bancorp, Inc.	413,000
66,400	East West Bancorp, Inc.	1,152,040
73,520	First Horizon National Corp.	875,623
60,000	FirstMerit Corp.	1,399,200
5,000	Huntington Bancshares, Inc.	47,250
152,403	Independent Bank Corp.	4,384,634
65,000	Integra Bank Corp.	391,950
110,000	Investors Bancorp, Inc.*	1,579,600
30,000	Nara Bancorp, Inc.	330,000
22,500	National Penn Bancshares, Inc.	381,150
25,000	Northrim BanCorp, Inc.	329,750
62,487	Pacific Premier Bancorp, Inc.*	249,948
45,000	Provident Bankshares Corp.	480,150
11,600	Signature Bank*	377,928
14,192	Southern First Bancshares, Inc.*	144,333
14,725	Southwest Bancorp, Inc.	213,218
20,000	Sterling Financial Corp.	169,800
25,000	Susquehanna Bancshares, Inc.	387,250
170,000	TCF Financial Corp.	3,015,800
19,100	Texas Capital Bancshares, Inc.*	340,935
155,000	The South Financial Group, Inc.	900,550
160,000	UCBH Holdings, Inc.	844,800
25,000	UMB Financial Corp.	1,133,250
167,200	Webster Financial Corp.	3,099,888
20,000	Zions Bancorp	762,200

		28,781,654

The FBR Funds

FBR Small Cap Financial Fund

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
	Household Durables — 2.3%
125,000	Centex Corp.	$1,531,250
200,000	D.R. Horton, Inc.	1,476,000
175,000	Lennar Corp., Class A	1,354,500

		4,361,750

	Insurance — 0.3%
75,000	National Financial Partners Corp.	499,500

	Real Estate Investment Trusts — 4.6%
55,750	Annaly Capital Management, Inc.	774,925
205,850	Anworth Mortgage Asset Corp.	1,206,281
93,850	Capstead Mortgage Corp.	943,193
415,000	Chimera Investment Corp.	1,195,200
269,250	MFA Mortgage Investments, Inc.	1,480,875
192,514	Redwood Trust, Inc.	2,933,913

		8,534,387

	Thrifts and Mortgage Finance — 28.0%
160,000	Astoria Financial Corp.	3,043,200
424,092	Bank Mutual Corp.	4,889,781
145,000	Brookline Bancorp, Inc.	1,696,500
49,500	Capitol Federal Financial	2,302,245
439,836	Danvers Bancorp, Inc.	5,401,186
195,364	Dime Community Bancshares, Inc.	3,262,579
40,000	FirstFed Financial Corp.*	358,000
37,419	Flushing Financial Corp.	581,865
99,431	Hingham Institution for Savings	2,873,556
18,492	HMN Financial, Inc.	166,428
604,156	Hudson City Bancorp, Inc.	11,364,173
25,000	NewAlliance Bancshares, Inc.	345,000
25,000	Northwest Bancorp, Inc.	662,500
24,649	OceanFirst Financial Corp.	408,927
9,408	Oritani Financial Corp.*	160,689
182,444	Parkvale Financial Corp.	2,733,011
184,525	People’s United Financial, Inc.	3,229,188
104,600	Provident Financial Services, Inc.	1,533,436
24,821	TF Financial Corp.	469,117

The FBR Funds

FBR Small Cap Financial Fund

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
196,734	Washington Federal, Inc.	$3,466,453
64,523	WSFS Financial Corp.	3,088,716

		52,036,550

	Total Common Stocks (Cost $92,678,419)	94,954,545

	MONEY MARKET FUND — 55.0%
102,327,081	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $102,327,081)	102,327,081

	Total Investments — 106.1% (Cost $195,005,500)	197,281,626

	Liabilities Less Other Assets — (6.1%)	(11,426,962)

	Net Assets — 100.0%	$185,854,664

*	Non-income producing security

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Technology Fund

(Formerly known as the FBR Large Cap Technology Fund)

Management Overview

Portfolio Manager(s): David Ellison and Winsor Aylesworth

Over the recent fiscal year, how did the Fund perform?

For the one-year period ended October 31, 2008, the FBR Technology Fund Investor Class returned -42.30%. This compares to the Morningstar Specialty Technology Category average, the S&P 500 Index and the NASDAQ Composite Index, which returned -44.50%, -36.10% and -39.31% for the same period respectively.

What factors contributed to the Fund’s performance?

There is no way to sugarcoat the Fund’s performance this year other than to say it was disappointing. We take little comfort in that the Fund outperformed the technology peer average and tracked the broader NASDAQ market.

We have remained consistent in investment philosophy and continue to hold technology companies that exhibit low leverage, a history of increasing tangible book value and are profitable. This approach protects shareholders against the credit issues that are currently impacting the market. As good as that sounds, it does not protect investors from overall market corrections.

In times like this, you try to sell companies that, although fundamentally sound, are overpriced and repurchase them after they have become better values. This may result in higher than normal levels of portfolio turnover but can assist in the generation of positive returns and minimize losses. Over the course of the fiscal year we successfully executed this strategy across our investments in Cummins Inc., First Solar Inc., Baidu.com and US Cellular. We were rewarded by our investment in biotechnology companies Genzyme and Genetech. Although not immune from price volatility both companies significantly outperformed the market for 2008.

The rapidly weakening economy has resulted in a contraction in spending by both corporations and individuals. Credit is harder to get for both companies and individuals. The reduced spending has subsequently lowered demand for many of the technology “gadgets” that we would buy when times were better. Corporately, technology investments are being deferred or canceled as companies try and figure out their future. This has resulted in us reducing our exposure to many of the “retail” oriented technology companies and their suppliers. We still think it is important to have exposure to these types of firms but centered on the “Best of breed”. Hence we continue to have significant exposure to companies like Apple and Intel even though their stock prices have fallen significantly.

Another major portfolio change over the 2008 fiscal year was the elimination of most of our international exposure. The economic malaise that we find ourselves in is not limited to just the U.S. As it ripples throughout the world, the impact on the foreign securities market is highly unpredictable and potentially more pronounced. Once things stabilize

The FBR Funds

FBR Technology Fund

Management Overview (continued)

we would expect to reinvest in many of the high-quality technology companies based outside the U.S.

We feel spending will continue on technology in the various economic sectors that the government will encourage as part of its economic recovery plan. Healthcare, defense, infrastructure and environmental issues appear to be an emphasis of the new administration and we would expect increased spending in these areas over time. Each of these fields has their numerous companies that supply technology solutions to problems. We would expect earnings to hold up best for companies in these areas and hence result in better performing stock prices.

What is the outlook for the Fund and the technology sector?

The immediate future looks like one of continued market volatility and correction. Some days the glass looks half full while other days the glass looks half empty. This roller coaster environment can be very nerve rattling for fund investors.

We believe that our job continues to be to provide exposure to the sector and remain invested in the better companies and take advantage of the volatility as best we can to build long term positions for the future. We continue to derive comfort in the fact that technology in all its shapes and sizes should lead the economy out of its malaise in the days and years ahead. We believe the Fund is well positioned to withstand the storm and participate in the recovery.

As always we appreciate your investment as a fellow shareholder.

The opinions expressed in this commentary reflect those of the Portfolio Manager as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Technology Fund

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. Various Indices(1)(3)

Total Returns—For the Periods Ended October 31, 2008(4)

	One Year	Annualized Five Year	Annualized Since Inception(5)
FBR Technology Fund Investor Class(1)(2)	(42.30)%	(2.17)%	(0.17)%
S&P 500 Index(1)(3)	(36.10)%	0.26%	(0.33)%
NASDAQ Composite Index(1)(3)	(39.31)%	(1.59)%	(0.90)%

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of redemption fees and if reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

(1)

The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the index is unmanaged, does not incur expenses and is not available for investment. The performance of the index includes reinvested dividends, and does not reflect sales charges or expenses.

(2)

FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements, if any; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.

(3)

S&P 500 Index is a capitalization-weighted index of 500 stocks. The index is designed to represent the broad domestic economy through changes in aggregate market value of 500 stocks representing all major industries. The NASDAQ Composite Index is a broad-based capitalization-weighted index of all NASDAQ National Market and Small Cap stocks.

(4)	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.
(5)	For the period February 1, 2002 (commencement of investment operations) through October 31, 2008.

The FBR Funds

FBR Technology Fund

Portfolio Summary

October 31, 2008

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Pharmaceuticals, Biotechnology and Life Sciences	24.1%
Technology, Hardware and Equipment	15.0%
Capital Goods	13.7%
Health Care Equipment and Services	12.6%
Software and Services	7.4%
Semiconductors and Semiconductor Equipment	6.1%
Energy	2.1%
Automobiles and Components	1.8%
Retailing	1.8%
Consumer Durables and Apparel	1.0%
Telecommunication Services	0.4%
Cash	14.0%

The FBR Funds

FBR Technology Fund

Portfolio of Investments

October 31, 2008

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 86.0%
	Automobiles and Components — 1.8%
7,900	Johnson Controls, Inc.	$140,067

	Capital Goods — 13.8%
19,800	ABB Ltd. ADR	260,369
2,835	Cummins, Inc.	73,285
550	First Solar, Inc.*	79,035
3,550	General Dynamics Corp.	214,136
2,025	Goodrich Corp.	74,034
2,315	Precision Castparts Corp.	150,035
2,275	Quanta Services, Inc.*	44,954
1,672	SunPower Corp., Class B*	49,508
7,610	Vestas Wind Systems A/S ADR*	112,248

		1,057,604

	Consumer Durables and Apparel — 1.0%
3,285	Garmin Ltd.*	73,748

	Energy — 2.1%
9,350	Weatherford International Ltd.*	157,828

	Health Care Equipment and Services — 12.6%
4,230	Baxter International, Inc.	255,872
2,210	Becton, Dickinson and Co.	153,374
1,455	Cerner Corp.*	54,170
3,675	Covidien Ltd.	162,766
1,735	DENTSPLY International, Inc.	52,709
425	Intuitive Surgical, Inc.*	73,436
4,060	Stryker Corp.	217,048

		969,375

	Pharmaceuticals, Biotechnology and Life Sciences — 24.0%
3,200	Biogen Idec, Inc.*	136,160
615	Cephalon, Inc.*	44,108
1,630	Charles River Laboratories International, Inc.*	58,403
1,050	Covance, Inc.*	52,500
3,200	Forest Laboratories, Inc.*	74,336
4,110	Genentech, Inc.*	340,882

The FBR Funds

FBR Technology Fund

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
	Pharmaceuticals, Biotechnology and Life Sciences — 24.0% (continued)
2,010	Genzyme Corp.*	$146,489
2,190	Johnson & Johnson	134,335
7,825	Merck & Company, Inc.	242,183
4,230	Novartis AG ADR	215,688
2,175	Pharmaceutical Product Development, Inc.	67,382
6,775	Schering-Plough Corp.	98,170
775	Waters Corp.*	33,945
6,450	Wyeth	207,561

		1,852,142

	Retailing — 1.8%
2,485	Amazon.com, Inc.*	142,241

	Semiconductors and Semiconductor Equipment — 6.1%
19,800	Intel Corp.	316,800
4,825	MEMC Electronic Materials, Inc.*	88,684
6,907	NVIDIA Corp.*	60,505

		465,989

	Software and Services — 7.4%
3,625	Amdocs Ltd.*	81,780
200	Baidu.com, Inc. ADR*	41,200
1,075	Check Point Software Technologies Ltd.*	21,737
4,750	Cognizant Technology Solutions Corp., Class A*	91,200
7,550	eBay, Inc.*	115,289
990	Global Payments, Inc.	40,105
500	Google, Inc., Class A*	179,679

		570,990

	Technology, Hardware and Equipment — 15.0%
2,098	Apple, Inc.*	225,724
10,775	Corning, Inc.	116,693
1,700	Dolby Laboratories, Inc., Class A*	53,669
21,400	EMC Corp.*	252,091
7,425	Juniper Networks, Inc.*	139,145
15,250	Motorola, Inc.	81,893
2,150	Research In Motion Ltd.*	108,425

The FBR Funds

FBR Technology Fund

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
	Technology, Hardware and Equipment — 15.0% (continued)
7,005	Tyco Electronics Ltd.	$136,177
2,450	Western Digital Corp.*	40,425

		1,154,242

	Telecommunication Services — 0.4%
755	United States Cellular Corp.*	28,924

	Total Common Stocks (Cost $8,483,347)	6,613,150

	MONEY MARKET FUND — 14.0%
1,079,366	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $1,079,366)	1,079,366

	Total Investments — 100.0% (Cost $9,562,713)	7,692,516

	Liabilities Less Other Assets — 0.0%	(3,395)

	Net Assets — 100.0%	$7,689,121

*	Non-income producing security

ADR American Depositary Receipts

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Gas Utility Index Fund

Management Overview

Portfolio Manager: Winsor Aylesworth

Over the last twelve months, how did the Fund perform?

For the twelve months ended October 31, 2008, the Investor Class of the FBR Gas Utility Index Fund’s total return was -26.81%. This compares to the American Gas Association (“AGA”) Stock Index, the S&P 500 Composite Index and the Morningstar Specialty Utility Category Average which returned -25.25%, -36.10% and -34.86% for the same period respectively.

What factors contributed to the Fund’s performance?

For the year, the Fund tracked but slightly underperformed against its Index, beat the S&P 500 and outperformed the majority of its utility fund peers. The underperformance in relation to the index was due to market volatility and cash levels in the Fund at various times. The performance against the other measures ties to the index nature of the Fund, its diversification and its emphasis on natural gas oriented utilities. The Fund’s lack of non-gas related utility investments such as water, communication, and telephone utilities and non-gas oriented power generators continued to serve it well as these securities demonstrated more price erosion in the period’s market downturn. We also believe the AGA Stock Index’s diversification, with a portfolio of over 65 securities, and with no one security being greater than 5% of the Index, provides an additional layer of protection and assists in dampening downside exposure.

We want to again take this opportunity to remind shareholders that the Fund’s objective is to track the AGA Stock Index’s performance. The Fund’s recent positive performance against other measures may vary over different time periods.

The major macro issues of weather and the economy had varying effects on the Fund’s performance over the 2008 fiscal year. The last six months featured two significant hurricanes in the Gulf of Mexico. However, their respective storm tracks caused only minimal disruption to the natural gas supply system. So as we head into what is expected to be a benign winter heating season, supplies are near normal levels.

The deteriorating U.S. and World economies and the seizure of the credit markets had a major negative impact on the Fund’s performance. As the mortgage crisis deepened and resulted in government interventions and various credit market issues, the markets expected a recession, or worse, and priced securities accordingly. Since utility companies and the entire sector rely heavily on various debt instruments to finance their capital intensive assets, the turmoil in the credit markets added uncertainty.

What is the outlook for the Fund and the utility sector?

In the absence of supply disruptions caused by significant weather related issues, the immediate outlook for the Fund is contingent on the overall direction of the economy. There is a risk that the economic downturn will be deep enough and long enough to

The FBR Funds

FBR Gas Utility Index Fund

Management Overview (continued)

decrease demand for the services that the portfolio companies provide; which is primarily the distribution and use of natural gas. We hope this is not the case, but if it is, we would anticipate some winners and losers as a result. Add to this, the ability for each company to access the debt markets and we would expect we are headed for a period of further stock price volatility. We would also expect to see more consolidation as the strong devour the weak with more internationalization in the portfolio. Just recently AGA added the Spanish utility Iberdrola to the Index and subsequently we added the company to the portfolio. This was a result of Iberdrola acquiring the American utility Energy East. Iberdrola is one of the world’s largest utilities and producer of green energy. This adds to the green energy exposure of the Fund’s portfolio. Over the last twelve months, Keyspan Energy, Energy South, Aquila, PP&L Gas Utilities, Southwest Energy Inc. and SEMCO Energy were all deleted from the Index as a result of industry consolidation.

Last April we commented on the run-up in natural gas prices and how it tracked the increase in oil prices. What a difference six months makes. Just like oil, the wholesale price of natural gas has declined 30-40% since that time. This significant decrease shows how quickly the economy and hence demand for the commodity has declined. This decrease is good news for homeowners as we head towards winter. If this decrease holds, this could ultimately be good for the natural gas industry. As we have mentioned in previous letters, companies would prefer “stable” energy prices to facilitate the planning process. Rapid change either up or down make the planning process extremely difficult.

As fellow shareholders, we look to the future and understand there are numerous problems the new Obama Administration will be faced with. How the economy deals with the solutions is anybody’s guess. It is comforting to know that in any economy, there will always be a need for clean efficient energy sources. Natural gas is the obvious choice and solution and even though there may be some temporary disruption in its growth, it will continue to play an ever increasing role. It is plentiful, available, under our geopolitical control and clean. Owning a well diversified low cost position in this industry should serve fellow investors well going forward.

In these tough markets, we want to thank you for your continued support.

The opinions expressed in this commentary reflect those of the Portfolio Manager as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Gas Utility Index Fund

Comparison of Changes in Value of $10,000 Investment in

Investor Class Shares(1)(2) vs. Various Indices(1)(3)

Total Returns—For the Periods Ended October 31, 2008(4)(5)

	One Year	Annualized Five Year	Annualized Ten Year	Cumulative Since Inception(6)
FBR Gas Utility Index Fund Investor Class(1)(2)	(26.81)%	8.59%	5.83%	N/A
FBR Gas Utility Index Fund R Class(2)(6)	N/A	N/A	N/A	(27.84)%
S&P 500 Index(1)(3)	(36.10)%	0.26%	0.40%	(30.19)%
AGA Stock Index(1)(3)	(25.25)%	9.09%	6.67%	N/A

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

The performance data quoted represents past performance and the current performance may be lower or higher than the performance data quoted. The investment return and principal will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance data does not reflect the deduction of redemption fees and if reflected, the redemption fee would reduce the performance data quoted. To obtain performance data current to the most recent month-end, please call 888.200.4710 or visit www.fbrfunds.com.

(1)

The graph assumes a hypothetical $10,000 initial investment in the Fund and reflects the reinvestment of dividends and all Fund expenses. Investors should note that the Fund is a professionally managed mutual fund while the index is unmanaged, does not incur expenses and is not available for investment. The performance of the index includes reinvested dividends, and does not reflect sales charges or expenses.

(2)

FBR Fund Advisers, Inc. waived a portion of its advisory fees and agreed to contractually reimburse a portion of the Fund’s operating expenses, as necessary, to maintain existing expense limitations, as set forth in the notes to the financial statements. Total returns shown include fee waivers and expense reimbursements, if any; total returns would have been lower had there been no waiver of fees and/or reimbursement of expenses in excess of expense limitations.

(3)

S&P 500 Index is a capitalization-weighted index of 500 stocks. The index is designed to represent the broad domestic economy through changes in aggregate market value of 500 stocks representing all major industries. The AGA Stock Index is a market capitalization weighted index, adjusted monthly, consisting of member companies of the American Gas Association.

(4)	The total returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.
(5)	Effective April 1, 2003, the Fund changed its fiscal year-end from March 31 to October 31.
(6)	For the period May 30, 2008 (inception of share class) through October 31, 2008.

The FBR Funds

FBR Gas Utility Index Fund

Portfolio Summary

October 31, 2008

The following provides a breakdown of the Fund by industry sectors. The underlying securities represent a percentage of the portfolio investments.

Industry Sector	% of Total Investments
Multi-Utilities	33.7%
Gas Utilities	24.2%
Oil, Gas and Consumable Fuels	22.5%
Electric Utilities	11.8%
Independent Power Producers and Energy Traders	0.2%
Cash	7.6%

The FBR Funds

FBR Gas Utility Index Fund

Portfolio of Investments

October 31, 2008

SHARES		VALUE (NOTE 2)
	COMMON STOCKS — 91.9%
	Electric Utilities — 11.8%
700	ALLETE, Inc.	$24,500
76,537	Duke Energy Corp.	1,253,676
235,090	E.ON AG ADR	8,933,420
3,015	Entergy Corp.	235,321
64,325	Exelon Corp.	3,488,988
266,000	Iberdrola S.A. ADR	7,604,940
6,678	MGE Energy, Inc.	237,937
25,000	Northeast Utilities	564,000
11,266	Pepco Holdings, Inc.	232,643
13,550	PPL Corp.	444,711
12,825	Sierra Pacific Resources	106,319
5,075	The Empire District Electric Co.	97,491
4,505	UniSource Energy Corp.	124,248

		23,348,194

	Gas Utilities — 24.1%
113,250	AGL Resources, Inc.	3,442,800
162,950	Atmos Energy Corp.	3,954,797
9,365	Chesapeake Utilities Corp.	292,563
1,825	Corning Natural Gas Corp.*	30,067
6,007	Delta Natural Gas Company, Inc.	147,592
43,525	Energen Corp.	1,461,134
7,010	Energy West, Inc.	58,183
94,500	Equitable Resources, Inc.	3,280,095
95,100	National Fuel Gas Co.	3,441,669
56,450	New Jersey Resources Corp.	2,102,198
81,650	Nicor, Inc.	3,773,047
50,800	Northwest Natural Gas Co.	2,584,704
133,600	ONEOK, Inc.	4,261,840
130,900	Piedmont Natural Gas Company, Inc.	4,309,227
134,100	Questar Corp.	4,621,085
4,193	RGC Resources, Inc.	106,880
49,260	South Jersey Industries, Inc.	1,678,288
82,400	Southwest Gas Corp.	2,152,288
36,550	The Laclede Group, Inc.	1,912,296

The FBR Funds

FBR Gas Utility Index Fund

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
	Gas Utilities — 24.1% (continued)
55,325	UGI Corp.	$1,320,608
89,100	WGL Holdings, Inc.	2,868,129

		47,799,490

	Independent Power Producers and Energy Traders — 0.2%
19,750	Constellation Energy Group, Inc.	478,148

	Multi-Utilities — 33.5%
22,375	Alliant Energy Corp.	657,378
24,125	Ameren Corp.	782,856
19,225	Avista Corp.	381,809
16,650	Black Hills Corp.	420,413
239,600	CenterPoint Energy, Inc.	2,760,192
6,550	CH Energy Group, Inc.	270,057
124,350	CMS Energy Corp.	1,274,588
83,875	Consolidated Edison, Inc.	3,633,465
233,800	Dominion Resources, Inc.	8,482,263
43,025	DTE Energy Co.	1,518,783
59,171	Integrys Energy Group, Inc.	2,816,540
99,400	MDU Resources Group, Inc.	1,810,074
154,469	National Grid PLC ADR	8,838,715
295,050	NiSource, Inc.	3,823,848
21,376	NorthWestern Corp.	417,687
20,825	NSTAR	688,266
180,625	PG&E Corp.	6,623,518
22,325	PNM Resources, Inc.	217,669
211,300	Public Service Enterprise Group, Inc.	5,948,094
65,300	Puget Energy, Inc.	1,529,979
210,400	Sempra Energy	8,960,935
47,275	TECO Energy, Inc.	545,554
50,655	Vectren Corp.	1,276,506
27,025	Wisconsin Energy Corp.	1,175,588
103,050	Xcel Energy, Inc.	1,795,131

		66,649,908

The FBR Funds

FBR Gas Utility Index Fund

Portfolio of Investments (continued)

October 31, 2008

SHARES		VALUE (NOTE 2)
	Oil, Gas and Consumable Fuels — 22.3%
81,550	Cheniere Energy, Inc.*	$304,997
767,050	El Paso Corp.	7,440,385
256,785	Enbridge, Inc.	8,884,761
185,157	Southern Union Co.	3,188,404
477,068	Spectra Energy Corp.	9,221,724
299,050	The Williams Companies, Inc.	6,271,079
298,900	TransCanada Corp.	9,056,670

		44,368,020

	Total Common Stocks (Cost $118,677,940)	182,643,760

	MONEY MARKET FUND — 7.6%
14,981,014	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $14,981,014)	14,981,014

	Total Investments — 99.5% (Cost $133,658,954)	197,624,774

	Other Assets Less Liabilities — 0.5%	1,016,023

	Net Assets — 100.0%	$198,640,797

*	Non-income producing security

ADR	American Depositary Receipts
PLC	Public Liability Company

The accompanying notes are an integral part of the financial statements.

The FBR Funds

FBR Fund for Government Investors

Management Overview

Portfolio Manager: William B. Sanders, III

Over the recent fiscal year, how did the Fund perform?

For the one year period ended October 31, 2008 the FBR Fund for Government Investors returned 2.31%

What factors contributed to the Fund’s performance?

During the Fund’s fiscal year the Federal Open Market Committee of the Federal Reserve Board (the “Fed”) reduced the Fed Funds target rate from 4.50% to 1.00%. The first part of the year was characterized by a Fed concerned with upside risk to inflation and a “likely” slow down in economic growth. The inflationary concerns were maintained for most of the period even as economic growth evaporated and a slowdown started to materialize. It was not until October that the Fed threw the inflation concern out the window and began to focus on deflation.

Deflation, the antithesis of inflation, occurs when asset prices depreciate as a result of a reduction of the following: money supply, availability of credit, government and private consumption and investment spending. The resulting lower level of demand in the economy and increased unemployment associated with lower production and wages elevates investor’s fears of the potential for the economy to slip into a self-perpetuating downward deflationary spiral.

Back in March, we had a foreshadowing of things to come when Bear Stearns was rescued by JPMorgan’s government backed emergency purchase. Then, in September, a series of events kicked-off by the bankruptcy of Lehman Brothers, the sale of Merrill Lynch to Bank of America, AIG’s government bailout, Fannie Mae and Freddie Mac’s placement into government conservatorship (just to name a few) exacerbated the seizure of the global credit markets and the financial system. As a result, consumer spending collapsed and the pace of economic deceleration increased dramatically.

At this point, the Fed and U.S. Treasury quickly focused on forestalling a total collapse of the financial system and an economic depression. In an attempt to combat these dangerous trends, both the Fed and Treasury took historic and unprecedented actions by quickly reducing the short-term rates and flooding the system with dollars through a variety of actions designed to stimulate the economy. Over the last 15 months our government has pledged $8.5 trillion on behalf of U.S. tax payers to rescue our financial system and institutions deemed “too big to fail”. By injecting massive amounts of capital to offset the enormous credit losses associated with de-leveraging and asset write-downs, the U.S. government has become the buyer/lender of last resort to prevent economic Armageddon.

The U.S. is by no means alone in this situation as the financial crisis is global in nature. Over the course of the fiscal year, investors aggressively reduced their exposure to equities, seemingly without regard to asset class. This flight to quality and increased demand for the

The FBR Funds

FBR Fund for Government Investors

Management Overview (continued)

safety of short-term U.S. Government securities drove the seven day effective yield of the Fund from 4.09% at end of fiscal year 2007 to 1.09% at the close of the 2008 fiscal year.

What is the outlook for the Fund?

Given the continued deterioration of the economy—as evidenced by the housing market still searching for a bottom, unemployment ranks growing, continued deterioration of the credit markets and a shell shocked consumer – we expect the Fed to maintain rates at current low levels. There has been an unprecedented flight to the safety of Treasury securities driving their yields down to historic lows. One and three month T-bills pay virtually no yield which means investors are more concerned about just getting the return of their money and not a return from their money.

The performance of the Fund remains linked to the movements of the Fed Funds target rate. Regardless of what the Fed does (or doesn’t do) next the Fund will stay with our conservative investment style of owning only the highest quality and most liquid government issued and sponsored securities.

An additional item worth mentioning, in an effort to maintain investor confidence, the Fund is participating in the U.S. Treasury Department’s Temporary Guarantee Program for Money Market Funds. The program guarantees shareholders at the close of business on September 19, 2008 against loss in the event that the Fund liquidates its holdings and the per share value at the time of liquidation is less than a $1 a share. Participation in the program which runs through April 30, 2009, requires a payment to the Treasury.

The U.S. Treasury Temporary Guarantee Program provides a guarantee to participating money market mutual fund shareholders based on the number of shares invested in the Fund at the close of business on September 19, 2008. Any increase in the number of shares an investor holds after the close of business on September 19, 2008 will not be guaranteed. If a shareholder closes their account with the Fund or broker-dealer, any future investment in the Fund will not be guaranteed. If the number of shares an investor holds fluctuates over the period, the investor will be covered for either the number of shares held at the close of business on September 19, 2008 or the current amount, whichever is less. The program will expire on April 30, 2009 unless extended by the U.S. Treasury.

An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

The opinions expressed in this commentary reflect those of the Portfolio Manager as of the date written. Any such opinions are subject to change based on market or other conditions. These opinions may not be relied upon as investment advice. Investment decisions for The FBR Funds are based on several factors, and may not be relied upon as an indication of trading intent on behalf of any FBR Fund. Security positions can and do change.

The FBR Funds

FBR Fund for Government Investors

Portfolio Summary

October 31, 2008

The following provides a breakdown of the Fund by maturity schedule1. The underlying securities represent a percentage of the portfolio investments.

Time to Maturity	% of Total Investments
30 days or Less	53.9%
Greater than 90 days	23.0%
61 to 90 days	11.6%
31 to 60 days	11.5%

[1]	The maturity date used for each security in the portfolio to determine the schedule is the shorter of the next interest rate reset date or the final maturity date.

The FBR Funds

FBR Fund for Government Investors

Portfolio of Investments

October 31, 2008

PAR		RATE	MATURITY DATE	VALUE (NOTE 2)
	U.S. GOVERNMENT AND AGENCY OBLIGATIONS — 79.8%
	Federal Home Loan Bank — 45.7%
$12,000,000	FHLB	2.5%	1/22/09	$11,995,816
12,000,000	FHLB	2.56	2/13/09	11,989,997
6,000,000	FHLB Discount Note*	1.15	11/14/08	5,997,508
6,000,000	FHLB Discount Note*	1.2	11/28/08	5,994,600
12,000,000	FHLB Discount Note*	2.18	12/10/08	11,971,660

				47,949,581

	Federal Home Loan Mortgage Corporation — 11.3%
12,000,000	Freddie Mac Discount Note*	2.0	2/23/09	11,924,000

	UNITED STATES TREASURY BILLS — 22.8%
12,000,000	U.S. Treasury Bill	1.63	11/6/08	11,997,283
12,000,000	U.S. Treasury Bill	1.765	11/20/08	11,988,822

				23,986,105

	MONEY MARKET FUND — 19.0%
19,901,381	JPMorgan 100% U.S. Treasury Securities Money Market Fund (Cost $19,901,381)			19,901,381

	Total Investments — 98.8% (Amortized Cost $103,761,067)†			103,761,067

	Other Assets Less Liabilities — 1.2%			1,305,212

	Net Assets — 100.0%			$105,066,279

*	Interest rates for the discount notes represent the yield to maturity at the date of purchase.
†	Same cost is used for federal income tax purposes.

Weighted Average Maturity of Portfolio: 45 Days

The accompanying notes are an integral part of the financial statements.

The FBR Funds

Statements of Assets and Liabilities

October 31, 2008

	FBR Pegasus FundTM	FBR Pegasus Mid Cap FundTM
ASSETS
Investment Securities at Cost	$5,758,451	$5,207,671

Investment Securities at Value (Note 2)	$4,719,215	$4,203,368
Receivable for Capital Shares Sold	12,000	13,500
Dividends and Interest Receivable	5,005	3,649
Receivable from Adviser	4,869	5,060
Prepaid Expenses	11,123	4,722

Total Assets	4,752,212	4,230,299

LIABILITIES
Payable for Capital Shares Redeemed	—	1,850
Payable for Investment Securities Purchased	76,268	20,283
Administration Fee Payable (Note 3)	83	68
Distribution and Service Fees Payable (Note 3)	1,028	835
Other Accrued Expenses	29,960	28,542

Total Liabilities	107,339	51,578

NET ASSETS	$4,644,873	$4,178,721

Net Assets Consist of:
Paid-in capital	$6,539,494	$5,301,119
Accumulated net investment income	28,480	—
Accumulated net realized loss on investments	(883,865)	(118,095)
Net unrealized depreciation on investments	(1,039,236)	(1,004,303)

NET ASSETS	$4,644,873	$4,178,721

Pricing of Investor Class Shares
Net assets attributable to Investor Class shares	$4,574,150	$4,107,622
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	561,626	502,157

Net Asset Value Per Share	$8.14	$8.18

Pricing of I Class Shares
Net assets attributable to I Class shares	$70,723	$71,099
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	10,000	10,000

Net Asset Value Per Share	$7.07	$7.11

The FBR Funds

Statements of Assets and Liabilities (continued)

October 31, 2008

	FBR Pegasus Small Cap FundTM	FBR Pegasus Small Cap Growth FundTM
ASSETS
Investment Securities at Cost	$4,935,361	$3,752,784

Investment Securities at Value (Note 2)	$4,248,724	$3,031,859
Receivable for Capital Shares Sold	2,500	3,000
Receivable for Investment Securities Sold	7,380	—
Dividends and Interest Receivable	2,916	1,000
Receivable from Adviser	4,788	7,522
Prepaid Expenses	4,827	4,323

Total Assets	4,271,135	3,047,704

LIABILITIES
Payable for Investment Securities Purchased	166,942	41,181
Administration Fee Payable (Note 3)	69	51
Distribution and Service Fees Payable (Note 3)	842	635
Other Accrued Expenses	28,826	31,586

Total Liabilities	196,679	73,453

NET ASSETS	$4,074,456	$2,974,251

Net Assets Consist of:
Paid-in capital	$4,985,407	$3,820,333
Accumulated net realized loss on investments	(224,314)	(125,157)
Net unrealized depreciation on investments	(686,637)	(720,925)

NET ASSETS	$4,074,456	$2,974,251

Pricing of Investor Class Shares
Net assets attributable to Investor Class shares	$3,998,292	$2,830,628
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	473,741	340,296

Net Asset Value Per Share	$8.44	$8.32

Pricing of I Class Shares
Net assets attributable to I Class shares	$76,164	$71,887
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	10,000	10,000

Net Asset Value Per Share	$7.62	$7.19

Pricing of R Class Shares
Net assets attributable to R Class shares	$—	$71,736
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	—	10,000

Net Asset Value Per Share	$—	$7.17

The FBR Funds

Statements of Assets and Liabilities (continued)

October 31, 2008

	FBR Focus Fund	FBR Large Cap Financial Fund	FBR Small Cap Financial Fund
ASSETS
Investment Securities
Securities at Cost:
Unaffiliated Issuers	$542,488,817	$29,719,924	$195,005,500
Affiliated Issuers	187,620,635	—	—

Total securities	$730,109,452	$29,719,924	$195,005,500

Securities at Value (Note 2):
Unaffiliated issuers	$546,567,385	$29,771,731	$197,281,626
Affiliated Issuers	188,831,773	—	—

Total securities	735,399,158	29,771,731	197,281,626
Receivable for Capital Shares Sold	667,407	7,975	617,398
Receivable for Investment Securities Sold	—	1,264,695	1,528,930
Dividends and Interest Receivable	76,224	19,652	291,771
Prepaid Expenses	111,674	7,818	22,871

Total Assets	736,254,463	31,071,871	199,742,596

LIABILITIES
Payable for Capital Shares Redeemed	445,220	51,358	81,665
Payable for Investment Securities Purchased	—	6,691,496	13,564,228
Investment Advisory Fee Payable (Note 3)	543,389	18,299	121,423
Administration Fee Payable (Note 3)	12,082	409	2,699
Distribution and Service Fees Payable (Note 3)	147,656	5,112	33,101
Other Accrued Expenses	422,275	33,085	84,816

Total Liabilities	1,570,622	6,799,759	13,887,932

NET ASSETS	$734,683,841	$24,272,112	$185,854,664

Net Assets Consist of:
Paid-in capital	$623,012,352	$28,476,906	$191,037,903
Accumulated net investment income	—	201,208	2,020,677
Accumulated net realized gain (loss) on investments and foreign currency transactions	106,381,783	(4,457,809)	(9,480,042)
Net unrealized appreciation on investments	5,289,706	51,807	2,276,126

NET ASSETS	$734,683,841	$24,272,112	$185,854,664

Pricing of Investor Class Shares
Net assets attributable to Investor Class shares	$717,780,166	$24,272,112	$181,803,488
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	19,191,415	2,179,184	11,941,831

Net Asset Value Per Share	$37.40	$11.14	$15.22

Pricing of I Class Shares
Net assets attributable to I Class shares	$16,831,234	$—	$3,951,877
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	2,313,936	—	396,829

Net Asset Value Per Share	$7.27	$—	$9.96

Pricing of R Class Shares
Net assets attributable to R Class shares	$72,441	$—	$99,299
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	10,000	—	10,000

Net Asset Value Per Share	$7.24	$—	$9.93

The FBR Funds

Statements of Assets and Liabilities (continued)

October 31, 2008

	FBR Technology Fund	FBR Gas Utility Index Fund	FBR Fund for Government Investors**
ASSETS
Investment Securities at Cost*	$9,562,713	$133,658,954	$103,761,067

Investment Securities at Value* (Note 2)	$7,692,516	$197,624,774	$103,761,067
Receivable for Investment Securities Sold	15,037	1,238,183	—
Receivable for Capital Shares Sold	10,056	184,590	1,373,567
Dividends and Interest Receivable	3,354	272,317	242,799
Prepaid Expenses	9,594	27,176	24,125

Total Assets	7,730,557	199,347,040	105,401,558

LIABILITIES
Payable for Capital Shares Redeemed	991	148,372	221,131
Payable for Investment Securities Purchased	—	375,025	—
Investment Advisory Fee Payable (Note 3)	5,205	65,892	46,058
Administration Fee Payable (Note 3)	137	3,318	1,842
Distribution and Service Fees Payable (Note 3)	1,708	30	—
Other Accrued Expenses	33,395	113,606	66,248

Total Liabilities	41,436	706,243	335,279

NET ASSETS	$7,689,121	$198,640,797	$105,066,279

Net Assets Consist of:
Paid-in capital	$13,655,725	$138,192,694	$105,252,946
Accumulated net investment income	—	79,540	—
Accumulated net realized loss on investments	(4,096,407)	(3,597,257)	(186,667)
Net unrealized appreciation (depreciation) on investments	(1,870,197)	63,965,820	—

NET ASSETS	$7,689,121	$198,640,797	$105,066,279

Pricing of Investor Class Shares
Net assets attributable to Investor Class shares	$7,689,121	$198,568,594	$105,066,279
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	1,105,239	13,012,389	105,252,946

Net Asset Value Per Share	$6.96	$15.26	$1.00

Pricing of R Class Shares
Net assets attributable to R Class shares	$—	$72,203	$—
Shares of Beneficial Interest Outstanding (unlimited number of shares authorized, no par value)	—	10,078	—

Net Asset Value Per Share	$—	$7.16	$—

*	For the FBR Fund for Government Investors, securities are reported at amortized cost.
**	References to Investor Class for FBR Fund for Government Investors shall be deemed to refer to current outstanding shares of the Fund.

The accompanying notes are an integral part of the financial statements.

The FBR Funds

Statements of Operations

For the Year Ended October 31, 2008

	FBR Pegasus FundTM	FBR Pegasus Mid Cap FundTM
Investment Income
Dividends[1]	$187,290	$56,145
Interest	12,461	8,171

Total Investment Income	199,751	64,316

Expenses
Investment Advisory fees (Note 3)	81,035	37,788
Administration fees (Note 3)	3,712	1,668
Distribution and Service fees - Investor Class (Note 3)	22,416	10,402
Professional fees	45,362	45,762
Registration fees - Investor Class	19,014	13,037
Registration fees - I Class	807	808
Trustees’ fees	16,475	16,475
Shareholder administrative fees - Investor Class	15,195	9,482
Shareholder administrative fees - I Class	3	3
Compliance fees	8,617	8,342
Transfer agent fees - Investor Class	4,367	2,398
Transfer agent fees - I Class	15	15
Accounting services fees	4,170	2,710
Reports to shareholders - Investor Class	3,359	3,294
Reports to shareholders - I Class	—	1
Custodian fees	2,406	1,958
Insurance fees	1,174	328
Other expenses	1,815	1,750

Total expenses before waivers and related reimbursements	229,942	156,221
Less waivers and related reimbursements	(76,144)	(86,662)

Total expenses after waivers and related reimbursements	153,798	69,559

Net Investment Income (Loss)	45,953	(5,243)

Net Realized and Unrealized Loss on Investments
Net Realized Loss on Investment Transactions	(865,416)	(104,237)
Change in Net Unrealized Appreciation/Depreciation of Investments	(2,374,702)	(1,370,588)

Net Loss on Investments	(3,240,118)	(1,474,825)

Net Decrease in Net Assets Resulting from Operations	$(3,194,165)	$(1,480,068)

[1]	Net of foreign taxes withheld of $1,663 and $894 for the FBR Pegasus Fund™ and FBR Pegasus Mid Cap Fund™, respectively.

The FBR Funds

Statements of Operations (continued)

For the Year Ended October 31, 2008

	FBR Pegasus Small Cap FundTM	FBR Pegasus Small Cap Growth FundTM
Investment Income
Dividends[1]	$55,918	$11,256
Interest	6,665	7,588

Total Investment Income	62,583	18,844

Expenses
Investment Advisory fees (Note 3)	41,334	35,828
Administration fees (Note 3)	1,846	1,614
Distribution and Service fees - Investor Class (Note 3)	11,385	9,762
Distribution and Service fees - R Class (Note 3)	—	190
Professional fees	45,762	48,321
Trustees’ fees	16,475	16,475
Registration fees - Investor Class	13,130	19,464
Registration fees - I Class	808	744
Registration fees - R Class	—	759
Shareholder administrative fees - Investor Class	9,880	11,144
Shareholder administrative fees - I Class	3	4
Shareholder administrative fees - R Class	—	4
Compliance fees	8,358	8,221
Reports to shareholders - Investor Class	3,291	6,360
Reports to shareholders - I Class	1	3
Reports to shareholders - R Class	—	3
Accounting services fees	3,057	2,961
Transfer agent fees - Investor Class	3,011	3,568
Transfer agent fees - I Class	15	15
Transfer agent fees - R Class	—	15
Custodian fees	2,580	1,911
Insurance fees	359	350
Other expenses	1,787	3,769

Total expenses before waivers and related reimbursements	163,082	171,485
Less waivers and related reimbursements	(83,604)	(101,778)

Total expenses after waivers and related reimbursements	79,478	69,707

Net Investment Loss	(16,895)	(50,863)

Net Realized and Unrealized Loss on Investments
Net Realized Loss on Investment Transactions	(215,521)	(113,150)
Change in Net Unrealized Appreciation/Depreciation of Investments	(1,305,323)	(1,745,044)

Net Loss on Investments	(1,520,844)	(1,858,194)

Net Decrease in Net Assets Resulting from Operations	$(1,537,739)	$(1,909,057)

[1]	Net of foreign taxes withheld of $62 and $31 for the FBR Pegasus Small Cap Fund™ and FBR Pegasus Small Cap Growth Fund™, respectively.

The FBR Funds

Statements of Operations (continued)

For the Year Ended October 31, 2008

	FBR Focus Fund	FBR Large Cap Financial Fund	FBR Small Cap Financial Fund
Investment Income
Dividends from Unaffiliated Issuers[1]	$4,349,278	$432,400	$4,237,785
Dividends from Affiliated Issuers	324,000	—	—
Interest	3,535,737	134,279	728,200

Total Investment Income	8,209,015	566,679	4,965,985

Expenses
Investment Advisory fees (Note 3)	9,965,909	145,196	1,232,316
Administration fees (Note 3)	453,874	6,090	54,178
Distribution and Service fees - Investor Class (Note 3)	2,758,983	40,332	341,469
Distribution and Service fees - R Class (Note 3)	178	—	204
Shareholder administrative fees - Investor Class	1,127,957	12,458	128,409
Shareholder administrative fees - I Class	1	—	2
Shareholder administrative fees - R Class	1	—	2
Transfer agent fees - Investor Class	393,152	14,777	91,923
Transfer agent fees - I Class	27	—	15
Transfer agent fees - R Class	15	—	15
Accounting services fees	353,319	4,739	38,597
Reports to shareholders - Investor Class	154,936	5,125	23,022
Insurance fees	111,641	1,671	15,293
Registration fees - Investor Class	109,874	17,884	19,334
Registration fees - I Class	941	—	779
Registration fees - R Class	793	—	792
Compliance fees	71,375	8,764	15,133
Custodian fees	65,903	3,509	9,687
Professional fees	61,395	45,321	48,321
Trustees’ fees	16,475	16,475	16,475
Other expenses	14,879	2,511	4,248

Total expenses before waivers and related reimbursements	15,661,628	324,852	2,040,214
Less waivers and related reimbursements	(709)	(21,380)	(687)

Total expenses after waivers and related reimbursements	15,660,919	303,472	2,039,527

Net Investment Income (Loss)	(7,451,904)	263,207	2,926,458

Net Realized and Unrealized Loss on Investments
Net Realized Gain (Loss) on Investments and Foreign Currency Transactions:
Unaffiliated Issuers	107,376,971	(4,360,933)	(8,683,919)
Affiliated Issuers	306,220	—	—
Change in Net Unrealized Appreciation/Depreciation of Investments	(561,328,510)	(144,204)	(6,492,140)

Net Loss on Investments	(453,645,319)	(4,505,137)	(15,176,059)

Net Decrease in Net Assets Resulting from Operations	$(461,097,223)	$(4,241,930)	$(12,249,601)

[1]	Net of foreign taxes withheld of $292,720, $90 and $70 for the FBR Focus Fund, FBR Large Cap Financial Fund, and FBR Small Cap Financial Fund, respectively.

The FBR Funds

Statements of Operations (continued)

For the Year Ended October 31, 2008

	FBR Technology Fund	FBR Gas Utility Index Fund	FBR Fund for Government Investors*
Investment Income
Dividends[1]	$180,325	$8,011,068	$—
Interest (Note 2)	83,360	104,070	4,543,728

Total Investment Income	263,685	8,115,138	4,543,728

Expenses
Investment Advisory fees (Note 3)	192,240	1,051,470	694,655
Administration fees (Note 3)	8,993	211,764	56,584
Distribution and Service fees - Investor Class (Note 3)	53,400	—	—
Distribution and Service fees - R Class (Note 3)	—	187	—
Professional fees	45,562	46,821	45,321
Shareholder administrative fees - Investor Class	25,951	145,827	18,848
Shareholder administrative fees - R Class	—	1	—
Registration fees - Investor Class	21,436	29,887	26,760
Registration fees - R Class	—	847	—
Trustees’ fees	16,475	16,475	18,475
Compliance fees	9,301	22,396	15,774
Accounting services fees	8,283	81,733	42,894
Reports to shareholders - Investor Class	7,814	23,873	7,673
Transfer agent fees - Investor Class	7,591	157,766	136,983
Transfer agent fees - R Class	—	15	—
Custodian fees	5,094	16,055	8,532
Insurance fees (Note 9)	3,294	22,146	16,530
Other expenses	3,918	8,345	5,536

Total expenses before waivers and related reimbursements	409,352	1,835,608	1,094,565
Less waivers and related reimbursements	(16,622)	(900)	—

Total expenses after waivers and related reimbursements	392,730	1,834,708	1,094,565

Net Investment Income (Loss)	(129,045)	6,280,430	3,449,163

Net Realized and Unrealized Gain (Loss) on Investments
Net Realized Gain (Loss) on Investment Transactions	(4,038,866)	7,401,347	3,286
Change in Net Unrealized Appreciation/Depreciation of Investments	(5,504,400)	(90,938,539)	—

Net Gain (Loss) on Investments	(9,543,266)	(83,537,192)	3,286

Net Increase (Decrease) in Net Assets Resulting from Operations	$(9,672,311)	$(77,256,762)	$3,452,449

[1]	Net of foreign taxes withheld of $7,280, $195,867 and $0 for the FBR Technology Fund, FBR Gas Utility Index Fund, and FBR Fund for Government Investors, respectively.
*	References to Investor Class for FBR Fund for Government Investors shall be deemed to refer to current outstanding shares of the Fund.

The accompanying notes are an integral part of the financial statements.

The FBR Funds

Statements of Changes in Net Assets

	FBR Pegasus FundTM		FBR Pegasus Mid Cap FundTM
	For the Year Ended October 31, 2008	For the Year Ended October 31, 2007	For the Year Ended October 31, 2008	For the Period Ended October 31, 2007(A)
From Investment Activities
Net Investment Income (Loss)	$45,953	$(38,956)	$(5,243)	$(8,228)
Net Realized Gain (Loss) on Investment Transactions	(865,416)	1,290,741	(104,237)	44,986
Change in Net Unrealized Appreciation/Depreciation of Investments	(2,374,702)	698,069	(1,370,588)	366,285

Net Increase (Decrease) in Net Assets Resulting from Operations	(3,194,165)	1,949,854	(1,480,068)	403,043

Distributions to Investor Class Shareholders
From Net Realized Gain on Investments	(1,227,692)	(585,158)	(45,373)	—

From Share Transactions
Net Increase (Decrease) in Net Assets Resulting from Share Transactions	(3,970,132)	(1,677,026)	1,831,335	3,469,784

Total Increase (Decrease) in Net Assets	(8,391,989)	(312,330)	305,894	3,872,827
Net Assets - Beginning of Period	13,036,862	13,349,192	3,872,827	—

Net Assets - End of Period	$4,644,873	$13,036,862	$4,178,721	$3,872,827

Accumulated Net Investment Income	$28,480	$—	$—	$—

(A)	Represents the period from commencement of operations (February 28, 2007) through October 31, 2007.

The FBR Funds

Statements of Changes in Net Assets (continued)

	FBR Pegasus Small Cap FundTM		FBR Pegasus Small Cap Growth FundTM
	For the Year Ended October 31, 2008	For the Period Ended October 31, 2007(A)	For the Year Ended October 31, 2008	For the Year Ended October 31, 2007
From Investment Activities
Net Investment Loss	$(16,895)	$(15,868)	$(50,863)	$(75,527)
Net Realized Gain (Loss) on Investment Transactions	(215,521)	25,357	(113,150)	269,099
Change in Net Unrealized Appreciation/Depreciation of Investments	(1,305,323)	618,686	(1,745,044)	795,763

Net Increase (Decrease) in Net Assets Resulting from Operations	(1,537,739)	628,175	(1,909,057)	989,335

Distributions to Investor Class Shareholders
From Net Realized Gain on Investments	(18,282)	—	(184,307)	(167,748)

From Share Transactions
Net Increase (Decrease) in Net Assets Resulting from Share Transactions	730,763	4,271,539	(383,014)	1,037,523

Total Increase (Decrease) in Net Assets	(825,258)	4,899,714	(2,476,378)	1,859,110
Net Assets - Beginning of Period	4,899,714	—	5,450,629	3,591,519

Net Assets - End of Period	$4,074,456	$4,899,714	$2,974,251	$5,450,629

Accumulated Net Investment Loss	$—	$—	$—	$—

(A)	Represents the period from commencement of operations (February 28, 2007) through October 31, 2007.

The FBR Funds

Statements of Changes in Net Assets (continued)

	FBR Focus Fund		FBR Large Cap Financial Fund		FBR Small Cap Financial Fund
	For the Years Ended October 31,		For the Years Ended October 31,		For the Years Ended October 31,
	2008	2007	2008	2007	2008	2007
From Investment Activities
Net Investment Income (Loss)	$(7,451,904)	$2,087,975	$263,207	$136,302	$2,926,458	$2,209,998
Net Realized Gain (Loss) on Investment and Foreign Currency Transactions Unaffiliated Issuers	107,376,971	13,069,421	(4,360,933)	2,941,002	(8,683,919)	36,298,984
Affiliated Issuers	306,220	—	—	—	—	—
Change in Net Unrealized Appreciation/Depreciation of Investments	(561,328,510)	173,362,319	(144,204)	(3,508,409)	(6,492,140)	(78,941,179)

Net Increase (Decrease) in Net Assets Resulting from Operations	(461,097,223)	188,519,715	(4,241,930)	(431,105)	(12,249,601)	(40,432,197)

Distributions to Investor Class Shareholders
From Net Investment Income	(3,048,132)	—	(177,807)	(145,001)	(2,225,546)	(1,631,560)
From Net Realized Gain on Investments	(13,064,697)	(2,384,603)	(2,910,983)	(2,416,486)	(36,692,651)	(44,028,565)

Total Distributions to Shareholders	(16,112,829)	(2,384,603)	(3,088,790)	(2,561,487)	(38,918,197)	(45,660,125)

From Share Transactions
Net Increase (Decrease) in Net Assets Resulting from Share Transactions	(344,445,550)	440,614,201	15,651,691	(7,369,447)	92,808,229	(115,848,191)

Total Increase (Decrease) in Net Assets	(821,655,602)	626,749,313	8,320,971	(10,362,039)	41,640,431	(201,940,513)
Net Assets - Beginning of Year	1,556,339,443	929,590,130	15,951,141	26,313,180	144,214,233	346,154,746

Net Assets - End of Year	$734,683,841	$1,556,339,443	$24,272,112	$15,951,141	$185,854,664	$144,214,233

Accumulated Net Investment Income	$—	$2,087,975	$201,208	$114,124	$2,020,677	$1,319,765

The FBR Funds

Statements of Changes in Net Assets (continued)

	FBR Technology Fund		FBR Gas Utility Index Fund		FBR Fund for Government Investors*
	For the Years Ended October 31,		For the Years Ended October 31,		For the Years Ended October 31,
	2008	2007	2008	2007	2008	2007
From Investment Activities
Net Investment Income (Loss)	$(129,045)	$(162,292)	$6,280,430	$6,321,984	$3,449,163	$8,612,054
Net Realized Gain (Loss) on Investment Transactions	(4,038,866)	4,164,831	7,401,347	22,237,982	3,286	—
Change in Net Unrealized Appreciation/Depreciation of Investments	(5,504,400)	1,398,694	(90,938,539)	24,854,016	—	—

Net Increase (Decrease) in Net Assets Resulting from Operations	(9,672,311)	5,401,233	(77,256,762)	53,413,982	3,452,449	8,612,054

Distributions to Shareholders
Distributions to Investor Class Shareholders:
From Net Investment Income	—	—	(6,287,721)	(6,504,234)	(3,449,161)	(8,612,056)
From Net Realized Gain on Investments	(3,527,911)	(1,396,046)	(21,582,320)	—	—	—
Distributions to R Class Shareholders:
From Net Investment Income	—	—	(703)	—	—	—

Total Distributions to Shareholders	(3,527,911)	(1,396,046)	(27,870,744)	(6,504,234)	(3,449,161)	(8,612,056)

From Share Transactions
Net Increase (Decrease) in Net Assets Resulting from Share Transactions	(20,045,495)	(2,477,642)	17,817,133	(30,989,296)	(75,976,982)	(30,130,711)
Total Increase (Decrease) in Net Assets	(33,245,717)	1,527,545	(87,310,373)	15,920,452	(75,973,694)	(30,130,713)
Net Assets - Beginning of Year	40,934,838	39,407,293	285,951,170	270,030,718	181,039,973	211,170,686

Net Assets - End of Year	$7,689,121	$40,934,838	$198,640,797	$285,951,170	$105,066,279	$181,039,973

Accumulated/(Distributions in excess of) Net Investment Income	$—	$—	$79,540	$87,534	$—	$(2)

*	References to Investor Class for FBR Fund for Government Investors shall be deemed to refer to current outstanding shares of the Fund.

The accompanying notes are an integral part of the financial statements.

The FBR Funds

Financial Highlights

The following tables provide per share data for a share outstanding throughout each period for each Fund. Other data includes investment performance, ratios to average net assets and other supplemental information.

	FBR Pegasus FundTM — Investor Class
	For the Year Ended October 31, 2008	For the Year Ended October 31, 2007	For the Period Ended October 31, 2006*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$13.40	$11.84	$10.00

Income (Loss) from Investment Operations:
Net Investment Income (Loss)[1,2]	0.08	(0.04)	(0.01)
Net Realized and Unrealized Gain (Loss) on Investments[1,3]	(4.05)	2.05	1.84

Total from Investment Operations	(3.97)	2.01	1.83

Distributions to Shareholders:
From Net Investment Income	—	—	(0.00)[4]
From Net Realized Gain	(1.30)	(0.45)	—

Total Distributions	(1.30)	(0.45)	(0.00)[4]

Paid-in Capital from Redemption Fees[5]	0.01	0.00 [4]	0.01

Net Increase (Decrease) in Net Asset Value	(5.26)	1.56	1.84

Net Asset Value – End of Period	$8.14	$13.40	$11.84

Total Investment Return[6]	(32.37)%	17.52%	18.45	%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.71%	1.97%	1.94	%(B)
Expenses Before Waivers and Related Reimbursements	2.55%	2.21%	2.74	%(B)
Net Investment Income (Loss) After Waivers and Related Reimbursements[2]	0.51%	(0.30)%	(0.23	)%(B)
Net Investment Loss Before Waivers and Related Reimbursements .	(0.33)%	(0.54)%	(1.03	)%(B)
Supplementary Data:
Portfolio Turnover Rate	39%	108%	166	%(A)
Net Assets at End of Period (in thousands)	$4,574	$13,037	$13,349

*	Represents the period from commencement of operations (November 15, 2005) through October 31, 2006.
[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Prior to May 30, 2008, reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.95% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses). As of May 30, 2008, reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.25% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]	Less than $0.01
[5]	Calculated based on average shares outstanding.
[6]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Pegasus FundTM — I Class
	For the Period Ended October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$10.00

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.03
Net Realized and Unrealized Loss on Investments[1,3]	(2.96)

Total from Investment Operations	(2.93)

Net Asset Value – End of Period	$7.07

Total Investment Return[4]	(29.30	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.01	%(B)
Expenses Before Waivers and Related Reimbursements	4.11	%(B)
Net Investment Income After Waivers and Related Reimbursements[2]	0.88	%(B)
Net Investment Income Before Waivers and Related Reimbursements	(2.22	)%(B)
Supplementary Data:
Portfolio Turnover Rate	39%
Net Assets at End of Period (in thousands)	$71

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.00% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Pegasus Mid Cap FundTM — Investor Class
	For the Year Ended October 31, 2008	For the Period Ended October 31, 2007*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$11.30	$10.00

Income (Loss) from Investment Operations:
Net Investment Loss[1,2]	(0.01)	(0.02)
Net Realized and Unrealized Gain (Loss) on Investments[1,3]	(3.00)	1.32

Total from Investment Operations	(3.01)	1.30

Distributions to Shareholders:
From Net Realized Gain	(0.13)	—

Paid-in Capital from Redemption Fees[4]	0.02	0.00	[5]

Net Increase (Decrease) in Net Asset Value	(3.12)	1.30

Net Asset Value – End of Period	$8.18	$11.30

Total Investment Return[6]	(26.71)%	13.00	%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.66%	1.95	%(B)
Expenses Before Waivers and Related Reimbursements	3.71%	4.17	%(B)
Net Investment Loss After Waivers and Related Reimbursements[2]	(0.13)%	(0.36	)%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(2.18)%	(2.58	)%(B)
Supplementary Data:
Portfolio Turnover Rate	93%	135	%(A)
Net Assets at End of Period (in thousands)	$4,108	$3,873

*	Represents the period from commencement of operations (February 28, 2007) through October 31, 2007.
[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Prior to May 30, 2008, reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.95% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses). As of May 30, 2008, reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.35% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]	Calculated based on average shares outstanding.
[5]	Less than $0.01
[6]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Pegasus Mid Cap FundTM — I Class
	For the Period Ended October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$10.00

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.02
Net Realized and Unrealized Loss on Investments[1,3]	(2.91)

Total from Investment Operations	(2.89)

Net Asset Value – End of Period	$7.11

Total Investment Return[4]	(28.90	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.10	%(B)
Expenses Before Waivers and Related Reimbursements	4.54	%(B)
Net Investment Income After Waivers and Related Reimbursements[2]	0.47	%(B)
Net Investment Income Before Waivers and Related Reimbursements	(2.97	)%(B)
Supplementary Data:
Portfolio Turnover Rate	93%
Net Assets at End of Period (in thousands)	$71

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.10% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Pegasus Small Cap FundTM — Investor Class
	For the Year Ended October 31, 2008	For the Period Ended October 31, 2007*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$11.85	$10.00

Income (Loss) from Investment Operations:
Net Investment Loss[1,2]	(0.03)	(0.04)
Net Realized and Unrealized Gain (Loss) on Investments[1,3]	(3.35)	1.89

Total from Investment Operations	(3.38)	1.85

Distributions to Shareholders:
From Net Realized Gain	(0.04)	—

Paid-in Capital from Redemption Fees[4]	0.01	0.00	[5]

Net Increase (Decrease) in Net Asset Value	(3.41)	1.85

Net Asset Value – End of Period	$8.44	$11.85

Total Investment Return[6]	(28.49)%	18.50	%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.74%	1.95	%(B)
Expenses Before Waivers and Related Reimbursements	3.55%	3.77	%(B)
Net Investment Loss After Waivers and Related Reimbursements[2]	(0.36)%	(0.61	)%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(2.17)%	(2.43	)%(B)
Supplementary Data:
Portfolio Turnover Rate	207%	107	%(A)
Net Assets at End of Period (in thousands)	$3,998	$4,900

*	Represents the period from commencement of operations (February 28, 2007) through October 31, 2007.
[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Prior to May 30, 2008, reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.95% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses). As of May 30, 2008, reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.45% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]	Calculated based on average shares outstanding.
[5]	Less than $0.01
[6]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Pegasus Small Cap FundTM — I Class
	For the Period Ended October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$10.00

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.01
Net Realized and Unrealized Loss on Investments[1,3]	(2.39)

Total from Investment Operations	(2.38)

Net Asset Value – End of Period	$7.62

Total Investment Return[4]	(23.80	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.20	%(B)
Expenses Before Waivers and Related Reimbursements	4.56	%(B)
Net Investment Income After Waivers and Related Reimbursements[2]	0.23	%(B)
Net Investment Income Before Waivers and Related Reimbursements	(3.13	)%(B)
Supplementary Data:
Portfolio Turnover Rate	207%
Net Assets at End of Period (in thousands)	$76

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.20% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Pegasus Small Cap Growth FundTM — Investor Class
	For the Years Ended October 31,				For the Period Ended October 31, 2004*
	2008	2007	2006	2005
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$13.56	$11.34	$9.46	$8.88	$10.00

Income (Loss) from Investment Operations:
Net Investment Loss[1,2]	(0.15)	(0.19)	(0.15)	(0.16)	(0.11)
Net Realized and Unrealized Gain (Loss) on Investments[1,3]	(4.64)	2.92	2.02	0.70	(1.06)

Total from Investment Operations	(4.79)	2.73	1.87	0.54	(1.17)

Distributions to Shareholders:
From Net Realized Gain	(0.47)	(0.52)	—	—	—

Paid-in Capital from Redemption Fees[4]	0.02	0.01	0.01	0.04	0.05

Net Increase (Decrease) in Net Asset Value	(5.24)	2.22	1.88	0.58	(1.12)

Net Asset Value – End of Period	$8.32	$13.56	$11.34	$9.46	$8.88

Total Investment Return[5]	(36.32)%	25.06%	19.87%	6.53%	(11.20	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.76%	1.95%	1.95%	1.95%	1.95	%(B)
Expenses Before Waivers and Related Reimbursements	4.29%	3.81%	5.45%	9.14%	6.43	%(B)
Net Investment Loss After Waivers and Related Reimbursements[2]	(1.28)%	(1.65)%	(1.65)%	(1.68)%	(1.79	)%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(3.81)%	(3.51)%	(5.15)%	(8.87)%	(6.27	)%(B)
Supplementary Data:
Portfolio Turnover Rate	139%	108%	152%	246%	150	%(A)
Net Assets at End of Period (in thousands)	$2,831	$5,451	$3,592	$1,759	$1,440

*	Represents the period from commencement of operations (January 20, 2004) through October 31, 2004.
[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Prior to May 30, 2008, reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.95% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses). As of May 30, 2008, reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.45% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the respective periods may not be in accordance with the changes in the aggregate gains and losses on investments during the respective periods because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the respective periods.

[4]	Calculated based on average shares outstanding.
[5]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Pegasus Small Cap Growth FundTM — I Class
	For the Period Ended October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$10.00

Loss from Investment Operations:
Net Investment Loss[1,2]	(0.03)
Net Realized and Unrealized Loss on Investments[1,3]	(2.78)

Total from Investment Operations	(2.81)

Net Asset Value – End of Period	$7.19

Total Investment Return[4]	(28.10	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.20	%(B)
Expenses Before Waivers and Related Reimbursements	4.98	%(B)
Net Investment Loss After Waivers and Related Reimbursements[2]	(0.74	)%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(4.52	)%(B)
Supplementary Data:
Portfolio Turnover Rate	139%
Net Assets at End of Period (in thousands)	$72

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.20% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Pegasus Small Cap Growth FundTM — R Class
	For the Period Ended October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$10.00

Loss from Investment Operations:
Net Investment Loss[1,2]	(0.05)
Net Realized and Unrealized Loss on Investments[1,3]	(2.78)

Total from Investment Operations	(2.83)

Net Asset Value – End of Period	$7.17

Total Investment Return[4]	(28.30	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.70	%(B)
Expenses Before Waivers and Related Reimbursements	5.51	%(B)
Net Investment Loss After Waivers and Related Reimbursements[2]	(1.24	)%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(5.05	)%(B)
Supplementary Data:
Portfolio Turnover Rate	139%
Net Assets at End of Period (in thousands)	$72

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.70% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Focus Fund — Investor Class
	For the Years Ended October 31,
	2008	2007	2006	2005	2004
Per Share Operating Performance:
Net Asset Value – Beginning of Year	$57.97	$49.36	$40.36	$37.68	$31.57

Income (Loss) from Investment Operations:
Net Investment Income (Loss)[1,2]	(0.44)	0.08	(0.43)	(0.27)	(0.17)
Net Realized and Unrealized Gain (Loss) on Investments[1,3]	(19.51)	8.63	10.20	3.51	6.30

Total from Investment Operations	(19.95)	8.71	9.77	3.24	6.13

Distributions to Shareholders:
From Net Investment Income	(0.12)	—	—	—	—
From Net Realized Gain	(0.51)	(0.12)	(0.77)	(0.57)	(0.03)

Total Distributions	(0.63)	(0.12)	(0.77)	(0.57)	(0.03)

Paid-in Capital from Redemption Fees[4]	0.01	0.02	0.00 [5]	0.01	0.01

Net Increase (Decrease) in Net Asset Value	(20.57)	8.61	9.00	2.68	6.11

Net Asset Value – End of Year	$37.40	$57.97	$49.36	$40.36	$37.68

Total Investment Return[6]	(34.73)%	17.72%	24.53%	8.63%	19.46%
Ratios to Average Net Assets:
Expenses After Waivers[2]	1.42%	1.40%	1.38%	1.50%	1.59%
Expenses Before Waivers	1.42%	1.40%	1.40%	1.53%	1.59%
Net Investment Income (Loss) After Waivers[2]	(0.67)%	0.14%	(0.94)%	(0.56)%	(0.75)%
Net Investment Income (Loss) Before Waivers	(0.67)%	0.14%	(0.96)%	(0.59)%	(0.75)%
Supplementary Data:
Portfolio Turnover Rate	17%	5%	3%	20%	19%
Net Assets at End of Year (in thousands)	$717,780	$1,556,339	$929,590	$805,858	$825,497

[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.95% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses) and fees voluntarily waived by the Distributor in an amount attributable to marketing expenses for the Fund while closed to new investors.

[3]

The amounts shown for a share outstanding throughout the respective periods may not be in accordance with the changes in the aggregate gains and losses on investments during the respective periods because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the respective periods.

[4]	Calculated based on average shares outstanding.
[5]	Less than $0.01
[6]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

The FBR Funds

Financial Highlights (continued)

	FBR Focus Fund — I Class
	For the Period Ended October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$10.00

Loss from Investment Operations:
Net Investment Loss[1]	(0.01)
Net Realized and Unrealized Loss on Investments[1,2]	(2.73)

Total from Investment Operations	(2.74)

Paid-in Capital from Redemption Fees[3]	0.01

Net Decrease in Net Asset Value	(2.73)

Net Asset Value – End of Period	$7.27

Total Investment Return[5]	(27.30	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers	1.05	%(B)
Expenses Before Waivers	1.05	%(B)
Net Investment Loss After Waivers	(0.70	)%(B)
Net Investment Loss Before Waivers	(0.70	)%(B)
Supplementary Data:
Portfolio Turnover Rate	17%
Net Assets at End of Period (in thousands)	$16,831

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[3]	Calculated based on average shares outstanding.
[4]	Less than $0.01
[5]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Focus Fund — R Class
	For the Period Ended October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$10.00

Loss from Investment Operations:
Net Investment Loss[1,2]	(0.05)
Net Realized and Unrealized Loss on Investments[1,3]	(2.71)

Total from Investment Operations	(2.76)

Net Asset Value – End of Period	$7.24

Total Investment Return[4]	(27.60	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.80	%(B)
Expenses Before Waivers and Related Reimbursements	3.79	%(B)
Net Investment Loss After Waivers and Related Reimbursements[2]	(1.36	)%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(3.35	)%(B)
Supplementary Data:
Portfolio Turnover Rate	17%
Net Assets at End of Period (in thousands)	$72

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 2.20% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Large Cap Financial Fund — Investor Class
	For the Years Ended October 31,
	2008	2007	2006	2005	2004
Per Share Operating Performance:
Net Asset Value – Beginning of Year	$18.71	$21.67	$21.84	$24.46	$22.43

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.14	0.14	0.13	0.13	0.08
Net Realized and Unrealized Gain (Loss)on Investments[1,3]	(3.86)	(0.97)	2.72	0.15	2.08

Total from Investment Operations	(3.72)	(0.83)	2.85	0.28	2.16

Distributions to Shareholders:
From Net Investment Income	(0.18)	(0.11)	(0.16)	(0.08)	(0.07)
From Net Realized Gain	(3.68)	(2.02)	(2.86)	(2.82)	(0.08)

Total Distributions	(3.86)	(2.13)	(3.02)	(2.90)	(0.15)

Paid-in Capital from Redemption Fees[4]	0.01 [5]	0.00 [5]	0.00 [5]	0.00 [5]	0.02 [5]

Net Increase (Decrease) in Net Asset Value	(7.57)	(2.96)	(0.17)	(2.62)	2.03

Net Asset Value – End of Year	$11.14	$18.71	$21.67	$21.84	$24.46

Total Investment Return[6]	(23.76)%	(4.59)%	14.21%	0.86%	9.76%
Ratios to Average Net Assets:
Expenses After Waivers[2]	1.88%	1.89%	1.83%	1.95%	1.91%
Expenses Before Waivers	2.01%	1.92%	1.84%	1.96%	1.94%
Net Investment Income After Waivers[2]	1.63%	0.59%	0.68%	0.62%	0.28%
Net Investment Income Before Waivers	1.50%	0.56%	0.67%	0.61%	0.25%
Supplementary Data:
Portfolio Turnover Rate	509%	95%	54%	41%	42%
Net Assets at End of Year (in thousands)	$24,272	$15,951	$26,313	$29,037	$30,384

[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.95% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses) and effective May 30, 2008 the recoupment of certain previously waived fees.

[3]

The amounts shown for a share outstanding throughout the respective periods may not be in accordance with the changes in the aggregate gains and losses on investments during the respective periods because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the respective periods.

[4]	Calculated based on average shares outstanding.
[5]	Less than $0.01
[6]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

The FBR Funds

Financial Highlights (continued)

	FBR Small Cap Financial Fund — Investor Class
	For the Years Ended October 31,
	2008	2007	2006	2005	2004
Per Share Operating Performance:
Net Asset Value – Beginning of Year	$23.18	$32.70	$32.96	$36.41	$32.56

Income (Loss) from Investment Operations:
Net Investment Income[1]	0.24	0.29	0.14	0.23	0.13
Net Realized and Unrealized Gain (Loss)on Investments[1,2]	(1.69)	(5.31)	3.44	0.85	4.40

Total from Investment Operations	(1.45)	(5.02)	3.58	1.08	4.53

Distributions to Shareholders:
From Net Investment Income	(0.28)	(0.15)	(0.14)	(0.18)	(0.07)
From Net Realized Gain	(6.24)	(4.35)	(3.70)	(4.36)	(0.65)

Total Distributions	(6.52)	(4.50)	(3.84)	(4.54)	(0.72)

Paid-in Capital from Redemption Fees[3]	0.01	0.00 [4]	0.00 [4]	0.01	0.04

Net Increase (Decrease) in Net Asset Value	(7.96)	(9.52)	(0.26)	(3.45)	3.85

Net Asset Value – End of Year	$15.22	$23.18	$32.70	$32.96	$36.41

Total Investment Return[5]	(6.76)%	(18.02)%	11.81%	2.63%	14.29%
Ratios to Average Net Assets:
Expenses After Waivers	1.49%	1.51%	1.46%	1.55%	1.59%
Expenses Before Waivers	1.49%	1.51%	1.46%	1.55%	1.59%
Net Investment Income After Waivers	1.48%	0.93%	0.45%	0.69%	0.40%
Net Investment Income Before Waivers	1.48%	0.93%	0.45%	0.69%	0.40%
Supplementary Data:
Portfolio Turnover Rate	147%	13%	8%	15%	36%
Net Assets at End of Year (in thousands)	$181,803	$144,214	$346,155	$463,333	$594,625

[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

The amounts shown for a share outstanding throughout the respective periods may not be in accordance with the changes in the aggregate gains and losses on investments during the respective periods because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the respective periods.

[3]	Calculated based on average shares outstanding.
[4]	Less than $0.01
[5]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

The FBR Funds

Financial Highlights (continued)

	FBR Small Cap Financial Fund — I Class
	For the Period Ended
	October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$10.00

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.02
Net Realized and Unrealized Loss on Investments[1,3]	(0.06)

Total from Investment Operations	(0.04)

Net Asset Value – End of Period	$9.96

Total Investment Return[4]	(0.40	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.31	%(B)
Expenses Before Waivers and Related Reimbursements	1.31	%(B)
Net Investment Income After Waivers and Related Reimbursements[2]	1.49	%(B)
Net Investment Income Before Waivers and Related Reimbursements	1.49	%(B)
Supplementary Data:
Portfolio Turnover Rate	147%
Net Assets at End of Period (in thousands)	$3,952

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.70% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses) and effective May 30, 2008 the recoupment of certain previously waived fees.

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Small Cap Financial Fund — R Class
	For the Period Ended
	October 31, 2008*
Per Share Operating Performance:
Net Asset Value – Beginning of Period	$10.00

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.08
Net Realized and Unrealized Loss on Investments[1,3]	(0.15)

Total from Investment Operations	(0.07)

Net Asset Value – End of Period	$9.93

Total Investment Return[4]	(0.70	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.86	%(B)
Expenses Before Waivers and Related Reimbursements	3.54	%(B)
Net Investment Income After Waivers and Related Reimbursements[2]	1.83	%(B)
Net Investment Income Before Waivers and Related Reimbursements	0.15	%(B)
Supplementary Data:
Portfolio Turnover Rate	147%
Net Assets at End of Period (in thousands)	$99

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 2.20% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Technology Fund — Investor Class
	For the Years Ended October 31,
	2008	2007	2006	2005	2004
Per Share Operating Performance:
Net Asset Value – Beginning of Year	$13.34	$11.97	$10.82	$10.96	$11.03

Income (Loss) from Investment Operations:
Net Investment Loss[1,2]	(0.12)	(0.05)	(0.04)	(0.05)	(0.14)
Net Realized and Unrealized Gain (Loss) on Investments[1,3]	(5.03)	1.81	1.77	1.53	0.24

Total from Investment Operations	(5.15)	1.76	1.73	1.48	0.10

Distributions to Shareholders:
From Net Realized Gain	(1.23)	(0.39)	(0.58)	(1.62)	(0.20)

Paid-in Capital from Redemption Fees[4]	0.00 [5]	0.00 [5]	0.00 [5]	0.00 [5]	0.03

Net Increase (Decrease) in Net Asset Value	(6.38)	1.37	1.15	(0.14)	(0.07)

Net Asset Value – End of Year	$6.96	$13.34	$11.97	$10.82	$10.96

Total Investment Return[6]	(42.30)%	15.18%	16.40%	14.51%	1.17%
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.84%	1.70%	1.87%	1.94%	1.95%
Expenses Before Waivers and Related Reimbursements	1.92%	1.70%	1.92%	2.74%	3.21%
Net Investment Loss After Waivers and Related Reimbursements[2]	(0.60)%	(0.41)%	(0.60)%	(0.77)%	(1.23)%
Net Investment Loss Before Waivers and Related Reimbursements	(0.68)%	(0.41)%	(0.65)%	(1.57)%	(2.49)%
Supplementary Data:
Portfolio Turnover Rate	175%	229%	108%	100%	99%
Net Assets at End of Year (in thousands)	$7,689	$40,935	$39,407	$14,810	$6,608

[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived and reimbursed by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.95% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses) and effective May 30, 2008 the recoupment of certain previously waived fees.

[3]

The amounts shown for a share outstanding throughout the respective periods may not be in accordance with the changes in the aggregate gains and losses on investments during the respective periods because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the respective periods.

[4]	Calculated based on average shares outstanding.
[5]	Less than $0.01
[6]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

The FBR Funds

Financial Highlights (continued)

	FBR Gas Utility Index Fund — Investor Class
	For the Years Ended October 31,
	2008	2007	2006	2005	2004
Per Share Operating Performance:
Net Asset Value – Beginning of Year	$23.14	$19.48	$17.25	$14.67	$12.51

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.47	0.47	0.50	0.52	0.38
Net Realized and Unrealized Gain (Loss)on Investments[1,3]	(6.13)	3.67	2.34	2.47	2.17

Total from Investment Operations	(5.66)	4.14	2.84	2.99	2.55

Distributions to Shareholders:
From Net Investment Income	(0.47)	(0.48)	(0.61)	(0.41)	(0.39)
From Net Realized Gain	(1.75)	—	—	—	—

Total Distributions	(2.22)	(0.48)	(0.61)	(0.41)	(0.39)

Paid-in Capital from Redemption Fees[4]	0.00 [5]	0.00 [5]	0.00 [5]	0.00 [5]	0.00 [5]

Net Increase (Decrease) in Net Asset Value	(7.88)	3.66	2.23	2.58	2.16

Net Asset Value – End of Year	$15.26	$23.14	$19.48	$17.25	$14.67

Total Investment Return[6]	(26.81)%	21.51%	16.84%	20.48%	20.63%
Ratios to Average Net Assets:
Expenses After Waivers[2]	0.70%	0.75%	0.80%	0.80%	0.85%
Expenses Before Waivers	0.70%	0.75%	0.80%	0.80%	0.88%
Net Investment Income After Waivers[2]	2.39%	2.21%	2.69%	3.18%	2.90%
Net Investment Income Before Waivers	2.39%	2.21%	2.69%	3.18%	2.87%
Supplementary Data:
Portfolio Turnover Rate	27%	22%	16%	20%	34%
Net Assets at End of Year (in thousands)	$198,569	$285,951	$270,031	$295,804	$220,545

[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 0.85% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses) and effective May 30, 2008 the recoupment of certain previously waived fees.

[3]

The amounts shown for a share outstanding throughout the respective periods may not be in accordance with the changes in the aggregate gains and losses on investments during the respective periods because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the respective periods.

[4]	Calculated based on average shares outstanding.
[5]	Less than $0.01
[6]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

The FBR Funds

Financial Highlights (continued)

	FBR Gas Utility Index Fund — R Class
	For the Period Ended
	October 31, 2008*

Per Share Operating Performance:
Net Asset Value – Beginning of Period	$10.00

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.07
Net Realized and Unrealized Loss on Investments[1,3]	(2.84)

Total from Investment Operations	(2.77)

Distributions to Shareholders:
From Net Investment Income	(0.07)

Net Decrease in Net Asset Value	(2.84)

Net Asset Value – End of Period	$7.16

Total Investment Return[4]	(27.84	)%(A)
Ratios to Average Net Assets:
Expenses After Waivers and Related Reimbursements[2]	1.19	%(B)
Expenses Before Waivers and Related Reimbursements	3.39	%(B)
Net Investment Income After Waivers and Related Reimbursements[2]	1.87	%(B)
Net Investment Loss Before Waivers and Related Reimbursements	(0.33	)%(B)
Supplementary Data:
Portfolio Turnover Rate	27%
Net Assets at End of Period (in thousands)	$72

*	Represents the period from inception of share class (May 30, 2008) through October 31, 2008.
[1]

Calculated based on shares outstanding on the first and last day of the period, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Reflects fees waived by FBR Fund Advisers, Inc. pursuant to a contractual expense limitation of 1.35% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses).

[3]

The amounts shown for a share outstanding throughout the period may not be in accordance with the changes in the aggregate gains and losses on investments during the period because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the period.

[4]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The FBR Funds

Financial Highlights (continued)

	FBR Fund for Government Investors
	For the Years Ended October 31,
	For the Years Ended October 31,				For the Period Ended October 31,		For the Year Ended December 31,
	2008	2007	2006	2005	2004*		2003

Per Share Operating Performance:
Net Asset Value – Beginning of Period	$1.00	$1.00	$1.00	$1.00	$1.00		$1.00

Income (Loss) from Investment Operations:
Net Investment Income[1,2]	0.02	0.04	0.04	0.02	0.00	[3]	0.003
Net Realized Loss on Investments[1,4]	—	—	(0.00)[3]	(0.00)[3]	(0.00)[3]		(0.00)[3]

Total From Investment Operations	0.02	0.04	0.04	0.02	0.00	[3]	0.00 [3]

Distributions to Shareholders:
From Net Investment Income	(0.02)	(0.04)	(0.04)	(0.02)	(0.00)[3]		(0.00)[3]

Net Asset Value – End of Period	$1.00	$1.00	$1.00	$1.00	$1.00		$1.00

Total Investment Return[5]	2.31%	4.46%	3.89%	1.96%	0.42	%(A)	0.42%
Ratios to Average Net Assets:
Expenses After Waivers[2]	0.79%	0.83%	0.85%	0.76%	0.75	%(B)	0.75%
Expenses Before Waivers	0.79%	0.83%	0.85%	0.86%	0.85	%(B)	0.82%
Net Investment Income After Waivers[2]	2.48%	4.37%	3.81%	1.92%	0.50	%(B)	0.43%
Net Investment Income Before Waivers	2.48%	4.37%	3.81%	1.82%	0.40	%(B)	0.36%
Supplementary Data:
Net Assets at End of Period (in thousands)	$105,066	$181,040	$211,171	$251,675	$288,761		$341,413

*	Effective March 1, 2004, the Fund’s fiscal year end changed to October 31.
[1]

Calculated based on shares outstanding on the first and last day of the respective periods, except for dividends and distributions, if any, which are based on the actual shares outstanding on the dates of distributions.

[2]

Prior to November 1, 2005, reflects fees waived by FBR Fund Adviser, Inc. pursuant to a contractual advisory fee waiver of 0.10% (excluding interest, taxes, brokerage commissions, extraordinary legal expenses, or any other extraordinary expenses).

[3]	Less than $0.01
[4]

The amounts shown for a share outstanding throughout the respective periods may not be in accordance with the changes in the aggregate gains and losses in investments during the respective periods because of the timing of sales and repurchases of Fund shares in relation to fluctuating net asset values during the respective periods.

[5]

Total investment return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and will include reinvestment of dividends and distributions, if any.

(A)	Not Annualized
(B)	Annualized

The accompanying notes are an integral part of the financial statements.

The FBR Funds

Schedule of Shareholder Expenses

(unaudited)

As a shareholder of the Funds, you incur two types of costs: (1) transaction costs, including reinvested dividends or other distributions; redemption fees; and exchange fees; and (2) ongoing costs, including investment advisory fees; distribution (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Funds and to compare these costs with the ongoing costs of investing in other mutual funds.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (May 1, 2008 through October 31, 2008).

Actual Expenses

The first line of the table on the following page provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid During the Six Months Ended October 31, 2008” to estimate the expenses you paid on your account during this period.

The FBR Funds

Schedule of Shareholder Expenses (continued)

(unaudited)

	Net Expense Ratio Annualized October 31, 2008	Beginning Account Value May 1, 2008	Ending Account Value October 31, 2008	Expenses Paid During the Six Months Ended October 31, 2008*

Pegasus Fund
Investor Class	1.38%	$1,000.00	$716.50	$5.97
I Class**	1.05	1,000.00	707.00	3.79
Pegasus Mid Cap Fund
Investor Class	1.43	1,000.00	751.10	6.31
I Class**	1.14	1,000.00	711.00	4.12
Pegasus Small Cap Fund
Investor Class	1.53	1,000.00	791.70	6.88
I Class**	1.24	1,000.00	762.00	4.63
Pegasus Small Cap Growth Fund
Investor Class	1.53	1,000.00	760.50	6.77
I Class**	1.27	1,000.00	719.00	4.61
R Class**	1.76	1,000.00	717.00	6.41
Focus Fund
Investor Class	1.38	1,000.00	746.50	6.07
I Class**	1.04	1,000.00	727.00	3.81
R Class**	1.79	1,000.00	724.00	6.52
Large Cap Financial Fund
Investor Class	1.85	1,000.00	825.20	8.48
Small Cap Financial Fund
Investor Class	1.46	1,000.00	968.20	7.22
I Class**	1.27	1,000.00	996.00	5.36
R Class**	1.85	1,000.00	993.00	7.81
Technology Fund
Investor Class	1.92	1,000.00	662.90	8.01
Gas Utility Index Fund
Investor Class	0.70	1,000.00	765.70	3.10
R Class**	1.18	1,000.00	721.60	4.31
Fund for Government Investors	0.75	1,000.00	1,007.10	3.79

*	Expenses are equal to the Fund’s annualized expense ratio, multiplied by the average account value over the period, multiplied by the number of days in most recent fiscal half-year then divided by 366.
**	This example is based on an investment of $1,000 invested at the beginning of the period (May 30, 2008) and held for the entire period through October 31, 2008.

The FBR Funds

Schedule of Shareholder Expenses (continued)

(unaudited)

Hypothetical Example for Comparison Purposes

The second line of the table on the following page provides information about hypothetical account values and hypothetical expenses based on the Funds’ actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Funds’ actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

The FBR Funds

Schedule of Shareholder Expenses (continued)

(unaudited)

	Net Expense Ratio Annualized October 31, 2008	Beginning Account Value May 1, 2008	Ending Account Value October 31, 2008	Expenses Paid During the Six Months Ended October 31, 2008*

Pegasus Fund
Investor Class	1.38%	$1,000.00	$1,018.19	$7.01
I Class**	1.05	1,000.00	1,016.73	4.48
Pegasus Mid Cap Fund
Investor Class	1.43	1,000.00	1,017.93	7.28
I Class**	1.14	1,000.00	1,016.35	4.86
Pegasus Small Cap Fund
Investor Class	1.53	1,000.00	1,017.44	7.75
I Class**	1.24	1,000.00	1,015.92	5.29
Pegasus Small Cap Growth Fund
Investor Class	1.53	1,000.00	1,017.44	7.75
I Class**	1.27	1,000.00	1,015.81	5.41
R Class**	1.76	1,000.00	1,013.71	7.52
Focus Fund
Investor Class	1.38	1,000.00	1,018.18	7.02
I Class**	1.04	1,000.00	1,016.77	4.44
R Class**	1.79	1,000.00	1,013.61	7.62
Large Cap Financial Fund
Investor Class	1.85	1,000.00	1,015.85	9.36
Small Cap Financial Fund
Investor Class	1.46	1,000.00	1,017.80	7.41
I Class**	1.27	1,000.00	1,015.81	5.41
R Class**	1.85	1,000.00	1,013.33	7.89
Technology Fund
Investor Class	1.92	1,000.00	1,015.51	9.70
Gas Utility Index Fund
Investor Class	0.70	1,000.00	1,021.63	3.55
R Class**	1.18	1,000.00	1,016.17	5.05
Fund for Government Investors	0.75	1,000.00	1,021.36	3.81

*	Expenses are equal to the Fund’s annualized expense ratio, multiplied by the average account value over the period, multiplied by the number of days in most recent fiscal half-year then divided by 366.
**	This example is based on an investment of $1,000 invested at the beginning of the period (May 30, 2008) and held for the entire period through October 31, 2008.

The FBR Funds

Notes to Financial Statements

1. Organization

The FBR Funds (the “Trust”) is registered under the Investment Company Act of 1940, as amended, (“1940 Act”) as an open-end management investment company. The Trust was organized as a business trust under the laws of the State of Delaware on September 29, 2003. The Trust currently consists of ten series which represent interests in one of the following investment portfolios: FBR Pegasus FundTM (“Pegasus Fund”), FBR Pegasus Mid Cap FundTM (“Pegasus Mid Cap Fund”), FBR Pegasus Small Cap FundTM (“Pegasus Small Cap Fund”), FBR Pegasus Small Cap Growth FundTM (“Pegasus Small Cap Growth Fund”) (formerly FBR Small Cap Technology Fund), FBR Focus Fund (“Focus Fund”), FBR Large Cap Financial Fund (“Large Cap Financial Fund”), FBR Small Cap Financial Fund (“Small Cap Financial Fund”), FBR Technology Fund (“Technology Fund”) (formerly FBR Large Cap Technology Fund), FBR Gas Utility Index Fund (“Gas Utility Index Fund”) and FBR Fund for Government Investors (“Money Market Fund”), (each a “Fund” and collectively, the “Funds”). The Trust is authorized to issue an unlimited number of shares of beneficial interest with no par value which may be issued in more than one class or series. Effective May 30, 2008, certain of the Funds began offering new share classes: R Class shares intended for retirement investors and I Class shares intended for institutional investors. The initial class of shares are now referred to as Investor Class, in all Funds except for the Money Market Fund.

The Pegasus Fund, a non-diversified fund, invests in the stocks of companies of any size without regard to market capitalization. The investment objective of the Fund is capital appreciation.

The Pegasus Mid Cap Fund, a non-diversified fund, invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes in securities of mid capitalization (“mid-cap”) companies. The investment objective of the Fund is capital appreciation.

The Pegasus Small Cap Fund, a non-diversified fund, invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes in securities of small capitalization (“small-cap”) companies. The investment objective of the Fund is capital appreciation.

The Pegasus Small Cap Growth Fund, a non-diversified fund, invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes in securities of small-cap companies. Prior to May 1, 2008, the Fund invested, under normal circumstances, at least 80% of its net assets in securities of small-cap companies that were principally engaged in the research, design, development, manufacturing or distributing products or services in the technology industry. The investment objective of the Fund is long-term capital appreciation.

The Focus Fund, a non-diversified fund, invests, under normal circumstances primarily in securities of companies traded in domestic markets. The investment objective of the Fund is capital appreciation.

The Large Cap Financial Fund, a non-diversified fund, invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for

The FBR Funds

Notes to Financial Statements (continued)

investment purposes in securities of large capitalization (“large-cap”) companies principally engaged in the business of financial services including, but not limited to, commercial banks, savings and loan associations, consumer and industrial finance companies, securities brokerage companies, insurance companies, real estate and leasing companies, holding companies for each of the foregoing types of business, or companies that combine some or all of these businesses. The investment objective of the Fund is capital appreciation.

The Small Cap Financial Fund, a non-diversified fund, invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes in securities of small-cap companies principally engaged in the business of providing financial services to consumers and industry. The investment objective of the Fund is capital appreciation.

The Technology Fund, a non-diversified fund, invests, under normal circumstances, at least 80% of its net assets plus the amount of any borrowings for investment purposes in securities of companies that are principally engaged in the research, design, development, manufacturing or distributing products or services in the technology industry. The investment objective of the Fund is long-term capital appreciation.

The Gas Utility Index Fund, a diversified fund, invests, under normal circumstances, at least 85% of its net assets in the common stock of companies that have natural gas distribution and transmission operations. The investment objective of the Fund is income and capital appreciation.

The Money Market Fund, a diversified fund, invests, under normal circumstances, at least 95% of its total assets in fixed-rate and floating-rate short-term instruments issued or guaranteed by the U.S. Government, its agencies or instrumentalities and in repurchase agreements secured by such instruments. The investment objective of the Fund is current income consistent with liquidity and preservation of capital.

2. Significant Accounting Policies

The following is a summary of the Funds’ significant accounting policies:

Portfolio Valuation — The net asset value per share (“NAV”) of each Fund is determined as of the close of regular trading on the New York Stock Exchange (“NYSE”) (normally 4:00 p.m., Eastern Time) on each business day that the exchange is open for trading. Each Fund’s securities are valued at the last sale price on the securities exchange or national securities market on which such securities are primarily traded. Securities that are quoted by NASDAQ are valued at the NASDAQ Official Closing Price. Securities not listed on an exchange or national securities market, or securities in which there were no transactions, are valued at the average of the most recent bid and ask prices, except in the case of open short positions where the ask price is used for valuation purposes. The bid price is used when no ask price is available. Short-term investments are carried at amortized cost, which approximates market value. Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by the Funds’ Board of Trustees (the “Board”), are valued at fair value in good faith by, or at the direction of, the Board.

The FBR Funds

Notes to Financial Statements (continued)

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement on Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements.” This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and requires additional disclosures about fair value measurements. SFAS No. 157 applies to fair value measurements already required or permitted by existing standards. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The changes to current generally accepted accounting principles from the application of this Statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. As of October 31, 2008, the Funds do not believe the adoption of SFAS No. 157 will impact the amounts reported in the financial statements, however, additional disclosures may be required about the inputs used to develop the measurements and the effect of certain of the measurements reported on the statement of changes in net assets for a fiscal period.

Share Valuation — The NAV of each Fund is calculated by dividing the sum of the value of the securities held by each Fund, plus cash or other assets, minus all liabilities (including estimated accrued expenses) by the total number of shares outstanding of each Fund, rounded to the nearest cent. Each Fund’s shares will not be priced on the days on which the NYSE is closed for trading. The offering and redemption price per share of each Fund is equal to each Fund’s NAV. The Funds, except for the Money Market Fund, charge a 1% redemption fee on shares redeemed or exchanged within 90 days of purchase. These fees are deducted from the redemption proceeds otherwise payable to the shareholder. The Funds will retain the fee charged as paid-in capital and such fees become part of that Fund’s daily NAV calculation.

Investment Income — Dividend income is recorded on the ex-dividend date. Interest income, which includes the amortization of premium and accretion of discount, if any, is recorded on an accrual basis.

Expenses — The Funds pay all operational expenses, which are either charged directly to a Fund for which the expense is attributable or are allocated proportionately among the Funds based on allocation methods approved by the Board.

Distributions to Shareholders — Each Fund, except the Gas Utility Index Fund and Money Market Fund, declares and pays any dividends from its net investment income, if any, annually. The Gas Utility Index Fund declares and pays any such dividends quarterly. The Money Market Fund declares dividends each day the Fund is open for business and pays monthly. Distributions from net realized capital gains, if any, will be distributed at least annually for each Fund. Income and capital gain distributions are determined in accordance with U.S. federal income tax regulations.

Allocations — Investment income earned, realized capital gains and losses, and unrealized appreciation and depreciation for the Funds are allocated daily to each class of shares based upon its proportionate share of total net assets of the Fund. Class specific expenses are charged directly to the class incurring the expense. Common expenses, which are not attributable to a specific class, are allocated daily to each class of shares based

The FBR Funds

Notes to Financial Statements (continued)

upon its proportionate share of total net assets of the Fund. Expenses not directly billed to a Fund are allocated proportionally among all Funds daily in relation to net assets of each Fund or another reasonable measure.

Security Transactions — Security transactions are accounted for on the trade date. Securities sold are determined on a specific identification basis.

Estimates — The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Options — Each Fund, except the Gas Utility Index Fund and Money Market Fund, may buy and sell call and put options to hedge against changes in net asset value or to attempt to realize a greater current return. The risk associated with purchasing an option is that a Fund pays a premium whether or not the option is exercised. Additionally, a Fund bears the risk of loss of premium and change in market value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as portfolio securities. The cost of securities acquired through the exercise of call options is increased by the premiums paid. The proceeds from securities sold through the exercise of put options are decreased by the premiums paid. When a Fund writes an option, an amount equal to the premium received by the Fund is recorded as a liability and is subsequently adjusted to the current market value of the option written. Premiums received from writing options which expire unexercised are recorded by a Fund on the expiration date as realized gains from option transactions.

The difference between the premium and the amount paid on effecting a closing purchase transaction, including brokerage commissions, is also treated as a realized gain, or if the premium is less than the amount paid for the closing purchase transaction, as a realized loss. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying securities in determining whether a Fund has a realized gain or loss. If a put option is exercised, the premium reduces the cost basis of the securities purchased by a Fund. Each Fund’s use of written options involves, to varying degrees, elements of market risk in excess of the amount recognized in the Statement of Assets and Liabilities. The contract or notional amounts reflect the extent of a Fund’s involvement in these financial instruments. In writing an option, a Fund bears the market risk of an unfavorable change in the price of the security underlying the written option. Exercise of an option written by a Fund could result in a Fund selling or buying a security at a price different from the current market value. A Fund’s activities in written options are conducted through regulated exchanges, which do not result in counterparty credit risks. The Funds had no outstanding options at October 31, 2008.

Repurchase Agreements — The Funds have agreed to purchase securities from financial institutions subject to the seller’s agreement to repurchase them at an agreed-upon time

The FBR Funds

Notes to Financial Statements (continued)

and price (“repurchase agreement”). The financial institutions with whom each Fund enters into repurchase agreements are banks and broker/dealers which the adviser considers creditworthy pursuant to criteria approved by the Board. The seller under a repurchase agreement will be required to maintain the value of the securities as collateral, subject to the agreement at not less than the repurchase price plus accrued interest. The adviser marks to market daily the value of the collateral, and, if necessary, requires the seller to maintain additional securities, to ensure that the value is not less than the repurchase price. Default by or bankruptcy of the seller would, however, expose each Fund to possible loss because of adverse market action or delays in connection with the disposition of the underlying securities.

Securities Lending — Each Fund may lend its portfolio securities to broker-dealers, banks or institutional borrowers of securities. Loans of securities are required at all times to be secured by collateral equal to at least 100% of the market value of the securities on loan. However, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral may be subject to legal proceedings. In the event that the borrower fails to return securities, and cash collateral being maintained by the borrower is insufficient to cover the value of loaned securities and provided such collateral insufficiency is not the result of investment losses, the lending agent has agreed to pay the amount of the shortfall to the Funds. The Funds had no securities on loan at October 31, 2008.

Line of Credit — Prior to January 11, 2008, the Trust had a line of credit (“Credit Agreement”) with Custodial Trust Company (“CTC”) for temporary or emergency purposes. Under the Credit Agreement, CTC provided a line of credit in an amount up to the maximum amount permitted under the 1940 Act and each Fund’s prospectus. Pursuant to the Credit Agreement, each participating Fund was liable only for principal and interest payments related to borrowings made by that Fund. Borrowings under the Credit Agreement bear interest at 100 basis points (100 basis points = 1%) over the LIBOR (London Inter-Bank Offer Rate). For the year ended October 31, 2008, the Funds had no borrowings outstanding.

3. Transactions with Affiliates

Investment Adviser — FBR Fund Advisers, Inc. (“Fund Advisers”) serves as investment adviser to the Funds. For its advisory services, Fund Advisers receives a monthly fee at an annual rate of 0.90% of the average daily net assets of the Pegasus Fund, Pegasus Mid Cap Fund, Pegasus Small Cap Fund, Pegasus Small Cap Growth Fund, Focus Fund, Large Cap Financial Fund, Small Cap Financial Fund, and Technology Fund, and at an annual rate of 0.40% of the average daily net assets of the Gas Utility Index Fund. The Money Market Fund pays a management fee at an annual rate based on the Fund’s average daily net assets of 0.50% on the first $500 million, 0.45% on the next $250 million, 0.40% on the next $250 million, and 0.35% on net assets over $1 billion.

Fund Advisers has contractually agreed to limit each Fund’s total operating expenses and to maintain these limitations with regard to each Fund through October 31, 2011. The Money

The FBR Funds

Notes to Financial Statements (continued)

Market Fund has a limitation of 1.00% of the Fund’s average daily net assets, (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses). The following are the limits for the Equity Funds, based on average daily net assets (excluding interest, taxes, brokerage commissions, dividend expenses, acquired fund fees and expenses, extraordinary legal expenses, or any other extraordinary expenses).

	Investor Class	Investor Class Prior to May 30, 2008	I Class	R Class
Pegasus Fund	1.25%	1.95%	1.00%	NA
Pegasus Mid Cap Fund	1.35%	1.95%	1.10%	NA
Pegasus Small Cap Fund	1.45%	1.95%	1.20%	NA
Pegasus Small Cap Growth Fund	1.45%	1.95%	1.20%	1.70%
Focus Fund	1.95%	1.95%	1.70%	2.20%
Large Cap Financial Fund	1.95%	1.95%	NA	NA
Small Cap Financial Fund	1.95%	1.95%	1.70%	2.20%
Technology Fund	1.95%	1.95%	NA	NA
Gas Utility Index Fund	0.85%	0.85%	NA	1.35%

Effective May 30, 2008, the Adviser may recoup any waived amount from a Fund pursuant to this agreement if such reimbursement does not cause the Fund to exceed existing expense limitations and the reimbursement is made within three years after the year in which the Adviser incurred the expense. For the year ended October 31, 2008 the amounts reimbursed to the Adviser and remaining available for reimbursement were as follows:

Fund	Amount Waived	Amount Recouped	Amount to Expire October 31, 2011
Pegasus Fund – Investor Class	$42,645	$—	$42,645
Pegasus Fund – I Class	1,153	—	1,153
Pegasus Mid Cap Fund – Investor Class	37,881	—	37,881
Pegasus Mid Cap Fund – I Class	1,295	—	1,295
Pegasus Small Cap Fund – Investor Class	36,709	—	36,709
Pegasus Small Cap Fund – I Class	1,298	—	1,298
Pegasus Small Cap Growth Fund – Investor Class	44,078	—	44,078
Pegasus Small Cap Growth Fund – I Class	1,436	—	1,436
Pegasus Small Cap Growth Fund – R Class	1,450	—	1,450
Focus Fund – R Class	709	—	709
Large Cap Financial Fund – Investor Class	7,322	7,218	104
Small Cap Financial Fund – I Class	391	391	—
Small Cap Financial Fund – R Class	687	—	687
Technology Fund – Investor Class	7,525	125	7,400
Gas Utility Index Fund – Investor Class	758	680	78
Gas Utility Index Fund – R Class	823	—	823

The FBR Funds

Notes to Financial Statements (continued)

Administrator — JPMorgan Chase Bank N.A. (“JPMorgan”) serves as the administrator to the Funds and provides pursuant to an Administration Agreement (“Agreement”) day-to-day administrative services including monitoring portfolio compliance, determining compliance with provisions of the Internal Revenue Code and preparing the Funds’ registration statements. Pursuant to the Agreement, JPMorgan receives a monthly fee based on average daily net assets of the Trust.

Pursuant to the Administrative Services Agreement, the Adviser also provides administrative services to the Funds including oversight of service providers. The Adviser receives 0.02% of average daily net assets of the Trust. The Adviser also provides the Funds with office space, facilities and business equipment and generally administers the Funds’ business affairs and provides the services of executive and clerical personnel for administering the affairs of the Funds. The Adviser compensates all personnel, Officers, and Trustees of the Funds if such persons are employees of the Adviser. For the year ended October 31, 2008, JPMorgan earned $354,142 and Fund Advisers earned $341,033 in Administrator fees.

Plan of Distribution — The Trust, on behalf of the Investor Class shares of each Fund, except the Gas Utility Index Fund and Money Market Fund, has adopted a Distribution Plan (the “Plan”) pursuant to Rule 12b-1 under the 1940 Act. Under the Investor Class Plan, each Fund may pay FBR Investment Services, Inc. (the “Distributor”) a fee at an annual rate of up to 0.25% of each Fund’s average daily net assets. The Trust has also adopted a Distribution Plan for R Class shareholders of certain Funds that pays a fee at an annual rate of up to 0.50% of each Fund’s average daily net assets. Fees paid to the Distributor under the Plans are payable without regard to actual expenses incurred.

Brokerage Commissions — For the year ended October 31, 2008, the Small Cap Financial Fund and the Large Cap Financial Fund paid $43,731 and $2,400, respectively, in brokerage commissions from portfolio transactions to Friedman, Billings, Ramsey and Co., Inc. (FBR & Co.), an affiliate of Fund Advisers and the Distributor. No other Fund paid commissions to FBR & Co. during the period.

Trustees’ Fees — Each Trustee of the Trust who is not an employee of Fund Advisers or an affiliate of Fund Advisers receives an annual retainer fee of $25,000 and an additional meeting fee of $2,500 for each regular meeting attended. In addition, each Trustee that serves on the Audit Committee or Nominating Committee receives a meeting fee of $1,000 for attendance at the meeting. If a Trustee participates by teleconference, the meeting fee is $1,000. The Chairman of the Board, an independent Trustee, receives an additional $2,000 for each meeting attended, and the Audit Committee Chairman receives an additional $1,000 for each committee meeting attended.

The FBR Funds

Notes to Financial Statements (continued)

4. Investment Transactions

For the year ended October 31, 2008, purchases and sales of investment securities (excluding short-term securities and U.S. government obligations) for each Fund were as follows:

	Purchases	Sales
Pegasus Fund	$3,347,424	$7,458,427
Pegasus Mid Cap Fund	5,444,151	3,592,666
Pegasus Small Cap Fund	10,150,388	9,040,798
Pegasus Small Cap Growth Fund	5,308,348	5,213,295
Focus Fund	174,168,739	271,938,581
Large Cap Financial Fund	63,633,482	52,727,903
Small Cap Financial Fund	150,132,765	155,251,776
Technology Fund	31,504,086	55,344,903
Gas Utility Index Fund	68,286,064	81,358,758

The FBR Funds

Notes to Financial Statements (continued)

5. Capital Share Transactions

	FBR Pegasus FundTM		FBR Pegasus Mid Cap FundTM
	For the Year Ended October 31, 2008	For the Year Ended October 31, 2007	For the Year Ended October 31, 2008	For the Period Ended October 31, 2007(A)

Capital Transactions:
Investor Class
Proceeds from Sale of Shares	$1,161,675	$7,243,398	$2,480,431	$3,706,491
Reinvestment of Distributions	1,222,454	583,994	45,373	—
Cost of Shares Redeemed	(6,458,569)	(9,505,938)	(800,665)	(237,781)
Redemption Fees	4,308	1,520	6,196	1,074

Investor Class Transactions	$(4,070,132)	$(1,677,026)	$1,731,335	$3,469,784

I Class(B)
Proceeds from Sale of Shares	$100,000	$—	$100,000	$—
Reinvestment of Distributions	—	—	—	—
Cost of Shares Redeemed	—	—	—	—
Redemption Fees	—	—	—	—

I Class Transactions	$100,000	$—	$100,000	$—

Net Increase (Decrease) from Capital Transactions	$(3,970,132)	$(1,677,026)	$1,831,335	$3,469,784

Share Transactions:
Investor Class
Sold	109,163	597,613	233,519	364,879
Issued in Reinvestment of Distributions	106,208	49,491	4,248	—
Redeemed	(626,810)	(801,697)	(78,303)	(22,186)

Change in Investor Class Shares	(411,439)	(154,593)	159,464	342,693

I Class(B)
Sold	10,000	—	10,000	—
Issued in Reinvestment of Distributions	—	—	—	—
Redeemed	—	—	—	—

Change in I Class Shares	10,000	—	10,000	—

Net Increase (Decrease) from Share Transactions	(401,439)	(154,593)	169,464	342,693

(A)	Represents the period from commencement of operations (February 28, 2007) through October 31, 2007.
(B)	I Class represents the period from commencement of operations (May 30, 2008) through October 31, 2008.

The FBR Funds

Notes to Financial Statements (continued)

	FBR Pegasus Small Cap FundTM		FBR Pegasus Small Cap Growth FundTM
	For the Year Ended October 31, 2008	For the Period Ended October 31, 2007(A)	For the Year Ended October 31, 2008	For the Year Ended October 31, 2007

Capital Transactions:
Investor Class
Proceeds from Sale of Shares	$1,521,957	$4,844,179	$1,422,406	$2,106,874
Reinvestment of Distributions	18,282	—	182,969	166,452
Cost of Shares Redeemed	(913,849)	(574,217)	(2,194,149)	(1,239,123)
Redemption Fees	4,373	1,577	5,760	3,320

Investor Class Transactions	$630,763	$4,271,539	$(583,014)	$1,037,523

I Class(B)
Proceeds from Sale of Shares	$100,000	$—	$100,000	$—
Reinvestment of Distributions	—	—	—	—
Cost of Shares Redeemed	—	—	—	—
Redemption Fees	—	—	—	—

I Class Transactions	$100,000	$—	$100,000	$—

R Class(B)
Proceeds from Sale of Shares	$—	$—	$100,000	$—
Reinvestment of Distributions	—	—	—	—
Cost of Shares Redeemed	—	—	—	—
Redemption Fees	—	—	—	—

R Class Transactions	$—	$—	$100,000	$—

Net Increase (Decrease) from Capital Transactions	$730,763	$4,271,539	$(383,014)	$1,037,523

Share Transactions:
Investor Class
Sold	147,259	465,369	128,491	173,213
Issued in Reinvestment of Distributions	1,647	—	14,864	14,704
Redeemed	(88,720)	(51,814)	(204,934)	(102,790)

Change in Investor Class Shares	60,186	413,555	(61,579)	85,127

I Class(B)
Sold	10,000	—	10,000	—
Issued in Reinvestment of Distributions	—	—	—	—
Redeemed	—	—	—	—

Change in I Class Shares	10,000	—	10,000	—

R Class(B)
Sold	—	—	10,000	—
Issued in Reinvestment of Distributions	—	—	—	—
Redeemed	—	—	—	—

Change in R Class Shares	—	—	10,000	—

Net Increase (Decrease) from Share Transactions	70,186	413,555	(41,579)	85,127

(A)	Represents the period from commencement of operations (February 28, 2007) through October 31, 2007.
(B)	I and R Classes represents the period from commencement of operations (May 30, 2008) through October 31, 2008.

The FBR Funds

Notes to Financial Statements (continued)

	FBR Focus Fund		FBR Large Cap Financial Fund		FBR Small Cap Financial Fund
	For the Year Ended October 31, 2008	For the Year Ended October 31, 2007	For the Year Ended October 31, 2008	For the Year Ended October 31, 2007	For the Year Ended October 31, 2008	For the Year Ended October 31, 2007

Capital Transactions:
Investor Class
Proceeds from Sale of Shares	$242,764,089	$1,026,699,295	$19,045,180	$2,112,482	$120,651,140	$38,350,436
Reinvestment of Distributions	15,739,960	2,336,579	3,006,657	2,508,729	38,016,471	44,110,288
Cost of Shares Redeemed	(623,446,112)	(588,951,153)	(6,416,743)	(11,993,115)	(70,151,653)	(198,346,138)
Redemption Fees	199,536	529,480	16,597	2,457	88,771	37,223

Investor Class Transactions	$(364,742,527)	$440,614,201	$15,651,691	$(7,369,447)	$88,604,729	$(115,848,191)

I Class(A)
Proceeds from Sale of Shares	$21,017,714	$—	$—	$—	$4,103,500	$—
Reinvestment of Distributions	—	—	—	—	—	—
Cost of Shares Redeemed	(826,926)	—	—	—	—	—
Redemption Fees	6,189	—	—	—	—	—

I Class Transactions	$20,196,977	$—	$—	$—	$4,103,500	$—

R Class(A)
Proceeds from Sale of Shares	$100,000	$—	$—	$—	$100,000	$—
Reinvestment of Distributions	—	—	—	—	—	—
Cost of Shares Redeemed	—	—	—	—	—	—
Redemption Fees	—	—	—	—	—	—

R Class Transactions	$100,000	$—	$—	$—	$100,000	$—

Net Increase (Decrease) from Capital Transactions	$(344,445,550)	$440,614,201	$15,651,691	$(7,369,447)	$92,808,229	$(115,848,191)

Share Transactions:
Investor Class
Sold	5,020,713	18,377,190	1,601,744	103,543	7,680,706	1,440,016
Issued in Reinvestment of Distributions	292,791	44,405	215,340	123,104	2,408,457	1,526,231
Redeemed	(12,970,312)	(10,407,459)	(490,236)	(588,332)	(4,369,117)	(7,331,443)

Change in Investor Class Shares	(7,656,808)	8,014,136	1,326,848	(361,685)	5,720,046	(4,365,196)

I Class(A)
Sold	2,432,067	—	—	—	396,829	—
Issued in Reinvestment of Distributions	—	—	—	—	—	—
Redeemed	(118,131)	—	—	—	—	—

Change in I Class Shares	2,313,936	—	—	—	396,829	—

R Class(A)
Sold	10,000	—	—	—	10,000	—
Issued in Reinvestment of Distributions	—	—	—	—	—	—
Redeemed	—	—	—	—	—	—

Change in R Class Shares	10,000	—	—	—	10,000	—

Net Increase (Decrease) from Share Transactions	(5,332,872)	8,014,136	1,326,848	(361,685)	6,126,875	(4,365,196)

(A)	I and R Classes represent the period from commencement of operations (May 30, 2008) through October 31, 2008.

The FBR Funds

Notes to Financial Statements (continued)

	FBR Technology Fund		FBR Gas Utility Index Fund		FBR Fund for Government Investors
	For the Year Ended October 31, 2008	For the Year Ended October 31, 2007	For the Year Ended October 31, 2008	For the Year Ended October 31, 2007	For the Year Ended October 31, 2008	For the Year Ended October 31, 2007

Capital Transactions:
Investor Class
Proceeds from Sale of Shares	$3,374,900	$10,873,118	$42,282,293	$49,210,577	$362,869,090	$630,550,580
Reinvestment of Distributions	3,499,542	1,385,564	26,128,693	6,008,567	3,317,780	8,359,928
Cost of Shares Redeemed	(26,928,727)	(14,747,643)	(50,729,541)	(86,245,031)	(442,163,852)	(669,041,219)
Redemption Fees	8,790	11,319	34,985	36,591	—	—)

Investor Class Transactions	$(20,045,495)	$(2,477,642)	$17,716,430	$(30,989,296)	$(75,976,982)	$(30,130,711)

R Class(A)
Proceeds from Sale of Shares	$—	$—	$100,000	$—	$—	$—
Reinvestment of Distributions	—	—	703	—	—	—
Cost of Shares Redeemed	—	—	—	—	—	—
Redemption Fees	—	—	—	—	—	—

R Class Transactions	$—	$—	$100,703	$—	$—	$—

Net Increase (Decrease) from Capital Transactions	$(20,045,495)	$(2,477,642)	$17,817,133	$(30,989,296)	$(75,976,982)	$(30,130,711)

Share Transactions:
Investor Class
Sold	317,798	890,911	2,162,416	2,289,265	362,869,090	630,550,580
Issued in Reinvestment of Distributions	301,686	117,720	1,264,848	282,736	3,317,780	8,359,928
Redeemed	(2,582,759)	(1,233,052)	(2,770,992)	(4,074,907)	(442,163,852)	(669,041,219)

Change in Investor Class Shares	(1,963,275)	(224,421)	656,272	(1,502,906)	(75,976,982)	(30,130,711)

R Class(A)
Sold	—	—	10,000	—	—	—
Issued in Reinvestment of Distributions	—	—	78	—	—	—
Redeemed	—	—	—	—	—	—

Change in R Class Shares	—	—	10,078	—	—	—

Net Increase (Decrease) from Share Transactions	(1,963,275)	(224,421)	666,350	(1,502,906)	(75,976,982)	(30,130,711)

(A)	R Class represents the period from commencement of operations (May 30, 2008) through October 31, 2008.

The FBR Funds

Notes to Financial Statements (continued)

6. Federal Income Taxes

It is each Fund’s policy to continue to comply with the special provisions of the Internal Revenue Code that are applicable to regulated investment companies. As provided therein, in any fiscal year in which a Fund so qualifies and distributes at least 90% of its taxable net income, the Fund (but not the shareholders) will be relieved of federal income tax on the income distributed. Accordingly, no provision for income taxes has been made.

In order to avoid imposition of the excise tax applicable to regulated investment companies, it is also each Fund’s intention to declare and pay as dividends in each calendar year at least 98% of its net investment income (earned during the calendar year) and 98% of its net realized capital gains (earned during the twelve months ending October 31) plus undistributed amounts from prior years.

Income and capital gain distributions are determined in accordance with income tax regulations that may differ from accounting principles that are generally accepted in the United States of America. As a result, the character of tax-basis distributions and the composition of net assets for tax purposes may differ from those reflected in the Funds’ financial statements. These book/tax differences may be temporary or permanent in nature. Temporary differences are primarily the result of wash sales. Reclassifications for permanent differences are made to components of capital. These reclassifications have no effect on net assets or net asset value per share.

The FBR Funds

Notes to Financial Statements (continued)

The tax character of distributions paid for the Investor Class of each Fund’s tax year was as follows:

	Ordinary Income		Long-Term Capital Gains
	Dollar Amount	Per share Amount	Dollar Amount	Per share Amount
Pegasus Fund
For the Year Ended October 31, 2008	$1,227,454	$1.304188	$238	$0.000253
For the Year Ended October 31, 2007	585,158	0.453075	—
Pegasus Mid Cap Fund
For the Year Ended October 31, 2008	45,373	0.132774	—	—
For the Period Ended October 31, 2007	—	—	—	—
Pegasus Small Cap Fund
For the Year Ended October 31, 2008	18,282	0.043977	—	—
For the Period Ended October 31, 2007	—	—	—	—
Pegasus Small Cap Growth Fund
For the Year Ended October 31, 2008	166,019	0.419678	18,288	0.046230
For the Year Ended October 31, 2007	125,836	0.389248	41,912	0.129706
Focus Fund
For the Year Ended October 31, 2008	2,637,313	0.103979	13,475,516	0.526807
For the Year Ended October 31, 2007	—	—	2,384,603	0.123866
Large Cap Financial Fund
For the Year Ended October 31, 2008	177,807	0.184406	2,910,983	3.683686
For the Year Ended October 31, 2007	145,001	0.111451	2,416,486	2.017514
Small Cap Financial Fund
For the Year Ended October 31, 2008	2,225,546	0.282040	36,692,650	6.235751
For the Year Ended October 31, 2007	2,428,021	0.225500	43,232,104	4.275126
Technology Fund
For the Year Ended October 31, 2008	2,491,355	0.867487	1,036,556	0.360928
For the Year Ended October 31, 2007	718,645	0.202896	677,401	0.191251
Gas Utility Index Fund
For the Year Ended October 31, 2008	6,995,329	0.602035	20,875,415	1.692401
For the Year Ended October 31, 2007	6,504,234	0.483831	—	—
Fund for Government Investors
For the Year Ended October 31, 2008	3,449,161	0.022910	—	—
For the Year Ended October 31, 2007	8,612,056	0.043674	—	—

The FBR Funds

Notes to Financial Statements (continued)

The following information is computed on a tax basis for each item:

	As of October 31, 2008
	Pegasus Fund	Pegasus Mid Cap Fund	Pegasus Small Cap Fund	Pegasus Small Cap Growth Fund	Focus Fund
Tax cost of investment securities	$5,920,238	$5,387,410	$4,966,182	$3,836,726	$730,739,790

Gross unrealized appreciation	4,117	15,161	91,797	57,156	174,402,382
Gross unrealized depreciation	(1,205,140)	(1,199,203)	(809,255)	(862,023)	(169,112,676)

Net unrealized appreciation (depreciation)	(1,201,023)	(1,184,042)	(717,458)	(804,867)	5,289,706
Undistributed ordinary income	28,480	61,644	—	—	—
Undistributed long-term capital gains	—	—	—	—	106,381,783
Capital loss carryforward	(722,078)	—	(193,493)	(41,215)	—

Accumulated earnings (deficit)	$(1,894,621)	$(1,122,398)	$(910,951)	$(846,082)	$111,671,489

	As of October 31, 2008
	Large Cap Financial Fund	Small Cap Financial Fund	Technology Fund	Gas Utility Index Fund	Fund for Government Investors
Tax cost of investment securities	$31,684,188	$198,315,026	$10,933,141	$146,841,683	$103,761,067

Gross unrealized appreciation	—	9,393,772	—	69,486,677	—
Gross unrealized depreciation	(1,912,457)	(10,427,172)	(3,240,625)	(18,703,586)	—

Net unrealized appreciation (depreciation)	(1,912,457)	(1,033,400)	(3,240,625)	50,783,091	—
Undistributed ordinary income	201,208	2,020,677	—	79,540	—
Undistributed long-term capital gains	—	—	—	9,585,472	—
Capital loss carryforward	(2,493,545)	(6,170,516)	(2,725,979)	—	(186,667)

Accumulated earnings (deficit)	$(4,204,794)	$(5,183,239)	$(5,966,604)	$60,448,103	$(186,667)

Unused capital loss carryforwards as of October 31, 2008, were as follows:

	Amount	Expires October 31,
Pegasus Fund	$722,078	2016
Pegasus Small Cap Fund	193,493	2016
Pegasus Small Cap Growth Fund	41,215	2016
Large Cap Financial Fund	2,493,545	2016
Small Cap Financial Fund	6,170,516	2016
Technology Fund	2,725,979	2016
Fund for Government Investors	20,568	2011
Fund for Government Investors	165,106	2012
Fund for Government Investors	970	2013
Fund for Government Investors	23	2014

The FBR Funds

Notes to Financial Statements (continued)

During the year ended October 31, 2008, the Fund for Government Investors utilized $3,286 of capital loss carryforwards. The capital loss carryforwards may be utilized in future years to offset net realized capital gains, if any, prior to distributing such gains to shareholders.

The following reclassifications, the result of permanent differences between financial statement and income tax reporting requirements, have been made to the components of capital. These reclassifications have no impact on the net assets or net asset value per share of the Funds.

	Undistributed Income (Loss)	Accumulated Net Realized Gain (Loss)	Paid-In Capital
Pegasus Fund	$(17,473)	$17,403	$70
Pegasus Mid Cap Fund	5,243	(5,243)	—
Pegasus Small Cap Fund	16,895	—	(16,895)
Pegasus Small Cap Growth Fund	50,863	—	(50,863)
Focus Fund	8,412,061	(1,301,408)	(7,110,653)
Large Cap Financial Fund	1,684	(1,684)	—
Small Cap Financial Fund	—	—	—
Technology Fund	129,045	—	(129,045)
Gas Utility Fund	—	1	(1)

On July 13, 2006, the FASB released FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (FIN 48). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Funds’ tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold will be required to be recorded as a tax benefit or expense in the current year. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006 and is to be applied to all open tax years as of the effective date. The Funds have analyzed their tax positions taken on Federal income tax returns for all open tax years (tax years ended December 31, 2005 through 2008) for purposes of implementing FIN 48 and have concluded that no provision for income tax is required in their financial statements.

7. Investments in Affiliates

Affiliated issuers, as defined by the 1940 Act, are those in which a Fund’s holdings represent 5% or more of the outstanding voting securities of the issuer. A summary of each Fund’s investments in affiliates, if any, for the year ended October 31, 2008, is noted below:

	SHARE ACTIVITY
Affiliate	Balance 10/31/07	Purchases	Sales	Balance 10/31/08	Realized Gain	Dividends	Value 10/31/08	Acquisition Cost
FBR Focus Fund
99 Cents Only Stores	4,045,374	1,746,100	—	5,791,474	—	—	$70,655,983	$66,728,709
American Woodmark Corp	845,850	54,150	50,000	850,000	$270,292	$324,000	15,759,000	27,527,533
Dyanmex, Inc.	594,810	3,800	—	598,610	—	—	14,612,070	11,258,278
Monarch Casino & Resort, Inc.	992,000	—	—	992,000	—	—	8,838,720	4,511,967
Penn National Gaming, Inc.	4,100,000	—	—	4,100,000	—	—	78,966,000	77,594,148

The FBR Funds

Notes to Financial Statements (continued)

8. Commitments and Contingencies

In the normal course of business, the Funds enter into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Funds’ maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Funds that have not yet occurred. However, based on experience, the Funds expect the risk of loss to be remote.

9. U.S. Treasury Temporary Guarantee Program for Money Market Funds

On October 7, 2008, the Board of Trustees approved the Money Market Fund’s participation in the U.S. Department of the Treasury’s Temporary Guarantee Program for Money Market Funds (the “Program”) through December 18, 2008. On December 4, 2008, the Board of Trustees approved the Money Market Fund’s continued participation in the Program through April 30, 2009. The participation fee for the initial three-month term of the Program is 0.01% of the net asset value of the Money Market Fund as of September 19, 2008, which was split equally between the Money Market Fund and FBR Fund Advisers. The participation fee for the continued participation in the program through April 30, 2009 is 0.015% of the net asset value of the Money Market Fund as of September 19, 2008. This expense will be borne entirely by the Money Market Fund without regard to any expense limitation currently in effect. As a requirement of participation in the Program, the Money Market Fund has agreed to liquidate if its net asset value declines to below $0.995 (a “Guarantee Event”) if such Guarantee Event is not cured. The Program protects investors for the lesser of the number of shares held as of the close of business on September 19, 2008 or the amount held at liquidation, whichever is less.

The FBR Funds

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders

The FBR Funds

Arlington, Virginia

We have audited the accompanying statements of assets and liabilities, including the portfolios of investments of the FBR Pegasus Fund, FBR Pegasus Mid Cap Fund, FBR Pegasus Small Cap Fund, FBR Pegasus Small Cap Growth Fund, FBR Focus Fund, FBR Large Cap Financial Fund, FBR Small Cap Financial Fund, FBR Technology Fund, FBR Gas Utility Index Fund and FBR Fund for Government Investors (collectively the “Funds”), each a series of The FBR Funds as of October 31, 2008, and the related statements of operations of the Funds for the year then ended and statements of changes in net assets, and the financial highlights of the Funds for the period indicated thereon. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights of the FBR Fund for Government Investors for the year ended December 31, 2003 was audited by other auditors whose report dated February 20, 2004 expressed an unqualified opinion on such financial highlights.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Funds are not required to have, nor were we engaged to perform, an audit of the Funds’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2008, by correspondence with the custodian and brokers or by other appropriate auditing procedures where brokers did not reply to our confirmation requests. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the FBR Pegasus Fund, FBR Pegasus Mid Cap Fund, FBR Pegasus Small Cap Fund, FBR Pegasus Small Cap Growth Fund, FBR Focus Fund, FBR Large Cap Financial Fund, FBR Small Cap Financial Fund, FBR Technology Fund, FBR Gas Utility Index Fund and FBR Fund for Government Investors of October 31, 2008, the results of their operations, the changes in their net assets, and the financial highlights for the periods referred to above, in conformity with accounting principles generally accepted in the United States of America.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 22, 2008

The FBR Funds

Important Supplemental Information (unaudited)

Dividends Received Deduction

For corporate shareholders, the following ordinary dividends paid during the year ended October 31, 2008 qualify for the corporate dividends received deduction:

Pegasus Fund	17.63%
Pegasus Small Cap Growth Fund	0.02%
Large Cap Financial Fund	61.28%
Small Cap Financial Fund	89.37%
Gas Utility Index Fund	99.99%

Proxy Voting Guidelines

Fund Advisers is responsible for exercising the voting rights associated with the securities purchased and held by the Funds. A description of the policies and procedures Fund Advisers uses in fulfilling this responsibility is included in the Funds’ Statement of Additional Information and is available without charge, upon request, by calling 888.888.0025. The policies and procedures are also available on the Securities and Exchange Commission’s (“SEC”) website at http://www.sec.gov. Information on how the Funds voted proxies relating to portfolio securities during the most recent 12 month period ended June 30 is available without charge, upon request, by calling 888.888.0025 and is also available on the SEC’s website at http://www.sec.gov.

Portfolio Holdings

The Funds file their complete schedule of holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Funds’ Form N-Q is available on the SEC’s website at http://www.sec.gov. You may review and make copies at the SEC’s Public Reference Room in Washington, D.C. You may also obtain copies after paying a duplicating fee by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102 or by electronic request to publicinfo@sec.gov. Information on the operation of the Public Reference Room may be obtained by calling 800.SEC.0330. A copy of the quarterly holdings report is available, without charge, upon request, by calling 888.888.0025.

Approval of the Continuation of the Investment Advisory Agreements for the Funds

In accordance with the 1940 Act, the Board is required, on an annual basis, at an in-person meeting of the Board called for such purpose, to consider: (i) the continuation of the Investment Advisory Agreement with Fund Advisers with respect to each of the Funds and (ii) the continuation of the Sub-Investment Advisory Agreement with ACM with respect to the Focus Fund (collectively, the “Advisory Agreements”).

The relevant provisions of the 1940 Act specifically provide that it is the duty of the Board to request and evaluate such information as the Board determines is necessary to allow them to properly consider the continuation of the Advisory Agreements, and it is the duty of each of the Advisers to furnish the Trustees with such information that is reasonably necessary for the Trustees to evaluate the terms of the Advisory Agreements.

Accordingly, in determining whether to renew the Advisory Agreements, the Board requested, and the Advisers provided, information and data relevant to the Board’s

The FBR Funds

Important Supplemental Information (unaudited) (continued)

consideration. This included information regarding the investment performance of the Funds and information regarding the fees and expenses of the Funds, as compared to other similar mutual funds.

As part of its deliberations, the Board also considered and relied upon the information about the Funds and the Advisers that had been provided to them throughout the year in connection with their regular Board meetings at which they engage in the ongoing oversight of the Funds and their operations. The Independent Trustees were counseled during this process by independent legal counsel, as such term is defined in the rules under the 1940 Act, who reviewed with them their duties and responsibilities with respect to their consideration of the continuation of the Advisory Agreements.

The Board held an in-person meeting on October 23, 2008, at which they considered the renewal of the Advisory Agreements and the Board engaged in a thorough review process to determine whether or not to continue the Advisory Agreements. During this meeting, the Board reviewed relevant information and data provided by the Advisers in response to written questions from the Independent Trustees and met with independent legal counsel to the Independent Trustees to discuss their evaluation of the information provided by the Advisers. The Board met with representatives of Fund Advisers and discussed with them, among other things, their investment process, the investment results of the Funds, compensation arrangements for the portfolio managers, brokerage practices used for the Funds, the cost of providing the services and the profitability of the advisory arrangements to the Advisers, the extent to which the Advisers had achieved economies of scale, the extent to which shareholders participated in those economies of scale, and matters relating to the distribution and marketing of the Funds.

The Board first reviewed matters with respect to the proposed continuation of the Investment Advisory Agreement with Fund Advisers in connection with the Equity Funds and the Money Market Fund. The Board reviewed information and materials regarding the investment advisory fees for the Equity Funds. Representatives of Fund Advisers stated that the investment advisory fees for the Equity Funds are not presently subject to any asset-based breakpoints, but that Fund Advisers has in place with respect to each of the Equity Funds an expense limitation agreement limiting total annual operating expenses of each of the Equity Funds. Fund Advisers indicated that it intended to continue maintaining the expense limitation for the Equity Funds until October 31, 2011. The Board was also informed by representatives of Fund Advisers that the Money Market Fund is subject to asset-based breakpoints and that Fund Advisers also has agreed to cap expenses and reimburse fees with respect to the Money Market Fund in order to limit the total annual operating expenses of the Money Market Fund and that it also intended to continue maintaining the expense limitation arrangement for the Money Market Fund for another year.

The Board received and considered relative performance and expense information, including total return performance information, which included the ranking of the Funds by Morningstar Inc. for applicable one, three, five, and 10-year periods. The Board then considered information regarding each of the Funds separately and reviewed with the representatives of Fund Advisers various performance and expense information for each of the Funds including each Fund’s performance against its benchmark, changes

The FBR Funds

Important Supplemental Information (unaudited) (continued)

in total assets for each of the Funds, the costs of providing services, the profitability of each of the Funds to Fund Advisers, and distribution arrangements for each of the Funds, as follows:

1. Large Cap Financial Fund. The Board first reviewed information and materials regarding the Large Cap Financial Fund, noting the Fund’s fees, expenses and performance results, and compared such information to comparable funds and to the Fund’s relevant benchmark indexes. The Board members reviewed the Large Cap Financial Fund’s investment performance for the one, three, five and 10-year periods and since inception. The Board noted that the Investor Class of the Fund outperformed the Philadelphia Bank Index, the S&P 500 Index and the Morningstar Specialty-Financial Category average for the one-year period ended October 31, 2008, and for the 10-year period the Fund outperformed its universal peer group. The Board reviewed the Fund’s performance with the portfolio manager for the Large Cap Financial Fund.

2. Small Cap Financial Fund. The Board reviewed information and materials regarding the Small Cap Financial Fund, noting the Fund’s fees, expenses and performance results, and compared such information to comparable funds and to the Fund’s relevant benchmark indexes. The Board reviewed the Small Cap Financial Fund’s investment performance for the one, three, five and 10-year periods and since inception. The Board noted that the Investor Class of the Fund outperformed the NASDAQ Bank Index, Russell 2000 Index, and the Morningstar Specialty-Financial Category average for the one-year period ended October 31, 2008, and for the 10-year period the Fund outperformed its universal peer group. The Board also noted the fact that the Small Cap Financial Fund effected a small amount of brokerage transactions through FBR, and further noted that information concerning the nature and amount of these affiliated brokerage transactions is reported to the Board on a quarterly basis in accordance with the Fund’s Rule 17e-1 reporting requirements. The Board concluded that, in light of all the circumstances, the level of trades placed through FBR was reasonable, especially in light of the fact that FBR is active in the markets for many financial services stocks, thus making it reasonable for the Fund to utilize FBR for some of its portfolio brokerage transactions. The Board reviewed the Fund’s performance with the portfolio manager for the Small Cap Financial Fund.

3. Focus Fund. The Board reviewed information and materials regarding the Focus Fund, noting the Fund’s fees, expenses and performance results, and then compared such information to comparable funds and to the Fund’s relevant benchmark indexes. The Board reviewed information and material that had been submitted to them by ACM concerning ACM’s expenses in connection with managing the Focus Fund and the profitability of ACM’s relationship to the Fund. The Board noted the performance results of the Focus Fund, and the investment strategies employed by ACM in connection with its sub-investment management of the Focus Fund. The Board reviewed the Focus Fund’s overall investment performance for the one, three, five and 10-year periods and since inception. The Board noted that historically the Fund has been measured against three distinct small cap market sectors, resulting in peer group comparisons that, in general, have been above average. The Board further noted that for the five-year and 10-year

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periods, the Fund outperformed its universal peer group. The Board also reviewed information regarding the terms of the Sub-Advisory Agreement and the amount of the sub-advisory fees paid to ACM by Fund Advisers pursuant to the Sub-Advisory Agreement.

4. Technology Fund. The Board next reviewed information and materials regarding the Technology Fund (previously the Large Cap Technology Fund), noting the Fund’s fees, expenses and performance results, and then compared such information to comparable funds and to the Fund’s relevant benchmark indexes. The Board reviewed the Technology Fund’s investment performance for the one-year, three-year and five-year periods and since the commencement of the Fund’s investment operations on February 1, 2002. The Board also noted that the Investor Class of the Fund tracked but underperformed the NASDAQ Composite Index, but outperformed the technology peer average as measured by the Morningstar Specialty Technology Category average for the one-year period ended October 31, 2008. The Board further noted that for the five-year period, the Fund outperformed its universal peer group. The Board reviewed the Fund’s performance with the co-portfolio manager for the Technology Fund.

5. Pegasus Small Cap Growth Fund. The Board reviewed information and materials regarding the Pegasus Small Cap Growth Fund (previously called the Small Cap Technology Fund), noting the Fund’s fees, expenses and performance results, and then compared such information to comparable funds and to the Fund’s relevant benchmark indexes. The Board noted the Pegasus Small Cap Growth Fund’s investment performance for the one-year and three-year periods and for the period since the Fund’s commencement of investment operations on January 20, 2004. The Board noted that the Investor Class of the Fund outperformed its benchmark, the Russell 2000 Index, and its peers as identified by the Morningstar Small Cap Growth Category average for the one-year period ended October 31, 2008, and for the three-year period the Fund outperformed its universal peer group. The Board also noted that during the first six months of the 2008 fiscal year the Fund was managed as a specialty technology portfolio and focused investments solely in the technology sector. The Board further noted that the Fund expanded its investment mandate to pursue a small-cap growth strategy in May 2008, to provide exposure to a wide variety of industries and the Fund retained its five-star rating from Morningstar relative to its new peer group. The Board reviewed the Fund’s performance with representatives of Fund Advisers.

6. Gas Utility Index Fund. The Board reviewed information and materials regarding the Gas Utility Index Fund, noting the Fund’s fees, expenses and performance results, and compared such information to comparable funds and to the Fund’s relevant benchmark indexes. The Board noted that only this Fund among the Equity Funds operated as an index fund. The Board members also reviewed the Gas Utility Index Fund’s investment performance for the one, three, five and 10-year periods and since inception. The Board noted that for the one-year period ended October 31, 2008 the Investor Class of the Fund tracked but underperformed the American Gas Association Stock Index, but outperformed the S&P 500 and the majority of its utility fund peers as measured by the Morningstar Special Utility Category average. The Board further noted that the Fund’s performance

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Important Supplemental Information (unaudited) (continued)

generally compared favorably to that of the funds in its peer universe. The Board reviewed the Fund’s performance with the portfolio manager for the Gas Utility Index Fund.

7. Pegasus Fund. The Board reviewed information and materials regarding the Pegasus Fund, noting the Fund’s fees, expenses and performance results, and then compared such information to comparable funds and to the Fund’s relevant benchmark indexes. The Board members noted the Pegasus Fund’s investment performance for the one-year period and for the period since the Fund’s commencement of investment operations on November 14, 2005. The Board also noted that the Investor Class of the Fund outperformed its benchmark, the S&P 500, and its peers, represented by the Morningstar Large Blend Category average for the one-year period ended October 31, 2008. The Board discussed the Fund’s performance with representatives of Fund Advisers.

8. Pegasus Small Cap Fund. The Board next reviewed information and materials regarding the Pegasus Small Cap Fund, noting that Fund’s fees, expenses and performance results, then compared such information to comparable funds and the Fund’s relevant benchmark indexes. The Board noted the Fund’s investment performance for the period since its commencement of investment operations on February 28, 2007. The Board also noted that the Investor Class of the Fund outperformed its benchmark index, the Russell 2000 Index, and its peers represented by the Morningstar Small Growth Category average. The Board discussed the Fund’s performance with representatives of Fund Advisers.

9. Pegasus Mid Cap Fund. The Board reviewed information and materials regarding the Pegasus Mid Cap Fund, noting that Fund’s fees, expenses and performance results, then compared such information to comparable funds and the Fund’s relevant benchmark indexes. The Board members noted the Fund’s investment performance for the period since its commencement of investment operations on February 28, 2007. The Board also noted that the Investor Class of the Fund outperformed its benchmark, the Russell Midcap Index and its peers, represented by the Morningstar Mid Blend Category average for the one-year period ended October 31, 2008. The Board discussed the Fund’s performance with representatives of Fund Advisers.

10. Fund for Government Investors (the Money Market Fund). The Board considered matters with respect to the continuation of the Investment Advisory Agreement with Fund Advisers in connection with the Money Market Fund. The Board noted that the Fund slightly underperformed the funds in its peer group, recognizing that the Fund was managed in a generally conservative manner. The Board reviewed information and material that had been submitted to them by Fund Advisers and the Board discussed various matters with respect to the Money Market Fund with representatives of Fund Advisers, noting that the Money Market Fund is subject to an expense limitation agreement which limits the total annual operating expenses of the Money Market Fund and also noting that the Money Market Fund is subject to asset based breakpoints which provide for reduced investment advisory fees as assets in the Fund increase.

The Board reviewed the proposed continuation of each of the Advisory Agreements. Among the factors the Board considered was the overall performance of the Funds relative to the performance of other mutual funds in each Fund’s peer group on a long-term basis

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Important Supplemental Information (unaudited) (continued)

and over shorter time periods (discussed above). The Board noted the long-term relationship between Fund Advisers and the Funds and the efforts that had been undertaken by Fund Advisers to foster the growth and development of the Funds since the inception of each of the Funds. In addition, the Board compared expenses of each Fund to the expenses of its peers, noting that the expenses for each of the Funds compared favorably with industry averages for other funds of similar size. They noted the range of investment advisory and administrative services provided by Fund Advisers and its affiliates to the Funds and the level and quality of these services, and in particular, they noted the quality of the personnel providing these services. The Board took into account the background and experience of each of Fund Advisers’ senior management and expertise of, and the amount of attention given to each Fund by, Fund Advisers investment personnel. The Board also reviewed financial information concerning Fund Advisers and its affiliates relating to the operation of the Funds, noting the overall profitability of the relationship with the Funds to Fund Advisers and the financial soundness of Fund Advisers as demonstrated by the financial information provided.

The Board further reviewed the Funds’ brokerage practices and best-execution procedures, and noted that these were reasonable and consistent with standard industry practice. The Board considered the receipt by the Advisers of research and execution services in exchange for payment of brokerage commissions. The Board noted that the Advisers do not maintain any formal agreements with firms to direct Fund brokerage in exchange for third party research and that the Advisers represented that trading done with various brokerage firms is done in a manner that is consistent with relevant requirements relating to the receipt of research in connection with brokerage transactions. The Board took note of the fact that a certain amount of brokerage for the Funds is handled by a brokerage affiliate of Fund Advisers, and the Board noted Fund Adviser’s representations that such brokerage is conducted in a manner consistent with applicable rules relating to brokerage placed through affiliated entities. The Board determined that the amount of affiliated brokerage was fair and reasonable and done in accordance with the applicable regulatory requirements. The Board also reviewed information regarding the manner in which the Funds’ affiliated broker utilizes certain electronic communications networks (“ECNs”) for purposes of effectuating portfolio trades for some of the Funds and the way in which the use of these ECNs can be beneficial to the affiliated brokerage firm when trading on behalf of the Funds.

The Board also noted the fact that an affiliate of Fund Advisers, FBR Investment Services, Inc. (“FBRIS”), serves as the distributor of the shares of the Funds and receives distribution fees from the Funds for serving in that role. The Board considered and discussed the activities routinely engaged in by FBRIS in order to distribute and market the Funds. The Board reviewed the distribution arrangements maintained by FBRIS for the Funds, noting the extensive sales arrangements for the Funds on various mutual fund sales platforms and the manner in which the distribution fees paid by those of the Funds that pay distribution fees are utilized in connection with these arrangements. The Board also noted with respect to the distribution arrangements of the Funds the implementation of additional share

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Important Supplemental Information (unaudited) (continued)

classes for certain of the Funds during the past fiscal year which is intended to provide for enhanced distribution capabilities for the Funds.

The Board also considered and reviewed information regarding the administrative services fees paid to Fund Advisers by the Funds for providing certain types of administrative services. The Board determined that the administrative fees paid to Fund Advisers are fair and reasonable in connection with the types of services provided by Fund Advisers to the Funds and that they are reasonable fees to be paid in addition to the investment advisory fees paid by the Funds to Fund Advisers given that the administrative services are separate and distinct services apart from the investment advisory services being provided to the Funds by Fund Advisers.

The Independent Trustees then met separately with the independent legal counsel to the Independent Trustees in order to consider the proposed continuation of the Advisory Agreements. At the conclusion of their session, the Independent Trustees had determined that they had received sufficient information to allow them to take action with respect to their consideration of the continuation of the Advisory Agreements.

In reaching their conclusion with respect to the continuation of the Agreements, the Trustees did not identify any one single factor as being controlling, rather, the Board took note of a combination of factors that influenced their decision making process. The Board did, however, identify the overall favorable investment performance of the Funds and management’s demonstrated commitment to the continued enhancement of investment performance, the commitment of Fund Advisers to the successful operation of the Funds, and the level of expenses of the Funds, as well as the continued use of expense limitation agreements in order to reduce the overall operating expenses of the Funds, as being important elements of their consideration. The Board also considered the effectiveness of the compliance programs of the Funds and the Advisers in accordance with applicable requirements relating to mutual funds and their investment advisers. Based upon their review and consideration of these factors and other matters deemed relevant by the Board in reaching an informed business judgment, a majority of the Board of Trustees, including a majority of the Independent Trustees, concluded that the terms of the Investment Advisory Agreements are fair and reasonable and the Board voted to renew the Agreements for an additional one-year period, subject to the applicable limitations on the total operating expenses of the Funds as considered and approved at the meeting.

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Important Supplemental Information (unaudited) (continued)

Information About Trustees and Officers

Information pertaining to the Trustees and Officers of the Trust is set forth below. The address for each Trustee and Officer is 1001 Nineteenth Street North, Arlington, Virginia, 22209 unless otherwise stated. The statement of additional information (SAI) includes additional information about the Trustees and is available without charge upon request by calling 888.888.0025.

Name, Age, Address,	Position Held* and Tenure**	Portfolios Overseen in the Trust and Fund Complex***	Principal Occupation(s) during past 5 years	Other Trusteeships/ Directorships by Trustee
Michael A. Willner, 52	Independent Board Chair; Trustee Since 1997	10	Founder and President, AlphaGrip, Inc., January 2001 to present.	None

Charles O. Heller, 72	Trustee Since 2003	10	President, Annapolis Capital Group, since 1986; Beacon Global Private Equity (venture capital firm), 2003-2005; Gabriel Venture Partners (venture capital firm), 2000-2003.	None

Reena Aggarwal, 51	Trustee Since 2006	10	Deputy Dean, McDonough School of Business, Georgetown University since 2006; Professor at Georgetown, 1986 to present.	IndexIQ Trust

William E. Cole, Jr., 59	Trustee Since 2006	10	Retired, 2006. Partner, Ernst & Young LLP, 1972-2006.	None

David Ellison†, 50 100 Federal Street Boston, MA 02110	Trustee Since 2003 President Since 2001	10	Director, CIO and President, FBR Fund Advisers, Inc., since December 1999; and Portfolio Manager for Equity Funds since October 1996.	None

Winsor H. Aylesworth, 61 100 Federal Street Boston, MA 02110	Executive Vice President Since 1999	10	Portfolio Manager, FBR Fund Advisers, Inc. since September 1998.	N/A

William B. Sanders III, 44	Executive Vice President Since 1999	10	Senior Vice President of Fund Operations, FBR Fund Advisers, Inc. since August 1999 and Head Trader for FBR Fund Advisers, Inc., since January 1997.	N/A

Kimberly J. Bradshaw, 34	Treasurer Since 2006 Secretary Since 2003	10	Secretary of The FBR Funds since July 2003. Treasurer of The FBR Funds since August 2006. Vice President and Secretary of Money Management Advisers, Inc. November 2003 - March 2006. Employee of FBR since August 1998, serving in various capacities, including Vice President Fund Administration, AVP of Fund Administration, Transfer Agent Operations Manager and Fund Accounting Supervisor.	N/A

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Important Supplemental Information (unaudited) (continued)

Information About Trustees and Officers (continued)

Name, Age, Address,	Position Held* and Tenure**	Portfolios Overseen in the Trust and Fund Complex***	Principal Occupation(s) during past 5 years	Other Trusteeships/ Directorships by Trustee
Kristin E. Stelljes, 32	Assistant Treasurer Since 2006	10	Assistant Treasurer of The FBR Funds since August 2006. Employee of FBR since February 2002, serving in various capacities including Assistant Vice President Fund Administration, Supervisor of Fund Administration, Accountant and Customer Service Representative.	N/A

Guy F. Talarico, 53 800 Third Avenue 11th Floor New York, NY 10022	Chief Compliance Officer Since 2006	10	Chief Compliance Officer of the Trust since August 2006. CEO of ALARIC Compliance Services, LLC since January 2006. Co-Chief Executive Officer of EOS Compliance Services, LLC from June 2004 - December 2005. Senior Director of Investors Bank & Trust Institutional Custody Division From February 2001 - June 2004.	N/A

*	Trustees serve until their resignation, removal, or death, or until they reach the mandatory retirement age of 75 established by the Board. The Trust’s President, Treasurer, and Secretary serve until their successor is chosen and qualified. The other Officers of the Trust serve at the pleasure of the Trustees.
**	Length of time served is measured from the earliest date of service as a Trustee or Officer of any of the Funds or the Predecessor Funds.
***	The “Fund Complex” consists of all mutual funds advised by FBR Capital Markets Holding Group, Inc. (“FBR Capital Markets”) and its affiliate advisers.
†	Mr. Ellison is considered to be an “Interested Trustee” of the Trust due to his position with FBR Fund Advisers.

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THE FBR FUNDS

888.888.0025

fbrfundsinfo@fbr.com

www.fbrfunds.com

Investment Adviser

FBR FUND ADVISERS, INC.

1001 NINETEENTH STREET NORTH

ARLINGTON, VIRGINIA 22209

Distributor

FBR INVESTMENT SERVICES, INC.

1001 NINETEENTH STREET NORTH

ARLINGTON, VIRGINIA 22209

Transfer Agent

JPMORGAN CHASE BANK, N.A.

P.O. BOX 5354

CINCINNATI, OHIO 45201

Independent Registered Public Accounting Firm

TAIT, WELLER, AND BAKER LLP

1818 MARKET STREET

PHILADELPHIA, PENNSYLVANIA 19103

This report is not authorized

for distribution to prospective

investors unless it is preceded or

accompanied by a current prospectus.